                                                                    EXHIBIT 10.1

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                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                  DATED AS OF

                                FEBRUARY 7, 1997

                                     AMONG

                                 AMRESCO, INC.
                    AND THE OTHER ENTITIES DESIGNATED HEREIN
                                  AS BORROWERS

                                      AND

                           NATIONSBANK OF TEXAS, N.A.
                                    AS AGENT

                                      AND

                           NATIONSBANK OF TEXAS, N.A.
                    AND THE OTHER ENTITIES DESIGNATED HEREIN
                                   AS LENDERS



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                               TABLE OF CONTENTS

                                                         ARTICLE I

                                                       TERMS DEFINED

       SECTION 1.1.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

       SECTION 1.2.  Singular and Plural of Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

       SECTION 1.3.  Substantive Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

       SECTION 1.4.  Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

       SECTION 1.5.  Captions; References   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

       SECTION 1.6.  Accounting Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33


                                                        ARTICLE II

                                                        COMMITMENT

       SECTION 2.1.  Commitment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

       SECTION 2.2.  Method of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

       SECTION 2.3.  Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

       SECTION 2.4.  Additional Borrowers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39



                                                       ARTICLE III

                                              TERMS OF THE CREDIT FACILITIES

       SECTION 3.1.  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

       SECTION 3.2.  Maturity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

       SECTION 3.3.  Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

       SECTION 3.4.  Interest Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

       SECTION 3.5.  Conversion of Revolving Credit Advances; Interest Rate Elections under
                     Term Facility; Regulatory Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

       SECTION 3.6.  Payments of Advances; Reduction of Commitment Amount   . . . . . . . . . . . . . . . . . . . . .  44

       SECTION 3.7.  Schedules on Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

       SECTION 3.8.  General Provisions as to Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

       SECTION 3.9.  Application of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

       SECTION 3.10. Post-Default Interest; Past Due Principal and Interest   . . . . . . . . . . . . . . . . . . . .  48

       SECTION 3.11. Computation of Interest and Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

       SECTION 3.12. Capital Adequacy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

       SECTION 3.13. Deposit of Cash Collateral   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

       SECTION 3.14. Alternate Currency Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

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
                                                        ARTICLE IV

                                                  CONDITIONS TO CLOSING

       SECTION 4.1.  Conditions To Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

       SECTION 4.2.  Conditions To All Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

       SECTION 4.3.  Conditions to Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52



                                                        ARTICLE V

                                                        COLLATERAL

       SECTION 5.1.  Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

       Section 5.2.  Requirements For Assigned Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

       SECTION 5.3.  Requirements for Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

       SECTION 5.4.  Recording  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

       SECTION 5.5.  Timing of Deliveries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

       SECTION 5.6.  Agent's Discretion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

       SECTION 5.7.  Lockbox; Lockbox Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

       Section 5.8.  Requirements For High Yield Loans and Other Collateral   . . . . . . . . . . . . . . . . . . . .  56

       Section 5.9.  Release of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56


                                                        ARTICLE VI

                                              REPRESENTATIONS AND WARRANTIES

       SECTION 6.1.  Existence and Power of Borrowers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

       SECTION 6.2.  Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

       SECTION 6.3.  Authorization; Contravention   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

       SECTION 6.4.  Enforceable Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

       SECTION 6.5.  Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

       SECTION 6.6.  Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

       SECTION 6.7.  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

       SECTION 6.8.  Taxes and Filing of Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

       SECTION 6.9.  Ownership of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

       SECTION 6.10. Business; Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

       SECTION 6.11. Licenses, Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

       SECTION 6.12. Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

       SECTION 6.13. Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

       SECTION 6.14. Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

       SECTION 6.15. Purpose of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

       SECTION 6.16. Governmental Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

       SECTION 6.17. Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

       SECTION 6.18. Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61





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
       SECTION 6.19. Solvency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

       SECTION 6.20. Due Diligence Procedures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62


                                                       ARTICLE VII

                                                  AFFIRMATIVE COVENANTS

       SECTION 7.1.  Information From AMRESCO   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

       SECTION 7.2.  Business of Borrowers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

       SECTION 7.3.  Right of Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

       SECTION 7.4.  Maintenance of Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

       SECTION 7.5.  Payment of Taxes, Impositions and Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

       SECTION 7.6.  Compliance with Laws and Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

       SECTION 7.7.  Environmental Law Compliance and Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . .  66

       SECTION 7.8.  Covenant Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

       SECTION 7.9.  Quantity and Quality of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

       SECTION 7.10. Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

       SECTION 7.11. Additional Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

       SECTION 7.12. Compliance With Due Diligence Standards; Offices and Files   . . . . . . . . . . . . . . . . . .  67

       SECTION 7.13. Appraisals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

       Section 7.14. ACMF Transaction Limitations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68


                                                       ARTICLE VIII

                                                    NEGATIVE COVENANTS

       SECTION 8.1.  Minimum Consolidated Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

       SECTION 8.2.  Consolidated Funded Debt to Consolidated Capitalization  . . . . . . . . . . . . . . . . . . . .  69

       Section 8.3.  Coverage Ratios  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

       Section 8.4.  Senior Consolidated Funded Debt to Consolidated EBITDA   . . . . . . . . . . . . . . . . . . . .  69

       Section 8.5.  Limitation on Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

       SECTION 8.6.  Limitation on Sale of Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

       Section 8.7.  Limitations on Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

       SECTION 8.8.  Limitation on Loans to Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

       SECTION 8.9.  Consolidations, Mergers, Sales of Assets, and Maintenance  . . . . . . . . . . . . . . . . . . .  71

       Section 8.10. Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

       SECTION 8.11. Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

       SECTION 8.12. Limitation on Contingent Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

       SECTION 8.13. Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

       SECTION 8.14. Employee Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

       SECTION 8.15. Use Violations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

       SECTION 8.16. Exceptions to Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

       SECTION 8.17. Fiscal Year and Accounting Methods   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

       SECTION 8.18. Governmental Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74





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
                                                        ARTICLE IX

                                                  DEFAULTS AND REMEDIES

       SECTION 9.1.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

       SECTION 9.2.  Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

       SECTION 9.3.  Rights of Set-Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

       SECTION 9.4.  Remedies Cumulative, Concurrent and Non-Exclusive  . . . . . . . . . . . . . . . . . . . . . . .  79

       SECTION 9.5.  No Conditions Precedent to Exercise Remedies   . . . . . . . . . . . . . . . . . . . . . . . . .  79

       SECTION 9.6.  Release of and Resort to Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

       SECTION 9.7.  Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

       SECTION 9.8.  Discontinuance of Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

       SECTION 9.9.  Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

       SECTION 9.10. Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81



                                                        ARTICLE X

                                                  AGENT AND THE LENDERS

       SECTION 10.1. Appointment and Authorization of Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

       SECTION 10.2. Possession of Instruments by Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

       SECTION 10.3. Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

       SECTION 10.4. Delegation of Duties; Reliance; Consultation   . . . . . . . . . . . . . . . . . . . . . . . . .  83

       SECTION 10.5. Limitation of Agent's Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

       SECTION 10.6. Default; Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

       SECTION 10.7. Lenders' Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85

       SECTION 10.8. Limitation of Liability of Lenders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

       SECTION 10.9. Relationship of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

       SECTION 10.10.Debtor-Creditor Relationship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

       SECTION 10.11.Credit Decisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

       SECTION 10.12.Removal of Agent  . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

       SECTION 10.13.Resignation by Agent  . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

       SECTION 10.14.Sharing of Payments and Setoffs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

       SECTION 10.15.Non-Advancing Lenders.  . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

       SECTION 10.16.Benefit of Lenders  . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89


                                                        ARTICLE XI

                                                      MISCELLANEOUS

       SECTION 11.1. Continuing Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

       SECTION 11.2. Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

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
       SECTION 11.3.  No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

       SECTION 11.4.  Expenses; Documentary Taxes; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . .  90

       SECTION 11.5.  Amendments and Waivers; Consent to Deviation  . . . . . . . . . . . . . . . . . . . . . . . . .  91

       SECTION 11.6.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

       SECTION 11.7.  Prior Understandings; No Defenses; Release; No Oral Agreements  . . . . . . . . . . . . . . . .  91

       SECTION 11.8.  Limitation on Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

       SECTION 11.9.  Invalid Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

       SECTION 11.10. Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

       SECTION 11.11. Senior Debt; Borrower Subordination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

       SECTION 11.12. Revolving Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

       SECTION 11.13. Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

       SECTION 11.14. APPLICABLE LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

       SECTION 11.15. Submission To Jurisdiction; Service of Process  . . . . . . . . . . . . . . . . . . . . . . . .  96

       SECTION 11.16. JURY TRIAL WAIVER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

       SECTION 11.17. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

       SECTION 11.18. Inconsistent Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

       SECTION 11.19. Non-Waiver of Rights or Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

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                             SCHEDULES AND EXHIBITS

SCHEDULE I    - LENDERS AND BORROWERS
SCHEDULE II   - COMMITMENT FEE PERCENTAGE; LIBOR MARGIN
EXHIBIT A     - SECOND AMENDED AND RESTATED REVOLVING NOTE
EXHIBIT A-1   - TERM NOTE
EXHIBIT B     - REQUEST FOR ADVANCE
EXHIBIT C     - FORM OF COMPLIANCE LETTER
EXHIBIT D     - ASSIGNMENT AND ACCEPTANCE





                                      (vi)
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                   SECOND AMENDED AND RESTATED LOAN AGREEMENT


       THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT is entered into as of the 7th day of February, 1997, by and among AMRESCO, INC., a Delaware corporation, and the entities designated as "Borrowers" on Schedule I attached hereto (as modified from time to time), and NationsBank of Texas, N.A., a national banking association, for itself and as agent, and the lending institutions designated as "Lenders" on Schedule I hereto (as modified from time to time).

                             PRELIMINARY STATEMENT

I.     Agent, certain of the Lenders and the Borrowers therein named (the
"Original Borrowers") executed that certain First Amended and Restated
Revolving Loan Agreement (as modified and amended, the "Original Loan
Agreement") dated as of April 25, 1996, wherein certain of the Lenders agreed to make a revolving credit facility available to the Original Borrowers in an aggregate amount not to exceed Two Hundred Million and No/100 Dollars
($200,000,000).

II.    The Original Loan Agreement was modified by (a) that certain First
Amendment to First Amended and Restated Revolving Loan Agreement dated as of
June 13, 1996, by and among the Original Borrowers, Agent, the Existing Lenders
(as therein defined) and the New Lenders (as therein defined), (b) that certain
Second Amendment to First Amended and Restated Revolving Loan Agreement dated as of August 9, 1996, by and among the Required Lenders (as therein defined), the Additional Lenders (as therein defined), the New Lender (as therein defined), AMRESCO and the other entities designated as "Borrowers" in Schedule
I attached thereto, and (c) that certain Third Amendment to First Amended and Restated Revolving Loan Agreement dated as of October 23, 1996, by and among the Lenders (as therein defined), AMRESCO and the other entities designated as "Borrowers" in Schedule I attached thereto.

III. Borrowers have requested, among other things, that Agent and Lenders modify, amend and restate the Original Loan Agreement in order to, in part, (a) increase the revolving credit facility to an aggregate amount not to exceed Two
Hundred Seventy-Five Million and No/100 Dollars ($275,000,000), and (b) create a term facility in an amount not to exceed Seventy-Five Million and No/100
Dollars ($75,000,000). Upon and subject to the terms of this Agreement and each of the other Loan Documents, Agent and Lenders are willing to modify, amend and restate the Original Loan Agreement. Accordingly, in consideration of the mutual covenants contained herein, Borrowers, Agent and Lenders agree as follows:

                                   ARTICLE I

                                 TERMS DEFINED

       SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

       ACC means AMRESCO Capital Corporation, a Texas corporation.





                                                                          Page 1

       ACCC means AMRESCO Capital Conduit Corporation, a Delaware corporation, which is the general partner of ACMF.

       ACCC Guaranty has the meaning set forth in the definition of ACMF Transaction Documents.

       ACC Warehouse Line means the line of credit to ACC made by NationsBank and guaranteed by AMRESCO, such line of credit being in the amount of Ten Million and No/100 Dollars ($10,000,000.00) for the origination of Mortgage Investments, as the same may be renewed, extended, modified, amended or replaced from time to time.

       Account Debtor means, collectively, the "borrower" and each other obligor, guarantor or other liable party under any Assigned Loan.

       ACL means AMRESCO Capital Limited, Inc., a Delaware corporation, which is a limited partner of ACMF.

       ACMF means AMRESCO Commercial Mortgage Funding, L.P., a Delaware limited partnership, whose sole general partner is ACCC and whose limited partners are ACL and MLQ Investors, L.P.

       ACMF Cap Amount means the $25,000,000 initial capital investment in ACMF by ACCC and ACL.

       ACMF Custodial Agreement has the meaning set forth in the definition of ACMF Transaction Documents.

       ACMF Servicing Agreement has the meaning set forth in the definition of ACMF Transaction Documents.

       ACMF Transaction Documents means, collectively, (a) the Limited Keepwell Agreement dated as of September 3, 1996, executed by and among AMRESCO, ACC and GSMC (the "Keepwell Agreement"); (b) Guaranty dated as of September 3, 1996, executed by ACCC (the "ACCC Guaranty"); (c) Amended and Restated Agreement of Limited Partnership dated as of August 30, 1996, executed by ACCC as general partner, ACL as one of two limited partners, and MLQ Investors, L.P. as the other limited partner; (d) Master Repurchase Agreement dated as of September 3, 1996, executed by ACMF and GSMC, including Annex I thereto, dated as of November 13, 1996 (the "Master Repurchase Agreement"); (e) Mortgage Loan Origination and Sale Agreement dated as of September 3, 1996, between ACC and ACMF (the "Origination Agreement"); (f) Custodial Agreement dated as of September 3, 1996, between ACMF, GSMC, and LaSalle National Bank (the "ACMF Custodial Agreement"); (g) the letter agreement between GSMC, ACC and ACMF dated as of November 13, 1996, with respect to the purchase by ACMF of certain mortgage loans (identified therein) originated by ACC from GSMC; (h) Interim Servicing Agreement dated as of September 3, 1996, between ACMF and AMRESCO Management, Inc. (the "ACMF Servicing Agreement"); (i) the letter agreement between ACMF and GSMC dated as of November 13, 1996, with respect to the Master Repurchase Agreement; and (j) the Securitization

Agreement (the "Securitization Agreement") to be entered into between AMRESCO, ACMF, ACC, AMRESCO Management, Inc., GSMC and Goldman Sachs & Co., which will require an indemnification of Goldman Sachs & Co. against securities law liability arising from securitizations contemplated thereby.

       Acquired Loans means the loans and mortgages included in any Asset Portfolio acquired by any of the Borrowers, and which have not been disposed of by any such Borrower.

       Acquisition means any transaction pursuant to which any Borrower or any of its Subsidiaries, (a) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (i) acquires more than 50% of the equity interest in any Person pursuant to a solicitation by any Borrower or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions, or a combination of any of the foregoing, or (ii) makes any corporation a Subsidiary of any Borrower or such Subsidiary, or causes any corporation, other than a Subsidiary of any Borrower or such Subsidiary, to be merged into any Borrower or such Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary (excluding directors' qualifying shares) of any Borrower or such Subsidiary), or (b) purchases all or substantially all of the business or assets of any Person or of any operating division of any Person.

       Additional Debt means any Debt of any Borrower (other than AMRESCO) which Borrower was or is hereafter established for the purpose of making Mortgage Investments and conducting all activities ancillary to making Mortgage Investments; provided that (a) other than the guaranty by AMRESCO of the ACC Warehouse Line, neither AMRESCO nor any Borrower other than the Borrower using the proceeds of such Debt for the purposes described above or co-borrowers (other than AMRESCO) on such Debt, shall have any payment obligation with respect to, or give any collateral to secure, such Debt, (b) any such Debt shall be fully collateralized at its inception, and (c) in no event shall the aggregate amount of Cash Contributed Capital exceed the greater of (i) 7.5% of Total Capital or (ii) 10% of the balance sheet value of Mortgage Investments securing the Additional Debt outstanding on the date of determination. The balance sheet value of such Mortgage Investments shall be determined in accordance with GAAP and marked to market no less than quarter-annually.

       Additional Debt Report and Certification means a report (a) showing such information concerning the Additional Debt as required by Agent from time to time, including, without limitation, the amount of each such Additional Debt and the entities obligated as borrowers thereunder, and (b) certifying compliance by Borrowers with the limitations on Additional Debt and Cash Contributed Capital contained in this Agreement, in detail satisfactory to Agent.

       Adjusted EBITDA means the difference between (a) Consolidated EBITDA and
(b) any non-cash gains from the sale of assets in connection with the creation of asset-backed securities which would be required to be reported by any Borrower on such Borrower's financial statements in accordance with GAAP for the period for which such difference is being calculated, including, without limitation, any non-cash revenues related to mortgage origination or mortgage servicing.

       Adjusted LIBOR Rate shall mean on the applicable Effective Date, with respect to a LIBOR Rate Advance or LIBOR Rate Portion, a rate per annum equal to the sum of (a) the quotient of (i) the LIBOR Rate on the applicable Effective Date, divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement, if any, on the applicable Effective Date, plus (b) the FDIC Percentage in effect on the applicable Effective Date, together with any additional impositions, assessments, fees or surcharges that may be imposed on Agent or any Lender (expressed as a percentage), to the extent such impositions, assessments, fees or surcharges are not reflected in the FDIC Percentage or the LIBOR Reserve Requirement and are generally imposed on banks with capitalization and supervisory risk factors comparable to Agent, plus (c) the LIBOR Margin.

       Administrative Fee means an aggregate annual fee of Fifty Thousand and No/100 Dollars ($50,000.00).

       Advance means an Advance made by either the Revolving Lenders or the Term Lenders, as applicable, to any Borrower under the applicable Credit Facility pursuant to the terms and conditions of this Agreement.

       Affiliate means, as to any Person, any Subsidiary of such Person, or any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

       Agent means NationsBank, in its capacity as agent for the Lenders hereunder, or any successor agent pursuant to Section 10.12 or Section 10.13 or any agreement entered into pursuant to Section 10.16.

       Aggregate Loan Percentage means, with respect to each Lender, the fraction, expressed as a percentage, obtained by dividing (a) the sum of (i) the aggregate principal amount outstanding on the date of determination under the Term Note and/or Revolving Note payable to such Lender, plus (ii) such Lender's portion of the Letter of Credit Exposure, divided by (b) the aggregate principal amount outstanding on the date of determination under the Notes plus the Letter of Credit Exposure.

       Agreement means this Second Amended and Restated Loan Agreement and all renewals, extensions, modifications, amendments and rearrangements thereof.

       Alternate Currency means British pounds sterling, Canadian dollars, and the currency of any other foreign country agreed to by the Revolving Lenders from time to time.

       Alternate Currency Base Rate means for any Interest Period for each Alternate Currency Advance, the rate of interest determined by Agent at which deposits in the applicable Alternate Currency (except for British pounds sterling) for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided, that if at least two such offered rates appear on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; provided, further, if (i) the Telerate

System ceases to provide the required quotation, or (ii) with respect to any Alternate Currency Advance made in British pounds sterling, such rate shall be the per annum rate of interest determined by the arithmetic average (rounded upward, if necessary, to the nearest .01%) of the respective rates per annum at which deposits in British pounds sterling or such other Alternate Currency would be offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount in British pounds sterling or such other Alternate Currency of the related Alternate Currency Advance to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

       Alternate Currency Loss has the meaning set forth in Section 3.6(f).

       Alternate Currency Note has the meaning set forth in Section 3.14.

       Alternate Currency Advance means an Advance which is funded in Alternate Currency and bears interest at the Alternate Currency Rate.

       Alternate Currency Rate shall mean, on the applicable Effective Date with respect to an Alternate Currency Advance, a rate per annum equal to the sum of (a) the quotient of (i) the Alternate Currency Base Rate on the applicable Effective Date, divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement, if any, on the applicable Effective Date, plus (b) the FDIC Percentage in effect on the applicable Effective Date, together with any additional impositions, assessments, fees or surcharges that may be imposed on Agent or any Lender (expressed as a percentage), to the extent such impositions, assessments, fees or surcharges are not reflected in the FDIC Percentage or the LIBOR Reserve Requirement and are generally imposed on banks with capitalization and supervisory risk factors comparable to Agent, plus (c) the LIBOR Margin.

       Alternate Currency Option has the meaning set forth in Section 2.2(c).

       Amendment Fee means the fee to be paid by Borrowers to each Lender on the Closing Date pursuant to a separate letter executed by Borrowers and each such Lender on or prior to the Closing Date.

       AMRESCO means AMRESCO, INC., a Delaware corporation, that directly or indirectly owns 100% of the other Borrowers.

       AMRESCO Commercial means AMRESCO Commercial Mortgage I Funding Corporation, a Delaware corporation.

       Applicable Environmental Laws has the meaning set forth in Section 7.7.

       Applicable Lending Office means with respect to each Lender, such Lender's domestic lending office (as designated by such Lender) for Variable Rate Advances or Variable Rate Portions, and such Lender's Eurodollar lending office (as designated by such Lender) for LIBOR Rate Advances, LIBOR Rate Portions and Alternate Currency Advances.

       Applicable Rate means at any time, (a) with respect to a Variable Rate Advance or a Variable Rate Portion, a rate per annum equal to the Variable Rate, (b) with respect to a LIBOR Rate Advance or LIBOR Rate Portion, a rate per annum equal to the Adjusted LIBOR Rate, and (c) with respect to an Alternate Currency Advance, a rate per annum equal to the Alternate Currency Rate.

       Approved Acquisitions means Acquisitions which are approved by the Required Lenders as contemplated by Section 8.10 of this Agreement.

       Approved Senior Debt means Debt issued by AMRESCO which is unsecured and senior to other unsecured Debt of AMRESCO and the terms of which have been approved in writing by the Required Lenders and shall include, without limitation, the Debt evidenced by promissory notes aggregating $57,500,000 issued pursuant to the terms of the Senior Indenture as Series 1996-A due 1999, and pursuant to that certain Officers' Certificate and Company Order dated as of July 19, 1996.

       Approved Subordinated Debt means Debt issued by AMRESCO which is unsecured and subordinated to payment of the Credit Facilities and the terms of which (including, without limitation, the subordination provisions thereof) have been approved in writing by the Required Lenders, and shall include, without limitation, (a) the Debt evidenced by notes made pursuant to the terms of that certain Indenture (the "January Indenture") dated January 15, 1996, executed by and between AMRESCO and Bank One, Columbus, N.A., as Trustee, and
(b) any other promissory notes evidencing subordinated debt issued on terms consistent with those of the January Indenture, provided that (i) Agent has received projections from AMRESCO showing financial covenant compliance following issuance of such notes; (ii) no Default or Event of Default has occurred and has not been cured; and (iii) Agent has approved the terms for the issuance of such promissory notes, including, without limitation, the terms regarding subordination of such promissory notes to the Credit Facilities.

       ARCC means AMRESCO Residential Credit Corporation, a Delaware corporation.

       ARCI means AMRESCO Residential Conduit, Inc., a Delaware corporation.

       ARCMI means AMRESCO Residential Capital Markets, Inc., a Delaware corporation, formerly known as AMRESCO Residential Mortgage Corporation.

       ARMC means AMRESCO Residential Mortgage Corporation, a Delaware corporation.

       ARMC Warehousing Facility means one or more warehouse lines of credit made to ARMC, ARCI or ARCMI (without recourse or with recourse only to ARMC, ARCI and/or ARCMI) from one or more institutional lenders in order to finance the origination or purchase by ARMC or ARCMI of various single-family residential real estate loans, as the same may be renewed, extended, modified, amended or replaced from time to time.

       ARMC Warehousing Loans means the single-family residential real estate loans funded under the ARMC Warehousing Facility.

       Arranger means NationsBanc Capital Markets, Inc.

       ARSC means AMRESCO Residential Securities Corporation, a Delaware corporation.

       Asset Portfolio Report means a report showing various information concerning each Asset Portfolio which is included as an Eligible Investment, such report being in form as attached to the Borrowing Base Schedule as Annex A.

       Asset Portfolios means one or more pools or portfolios of (a) performing, non-performing or under-performing loans, and/or (b) real estate or other assets acquired in connection with the foreclosure, restructure or settlement of non-performing or under-performing loans, together with all documents, instruments, certificates and other information related thereto; provided, however, that the ARMC Warehousing Loans shall not be included in the term "Asset Portfolios".

       Assigned Loans means the Acquired Loans included in the Asset Portfolios which are Eligible Investments, and which have not been disposed of by the applicable Borrower as contemplated and permitted by this Agreement and the other Loan Documents.

       Assignment and Acceptance has the meaning set forth in Section 11.10.

       Authorized Officer means, as to any Borrower, or any other Person, any of its Chairman, Vice-Chairman, President, Executive Vice President(s), Chief Financial Officer, Chief Accounting Officer, Treasurer or Assistant Treasurer, who is duly authorized by the Board of Directors of such Person to execute the Loan Documents or any other documents or certificates to be executed by such Person hereunder or in connection with any Advance or Letter of Credit.

       Base Rate means, on any date of determination, the greater of (a) the rate of interest per annum most recently announced by Agent as its prime rate in effect at its principal office (which, in the case of NationsBank shall mean its principal office in Dallas, Texas), automatically fluctuating upward and downward until and at the time specified in each such announcement without special notice to any Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer and (b) the sum of the Federal Funds Rate plus .50%.

       Borrower Due Diligence Reports means the various written reports, information and other materials that a Borrower prepared or assembled and has available at the offices designated in Section 7.12 hereof containing descriptions and evaluations of the Acquired Loans and Mortgaged Properties included in a particular Asset Portfolio, and the applicable Borrower's assessments and projections regarding same, or other information regarding such Acquired Loans and the Mortgaged Property, including copies of purchase agreements, copies of any appraisals or environmental site assessments, and the "Round Table" books for each such Asset Portfolio summarizing the applicable Borrower's due diligence regarding such Acquired Loans and the Mortgaged Property.

       Borrowers means AMRESCO and each of the entities designated on Schedule I as a "Borrower," as such Schedule I may be supplemented pursuant to Section 2.4.

       Borrowing Base means an amount equal to the lesser of (a) the sum of (i) the Revolving Commitment, plus (ii) the aggregate amount outstanding under the Term Facility, or (b) the sum of (i) the Portfolio Borrowing Base, plus (ii) EBITDA Availability.

       Borrowing Base Schedule means the schedule which (a) lists each Eligible Investment and the current Net Investment Value thereof with any back-up schedule required by Section 7.1(f) (including, without limitation, a completed Asset Portfolio Report), (b) the aggregate Net Investment Values of the Performing Assigned Loans included in Eligible Investments, (c) designates the number of months since each such Eligible Investment was initially acquired by any Borrower, (d) shows the net present value (discounted at nine percent (9%)) of the Projected Net Cash Flow from Eligible Investments for each Eligible Investment, (e) shows the aggregate Net Investment Value and aggregate net present values of Projected Net Cash Flow related to any Wholly-Owned Real Estate Portfolios included in the Borrowing Base, (f) calculates the Borrowing Base and shows how such calculation was made, and (g) shows the calculation of EBITDA Availability.

       Bridge Debt means Debt of AMRESCO or any other Borrower to one or more of the Lenders in an aggregate amount outstanding at any time not to exceed Twenty-Five Million and No/100 Dollars ($25,000,000.00), which Debt may be included in the Obligations and secured by the Collateral, but, if it is secured by the Collateral, shall be subordinate to the Credit Facilities for certain purposes as set forth in Section 10.6.

       Business Day means (a) for all purposes other than as covered by clause
(b) of this definition, any day of the week, other than Saturday, Sunday or other day Agent or any Lender is required or authorized by law or executive order to close, and (b) with respect to all requests, notices and determinations in connection with LIBOR Rate Advances, LIBOR Rate Portions and Alternate Currency Advances, a day which is a Business Day described in clause
(a) of this definition and which is a day other than a day on which banks are required or authorized to close in the London interbank market or other city in which an Alternate Currency Advance is to be paid or advanced.

       Cash Contributed Capital means any capital or intercompany loan received by any Borrower obligated to pay any Additional Debt for the purpose of funding any part of the Equity Portion.

       Change in Control means (a) the acquisition by a person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) of the beneficial ownership of issued and outstanding shares of the voting stock of AMRESCO, the result of which acquisition is that such person or such group possess in excess of 50% of the combined voting power of all the issued and outstanding voting stock of AMRESCO, or (b) during any period of twelve consecutive calendar months, individuals who were directors of AMRESCO on the first day of such period shall cease to constitute a majority of the Board of Directors of AMRESCO.

       Closing Date means the effective date of execution of this Agreement as designated in the first paragraph of this Agreement.

       Code means the Internal Revenue Code of 1986, as amended.

       Collateral means all property, assets and interests of any kind securing the Credit Facilities (including, without limitation, all Advances and the Letters of Credit) pursuant to this Agreement or any of the other Loan Documents, which shall include, without limitation, (a) all Assigned Loans, (b) all High Yield Loans, (c) all of the issued and outstanding stock of each Borrower (other than AMRESCO) and each Borrower's Subsidiaries (except for certain Excluded Subsidiaries), (d) all present and future accounts receivable, furniture, fixtures, equipment, general inventory, asset-backed securities, and any material real property asset of any Borrower (a material real property asset to include any asset with an acquisition cost in excess of $5,000,000),
(e) servicing contracts and minority interests or partnership shares in portfolios of any Borrower (and proceeds therefrom), unless an assignment of such servicing contracts, minority interests or partnership shares is prohibited by the documents creating the same, and (f) all assets not otherwise described in this definition which are owned by any Borrower which is a borrower or co-borrower under any Additional Debt, and which are not pledged as collateral for such Additional Debt.

       Collateral Assignment means, collectively, all collateral assignments, debentures and charges assigning or creating liens on promissory notes and liens, executed by any Borrower in favor of Agent, on behalf and for the benefit of Lenders, as security for the Credit Facilities, which collateral assignment, debentures or charges are intended to cover all of the Assigned Loans and High Yield Loans, and all renewals, modifications, amendments, supplements and restatements thereof, including, without limitation, (a) that certain Collateral Assignment of Promissory Notes and Liens dated as of the Initial Closing Date, executed by and between certain of the Borrowers and Agent and that certain Collateral Assignment of Promissory Notes and Liens dated as of March 1, 1996, executed by and between certain of the Borrowers and Agent, as modified by (i) that certain First Modification of Collateral Assignment of Promissory Notes and Liens (herein so called) dated the April 25, 1996, executed by and between certain of the Borrowers and Agent, and (ii) that certain Second Modification of Collateral Assignment of Promissory Notes and Liens (herein so called) dated the Closing Date, executed by and between Borrowers and Agent, substantially in the form agreed to by AMRESCO and Agent, and (b) that certain Composite Guarantee and Debenture, as amended from time to time, by and among AMRESCO UK Holdings Limited and others, and Agent.

       Commercial Paper Reserve means a portion of the Revolving Credit Facility to evidence support for commercial paper to be issued by AMRESCO.

       Commitment Fee shall mean the non-refundable fee equal to the product of
(a) the applicable percentage in effect as computed pursuant to Schedule II attached hereto, times (b) the average daily unused portion of the Revolving Commitment after adjustment for the Letter of Credit Exposure.

       Consequential Loss has the meaning set forth in Section 3.6(e).

       Consolidated Capitalization means, as of any date, the sum of (a) Consolidated Funded Debt plus (b) Consolidated Tangible Net Worth.

       Consolidated EBITDA means, for any period, determined in accordance with GAAP on a consolidated basis for AMRESCO and its Subsidiaries, the sum of consolidated net income before taxes and non-recurring gains or losses, plus depreciation, plus amortization, plus interest expense, each as deducted in determining such consolidated net income before taxes.

       Consolidated Funded Debt means, as of any date, all Debt which is evidenced by promissory notes, loan agreements, bonds or similar instruments, as such amount is required to be shown on AMRESCO's consolidated financial statements prepared in accordance with GAAP (including, without limitation, the Credit Facilities, Approved Senior Debt, Approved Subordinated Debt and Excluded Subsidiary Debt), but excludes Additional Debt and the Investment Line of Credit.

       Consolidated Interest Expense means, for any period, the interest expense which is required to be shown as such on the financial statements of AMRESCO and its Subsidiaries, on a consolidated basis, prepared in accordance with GAAP.

       Consolidated Lease Expense means, for any period, the lease expense under all Operating Leases for AMRESCO and its Subsidiaries on a consolidated basis.

       Consolidated Net Income means, as of the first day of each calendar quarter, the net income after taxes of AMRESCO and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, for the immediately preceding calendar quarter, which amount shall be zero if there was a net loss for the immediately preceding calendar quarter.

       Consolidated Tangible Net Worth means, as of any date, (a) the total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of AMRESCO and its Subsidiaries prepared as of such date in accordance with GAAP, less (b) the aggregate book value of Intangible Assets shown on such balance sheet of such Person, prepared in accordance with GAAP and less (c) unamortized debt discount and expenses.

       Credit Facilities means the Revolving Credit Facility and the Term Facility.

       Credit Period means the period commencing on the date of this Agreement and ending on the Revolving Facility Termination Date or Term Facility Termination Date, as applicable.

       Custodial Agreement means each Custodial Agreement in form approved by Agent by and between the Custodian, AMRESCO, for itself and on behalf of Borrowers, and Agent, whereby Custodian agrees to act as bailee for the documents evidencing certain of the Assigned Loans and High Yield Loans, as any such Custodial Agreement may be amended or supplemented from time to time, together with any replacement or substitution therefor.

       Custodian means a financial institution or other Person approved by the Required Lenders to act as a custodian under a Custodial Agreement. The initial Custodians are Fleet National Bank, a national banking association, and Bank One, Texas, NA, a national banking association.

       Debt of any Person means at any date, without duplication, (a) all indebtedness, obligations and liabilities of such Person for borrowed money,
(b) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, whether recourse or non-recourse and whether secured or unsecured, (c) all other indebtedness (including capitalized lease obligations) of such Person on which interest charges are customarily paid or accrued, (d) all other indebtedness and obligations of such Person including, without limitation, trade payables and obligations under Interest and Foreign Exchange Hedge Agreements, (e) all obligations for indebtedness in respect of Guarantees by such Person, (f) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, and (g) all personal liability of such Person as a general partner or joint venturer of a partnership or joint venture for obligations of such partnership or joint venture of the nature described in (a) through (f) preceding.

       Default means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

       Default Rate means the fluctuating per annum rate of interest equal to the lesser of (a) four percent (4.0%) plus the Base Rate, or (b) the Maximum Lawful Rate.

       Designated Countries means Canada, the United Kingdom and such additional countries as approved from time to time by the Required Lenders.

       Designated Successor Agent means, at any given time, the Lender other than Agent which has the largest Aggregate Loan Percentage; provided, however, if two or more such Lenders have the same Aggregate Loan Percentage at such time, then the Designated Successor Agent shall be such of those Lenders having the same Aggregate Loan Percentage which has the largest net worth; and, provided further, that if the Required Lenders object to the newly named Designated Successor Agent, or if any Lender determined to be a Designated Successor Agent declines to serve as successor Agent, in writing delivered to the outgoing Agent within seven (7) Business Days after such Designated Successor Agent is determined, then the Lender other than Agent or such rejected or declining Designated Successor Agent which has the next largest Aggregate Loan Percentage shall be the Designated Successor Agent. For each such Lender that is a member of a bank holding company, its net worth shall be deemed to be the consolidated net worth of its bank holding company.

       DIDMCA means the Depositary Institutions Deregulation and Monetary Control Act of 1980, Public Law 96-221, as amended, codified at 12 U.S.C.
Section 1735f-7.

       Distressed Assets means (a) one or more non-performing or under-performing loans or (b) real estate or other assets acquired or received in connection with the foreclosure, restructure or settlement of any non-performing or under-performing loans.

       Distribution by any Person, means (a) with respect to any stock issued by such Person or any partnership or joint venture interest of such person, the retirement, redemption, repurchase, or other acquisition for value of such stock, partnership or joint venture interest, (b) the declaration or payment (without duplication) of any dividend or other distribution, whether monetary or in kind, on or with respect to any stock, partnership or joint venture of any Person, and (c) any other payment or distribution of assets of a similar nature or in respect of an equity investment.

       Dollar Equivalent means the equivalent in Dollars of any Alternate Currency or with respect to Letters of Credit, other currency approved by Agent and the Issuing Lender. For purposes of this Agreement, Dollar Equivalent shall be determined by using the quoted spot rate at which

NationsBank or any affiliate of NationsBank offers to exchange Dollars for such currency prior to 10:00 a.m. (Dallas, Texas time) two Business Days prior to the date on which such equivalent is to be determined pursuant to the provisions of this Agreement. Agent shall notify each affected Lender of such determination on such date. The Dollar Equivalent of each Alternate Currency Advance (or Letter of Credit denominated in an Alternate Currency or other currency approved by Agent and the Issuing Lender) shall be recalculated hereunder on each date it is necessary to determine the unused portion of each Lender's Revolving Loan Commitment Amount or any Advances outstanding on such date.

       Dollars and the "$" symbol shall refer to currency of the United States of America.

       Domestic Portfolio means an Asset Portfolio consisting of Acquired Loans secured by assets or payable by Persons located in the United States of America and included in the Borrowing Base.

       EBITDA Availability shall be equal to the lesser of (a) (i) $250,000,000, if the aggregate amount of the Revolving Commitment and the Term Loan Commitment Amounts is greater than $300,000,000, (ii) $225,000,000, if the aggregate amount of the Revolving Commitment and the Term Loan Commitment Amounts is greater than $275,000,000, but less than or equal to $300,000,000, or (iii) $200,000,000, if the aggregate amount of the Revolving Commitment and the Term Loan Commitment Amounts is less than or equal to $275,000,000, or (b) the product of (i) 2.5 times (ii) Adjusted EBITDA calculated for the immediately preceding twelve consecutive months, provided, that, if Adjusted EBITDA declines for two (2) consecutive fiscal quarters, then, as of the quarter end for the second quarter of such decline and continuing thereafter, Adjusted EBITDA shall be the lesser of (x) Adjusted EBITDA calculated for the immediately preceding twelve (12) months or (y) Adjusted EBITDA calculated for the immediately preceding three (3) months and annualized.

       Effective Date means the date selected by AMRESCO to be the first day of the applicable Interest Period related to a LIBOR Rate Advance, LIBOR Rate Portion or an Alternate Currency Advance.

       Eligible Assignee means any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia;
(b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; or (e) an insurance company, pension fund, credit corporation or other finance company organized under the laws of any state of the United States; provided, however, that no institution described in clause (a), (b), (c), (d), or (e) above shall be an Eligible Assignee unless it has total assets in excess of $5 billion; and, provided further, that an institution described in clause (c) or (d) above must maintain a branch or agency under the laws of the United States.

       Eligible Investments are investments in Asset Portfolios (a) which are wholly-owned by any Borrower, (b) for which Lenders have a perfected, first priority lien or security interest in the related

Acquired Loans and other assets included in such Asset Portfolios (except (i) for the net profits interest granted by AMRESCO New Hampshire, Inc. to Heller Financial, Inc. and referenced in Section 8.7(f) and (ii) that Lenders may not have filed a Mortgage received with respect to any or all of the Mortgaged Properties), and (c) with respect to which Borrowers have timely delivered all related documents and agreements required to be delivered under the applicable Custodial Agreements.

       Employee Plan means at any time an employee benefit plan as defined in
Section 3(3) of ERISA that is now or was previously maintained, sponsored or contributed to by any Borrower or any ERISA Affiliate of any Borrower.

       Equity Portion means the excess of (a) the balance sheet value of Mortgage Investments securing Additional Debt outstanding on the date of determination, such value determined in accordance with GAAP and marked to market no less than quarter-annually, less (b) the Additional Debt.

       ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all regulations issued pursuant thereto.

       ERISA Affiliate means any person that is treated as a single employer with any Borrower under Section 414 of the Code.

       Event of Default has the meaning set forth in Section 9.1.

       Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

       Excluded Loans means those loans which are secured by bank stock, time shares, property with significant environmental clean up requirements (as determined by Agent), any assets which are located outside of the United States (other than Designated Countries), or other assets designated by Agent from time to time in writing to AMRESCO.

       Excluded Subsidiaries means, collectively, (a) Whiterock Investments, Inc., a Delaware corporation, AMRESCO Advisors, Inc., a Texas corporation, and any other existing or future Subsidiary of any Borrower which is subject to the Investment Advisors Act of 1940, as amended, and (b) AMRESCO-MBS I, Inc., a Delaware corporation, AMRESCO Commercial, ARSC, ACCC, and such other Subsidiaries as are designated in writing to Agent by AMRESCO as Excluded Subsidiaries.

       Excluded Subsidiary Debt means Nonrecourse Debt of any Excluded Subsidiary or Debt of any Excluded Subsidiary where recourse is limited just to such Excluded Subsidiary.

       FDIC Percentage shall mean, on any day, the net assessment rate (expressed as a percentage rounded to the next highest 1/100 of 1%) which is in effect on such day (under the regulations of the Federal Deposit Insurance Corporation or any successor) for determining the assessments paid by Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring Eurocurrency deposits made in dollars at Agent's principal offices (which for NationsBank shall be its offices in

Dallas, Texas, or, if applicable, the Applicable Lending Office). Each determination of said percentage made by Agent shall, in the absence of manifest error, be binding and conclusive.

       Federal Funds Rate means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions from three Federal funds brokers of recognized standing.

       Fiscal Year means any fiscal year of any Borrower commencing on January 1 and ending on December 31.

       Fixed Charge Coverage Ratio means, for any date of determination, the ratio of (a) the sum of (i) Consolidated EBITDA plus (ii) Consolidated Lease Expense, both for the immediately preceding twelve calendar months, to (b) the sum of (i) Consolidated Interest Expense plus (ii) Consolidated Lease Expense, both for the immediately preceding twelve calendar months.

       Foreign Portfolio means an Asset Portfolio consisting primarily of Acquired Loans secured by assets or payable by Persons located in the Designated Countries and included in the Borrowing Base.

       GAAP means generally accepted accounting principles consistently applied as in effect at the time of application of the provisions hereof; provided, however, that wherever in this Agreement principles of consolidation different from those required by generally accepted accounting principles are specified, the principles of consolidation specified in this Agreement shall govern.

       Governmental Authority means any government, any state or other political subdivision thereof, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

       GSMC means Goldman Sachs Mortgage Company.

       Guaranty by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.

       High Yield Loan means a loan, but not to include any Excluded Loan, for the costs of acquiring or refinancing the acquisition of real estate and construction (and secured by such real estate) or to entities engaged in the broadcasting industry.

       Impositions means all real estate and personal property taxes; charges for any easement, license or agreement maintained for the benefit of any of the real property of any Borrower, or any part thereof; and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon any of the real property of any Borrower, or any part thereof, or the ownership, use, sale, occupancy or enjoyment thereof, in each case which, if not timely paid or otherwise discharged, would materially and adversely affect (a) such ownership, use, sale, occupancy or enjoyment, or (b) the financial condition of any Borrower.

       Initial Closing Date means September 29, 1995.

       Intangible Assets of any Person means those assets of such Person which are (a) deferred assets, other than prepaid insurance and prepaid taxes, (b) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet of such Person, prepared in accordance with GAAP, (c) unamortized discount and expenses, and (d) assets located, and notes and receivables due from obligors domiciled, outside the United States of America, other than Permitted Foreign Assets.

       Interest Adjustment Date shall mean the earlier of either the last day of an Interest Period or, as applicable, the Revolving Facility Termination Date or Term Facility Termination Date.

       Interest and Foreign Exchange Hedge Agreements shall mean any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

       Interest Coverage Ratio means, for any date of determination, the ratio of (a) Consolidated EBITDA for the immediately preceding twelve calendar months to (b) Consolidated Interest Expense for the immediately preceding twelve calendar months.

       Interest Period shall mean, with respect to a LIBOR Rate Advance, LIBOR Rate Portion or Alternate Currency Advance, a period selected by AMRESCO of one, two, three, four or six months, commencing on the Effective Date of such LIBOR Rate Advance, LIBOR Rate Portion or Alternate Currency Advance; provided that (a) any Interest Period ending on a date later than the Revolving Facility Termination Date or the Term Facility Termination Date, as applicable, shall be deemed to end on the Revolving Facility Termination Date or the Term Facility Termination Date, as applicable;
(b) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, except that if the next Business Day would fall in the next calendar month, the Interest Period shall end on the immediately preceding Business Day; and (c) any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

       Interest Rate Exposure Report shall mean a report showing the aggregate amount of each Borrower's potential liability under each Interest and Foreign Exchange Hedge Agreement and how such liability was calculated, together with evidence satisfactory to Agent that the amount of such potential liability has been confirmed by the bank counterparty to such secured Interest and Foreign Exchange Hedge Agreement.

       Investment Grade means a Qualified Investment Rating of BBB- or higher using the rating classification employed by Duff & Phelps, Inc. or such comparable rating employed by another rating agency.

       Investment Line of Credit means the line of credit to AMRESCO made by NationsBank, such line of credit being in the amount of Eighty Million and No/100 Dollars ($80,000,000.00) for the purchase of liquid short-term investments, as the same may be renewed, extended, modified, amended or replaced from time to time.

       Issuing Lender means NationsBank in its capacity as issuer of the Letters of Credit.

       Keepwell Agreement has the meaning set forth in the definition of ACMF Transaction Documents.

       Legal Requirements means (a) any and all present and future judicial decisions, statutes, laws, rulings, rules, orders, regulations, permits, licenses, certificates, or ordinances of any Governmental Authority in any way applicable to any Borrower or Subsidiary, (b) the presently or subsequently effective bylaws and articles of incorporation and any other form of business association agreement of any Borrower or Subsidiary, (c) any and all covenants, conditions or restrictions applicable to the Collateral or the ownership, use or occupancy thereof, and (d) any and all leases or contracts (written or oral) of any nature that relate in any way to any Collateral, or any portion thereof, or to which any Borrower or Subsidiary may be bound, and in each case which, if violated, would materially and adversely affect (i) the present or potential ownership, use, sale, occupancy or possession of the Collateral or any part thereof, by any Borrower or Subsidiary, (ii) the Lenders' Liens or (iii) the financial condition of any Borrower or Subsidiary.

       Lenders means each of the financial institutions listed as a "Lender" on
Schedule I attached hereto as the same may be modified or amended from time to time, which term shall include both the Revolving Lenders and the Term Lenders.

       Lenders' Liens means all liens, security interests, charges, pledges or encumbrances created by the Loan Documents.

       Letter of Credit Exposure means the aggregate amount of the unfunded portion of each Letter of Credit outstanding at any time.

       Letter of Credit Fee has the meaning set forth in Section 2.3(c).

       Letters of Credit means all letters of credit issued by the Issuing Lender for the account of any Borrower pursuant to this Agreement.

       LIBOR Margin means the applicable margins based on AMRESCO's Senior Consolidated Funded Debt to Consolidated EBITDA ratio computed as of the last day of each calendar quarter on a trailing four-quarter basis or a Qualified Investment Rating (whichever results in the lowest applicable margin), as determined pursuant to Schedule II attached hereto.

       LIBOR Rate shall mean, with respect to a LIBOR Rate Advance or LIBOR Rate Portion for the Interest Period applicable thereto, the rate of interest determined by Agent at which deposits in dollars for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided, that if at least two such offered rates appear on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; provided, further, that if the Telerate System ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Agent (rounded upward to the nearest .01%) at which deposits in Dollars are offered for the relevant Interest Period by Agent (or its successor) to banks with combined capital and surplus in excess of $500,000,000 in the London interbank market as of 11:00 A.M. (London time) on the applicable Effective Date.

       LIBOR Rate Advance shall mean an Advance under the Revolving Credit Facility which bears interest computed with reference to the LIBOR Rate.

       LIBOR Rate Portion shall mean any portion of the Term Facility which bears interest computed with reference to the LIBOR Rate.

       LIBOR Reserve Requirement shall mean, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Agent (including, without limitation, basic supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or, if reserves for Eurocurrency liabilities are not separately stated in such regulations, the other applicable category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Rate Advance, LIBOR Rate Portion or Alternate Currency Advance is determined). Each determination by Agent of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding.

       Lien means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

       Loan Documents means this Agreement, the Notes, the Pledge Agreements, the Letters of Credit, the LOC Applications, the Collateral Assignment, the Lockbox Agreement, the Security Agreement, all related financing statements, and all other agreements, statements, certificates, documents or instruments evidencing, securing or pertaining to either or both of the Credit Facilities (including the Letters of Credit) or otherwise executed and/or delivered from time to time pursuant to or in connection with this Agreement, as the same may be modified, amended, renewed, extended, rearranged, restated or replaced from time to time.

       LOC Application has the meaning set forth in Section 2.2(e).

       Lockbox means a post office box, or collectively post office boxes, established by Borrowers and Lockbox Agent pursuant to the provisions of
Section 5.7 and the Lockbox Agreement.

       Lockbox Account means a cash collateral account or accounts maintained with Lockbox Agent and styled "(name of particular Borrower) Lockbox Account for the Benefit and Under the Control of NationsBank of Texas, N.A., as Agent for Lenders," which accounts shall be (a) subject to the provisions of Section 5.7., and (b) pledged and assigned to Lenders as additional security for the payment, performance and observance of the Obligations.

       Lockbox Agent means NationsBank.

       Lockbox Agreement means that certain Lockbox Agreement, dated as of the Initial Closing Date, executed by and among certain of the Borrowers, Agent and Lockbox Agent, and all amendments, modifications and replacements thereof, including, without limitation, as modified by (a) that certain First Modification of Lockbox Agreement (herein so called) dated the April 25, 1996, executed by and between certain of the Borrowers, Agent and Lockbox Agent, and
(b) that certain Second Modification of Lockbox Agreement (herein so called) dated the Closing Date, executed by and between Borrowers, Agent and Lockbox Agent, substantially in the form agreed to by AMRESCO and Agent.

       Margin Regulations mean Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

       Margin Stock means "margin stock" as defined in Regulation U.

       Master Repurchase Agreement has the meaning set forth in the definition of ACMF Transaction Documents.

       Maximum Lawful Rate means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on either of the Credit Facilities at such time to exceed the maximum amount which Lenders would be allowed to contract for, charge, take, reserve, or receive under applicable federal or state law after taking into account, to the extent required by applicable law, any and all relevant payments, fees or charges under the Loan Documents. If and to the extent the laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate", such term shall mean the "indicated rate ceiling" from time to time in effect under Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended, or, if permitted by applicable law and effective upon the giving of the notices required by such
Article 5069-1.04 (or effective upon any other date otherwise specified by applicable law), the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Article 5069-1.04, whichever Agent shall elect to substitute for the "indicated rate ceiling," and vice versa, each such substitution to have the effect provided in such Article 5069-1.04, and Agent shall be entitled to make such election from time to time and one or more times and, without notice to any Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with subsection (h)(1) of such
Article 5069-1.04. If under federal or state law there is no legal limitation on the amount or rate of interest that may be charged on amounts outstanding under either of the Credit Facilities, there shall be no Maximum Lawful Rate under the applicable Credit Facility, notwithstanding any reference thereto herein or in any of the Loan Documents.

       Minimum Notice Requirement has the meaning set forth in Section 3.5.

       Mortgage means any deed of trust or mortgage covering a Mortgaged Property executed by any Borrower, granted to Agent, for the benefit of the Lenders, to secure repayment of the Credit Facilities and the other Obligations, substantially in the form approved by Agent, and all renewals, extensions, modifications, amendments or supplements thereto, and all mortgages or deeds of trust given in renewal, extension, modification, restatement or replacement thereof.

       Mortgage Investments means investments in commercial and residential mortgages or mortgage-backed securities or such other debt assets as approved by Agent.

       Mortgaged Property or Mortgaged Properties means any and all lots or parcels of land which any Borrower owns on the Closing Date or which it may hereafter acquire as part of an Asset Portfolio or any Underlying Real Estate which any Borrower may hereafter own as a result of a foreclosure or deed-in-lieu of foreclosure or otherwise, and improvements, fixtures and personal property located thereon and all other property referenced in and subject to the Mortgages. The

Mortgaged Property is intended to include all of the above-described real property whether or not a Mortgage is actually granted or filed.

       NationsBank means NationsBank of Texas, N.A., a national banking association, and its successors.

       Net Collections for any calendar month means an amount equal to (a) any and all cash proceeds received by any Borrower from its ownership, management and disposition of any and all assets in any Asset Portfolio, including, without limitation, interest and principal payments on Acquired Loans from any source, loan settlement payments, any restructure or commitment or other loan fees, payments on any judgments or settlement of litigation with respect to Acquired Loans, proceeds from the sale of Acquired Loans or Mortgaged Property, income from any Mortgaged Property, but excluding any escrow deposits paid to any Borrower for tax or insurance escrows under the Acquired Loans, minus (b) expenses incurred and paid by any Borrower from, and any normal and customary expenses reserved or accrued on a monthly basis related to, its ownership, management and sale of assets in the Asset Portfolio (including without limitation any advances of committed principal that any Borrower is legally required to make under any of the Acquired Loans) (such expenses not to exceed in the aggregate 10% of the gross collections from such assets); it being expressly understood and agreed that there shall be no deduction for any disbursements by any Borrower of any tax or insurance escrows held for the Acquired Loans.

       Net Investment Value means the Net Purchase Price less the Net Collections actually received by a Borrower or Borrowers as of the date of determination from the applicable Asset Portfolio less any write down of the value of the applicable Asset Portfolio required by GAAP or otherwise made by any Borrower.

       Net Investment Value Availability means the sum of all amounts obtained by multiplying the Net Investment Value of each Eligible Investment times the applicable "Borrowing Percentage" set forth below (provided that (a) the "Borrowing Percentage" of Performing Assigned Loans shall be 80%, notwithstanding the time elapsed since the initial purchase, and (b) the Net Investment Value Availability attributable to Performing Assigned Loans shall not exceed the lesser of $20,000,000 or 25% of the Net Investment Value Availability attributable to Non-Performing Assigned Loans):

       Time Elapsed Since Initial
       Purchase By Any Borrower                                      Borrowing
       of Eligible Investment                                        Percentage
       Less than 6 months                                               80%
       Greater than or equal to 6 months, but less than 12 months       70%
       Greater than or equal to 12 months, but less than 18 months      60%
       Greater than or equal to 18 months, but less than 24 months      25%
       Greater than or equal to 24 months                                0%

       Net Present Value Availability means the quotient of (a) the net present value (discounted at 9%) of the Projected Net Cash Flow from Eligible Investments (provided, that, with respect to the Projected Net Cash Flow from any Eligible Investment in which Heller Financial, Inc. has a profits interest as described in Section 8.7(f), Borrowers shall include only 75% of the net present value of such Projected Net Cash Flow for the purposes of this calculation), divided by (b) 1.70.

       Net Purchase Price means the actual purchase price paid by the applicable Borrower or Borrowers for an Asset Portfolio, excluding (a) any costs or adjustments for legal fees, travel, due diligence expenses or other "soft" costs, and (b) the portion of the purchase price allocated to Excluded Loans.

       NIM Trusts means one or more net interest margin trusts created by ARSC or any other Subsidiary.

       Non-Performing Assigned Loan means any Assigned Loan that is not a Performing Assigned Loan.

       Nonrecourse Debt means indebtedness of any Person (a) used to finance the acquisition of, or refinance the costs of carrying, assets by such Person which is secured solely by the assets acquired or refinanced with such financing and (b) with respect to which or to the portion of which such Person has no liability for payment other than the assets pledged.

       Notes means the Term Notes and the Revolving Notes.

       Obligations means all present and future indebtedness, obligations and liabilities, or any part thereof, of any Borrower now or hereafter existing or arising under or in connection with this Agreement, the Notes or any other of the Loan Documents (specifically including, without limitation, the principal amount outstanding under the Notes), together with: (a) all interest accrued thereon; (b) all reasonable costs, expenses, and attorneys' fees of counsel to Agent and Lenders (as a group) and of counsel to any Lender (subject to the limitations set forth in Section 11.4) incurred in the documentation of any amendments, waivers or extensions of the Loan Documents or administration, enforcement or collection thereof (specifically including, without limitation, any of the foregoing incurred in connection with any bankruptcy or other insolvency proceedings of any Borrower); (c) the reimbursement and payment of all sums which might be advanced by Agent or any Lender to pay or satisfy amounts required to be paid by any Borrower under this Agreement or under any other Loan Document; (d) all liability which any Borrower may incur with respect to any Interest and Foreign Exchange Hedge Agreements between any Borrower and any Lender or under any Bridge Debt; and (e) all costs, charges, reasonable commissions, reasonable attorneys' fees and expenses owing and to become owing in connection with the documentation, administration, enforcement and collection of the foregoing obligations and indebtedness, and those owing or to become owing in connection with the repossession, operation, maintenance, preservation or foreclosure of any or all of the Collateral; regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several. The Obligations shall include all renewals, extensions, modifications, rearrangements and replacements of any of the above-described obligations and indebtedness.

       Operating Lease means any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13 dated November, 1976, or otherwise in accordance with GAAP.

       Origination Agreement has the meaning set forth in the definition of ACMF Transaction Documents.

       Participation Fee means the nonrefundable participation fee to be paid by Borrowers to each of the Lenders in accordance with Section 2.3 hereof in the amounts shown for each such Lender on Schedule I attached hereto.

       PBGC means the Pension Benefit Guaranty Corporation, or its successors.

       Pension Plan means any Employee Plan that is now or was previously covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code.

       Performing Assigned Loan means each Assigned Loan (a) which, over the immediately preceding 90-day period, has accrued and been paying interest and principal no less often than quarterly (and with no less than two such payments having been made) in an amount which is sufficient to amortize the legal balance of the Assigned Loan as of the time of its acquisition by a Borrower (less any payments received and applied to reduce such Assigned Loan), and interest thereon at a rate not less than the existing Base Rate, in equal installments over fifteen years, and (b) which at no time during the immediately preceding 90-day period has been 30 or more days past due.

       Permitted Encumbrances means with respect to any asset in an Asset Portfolio or any Mortgaged Property:

              (a)    Liens securing the Notes in favor of the Lenders;

              (b) Exceptions affecting title which are shown in a Title Policy included in Borrowers' files or are described with respect to a particular Assigned Loan, Mortgaged Property or parcel of the Underlying Real Estate in the applicable Borrower Due Diligence Reports;

              (c) In the case of any portion of the Mortgaged Property that is not covered by a Title Policy, minor defects in title or customary easements, platted building lines, restrictive covenants, mineral reservations and similar exceptions affecting title which do not secure the payment of money;

              (d) Inchoate statutory or operators' liens securing obligations for labor, services, materials and supplies furnished to the Mortgaged Properties, which (i) are not delinquent, or (ii) are being contested by any Borrower in good faith and for which such Borrower has obtained a proper payment and performance bond in the amount of the contested claim;

              (e) Mechanics', materialmen's, warehousemen's, journeymen's and carriers' liens and other similar liens arising by operation of law or statute in the ordinary course of business if (i) the underlying claim is not delinquent and did not in any event cover a billing period not exceeding sixty
(60) days, or (ii) unless the claim giving rise to such lien is being contested by any Borrower in good faith and for which such Borrower has obtained a proper payment and performance bond in the amount of the contested claim; and

              (f) Liens for Taxes or Impositions not yet due or not yet delinquent, or, if delinquent, that are being contested by any Borrower as permitted by and in accordance with the terms and conditions set forth in
Section 7.5.

       Permitted Foreign Assets means only those assets which are (a) included in an Asset Portfolio acquired by any Borrower either directly or through investments in Persons who acquire Asset Portfolios, and (b) located in Canada, Mexico, Australia, Japan or any country which is a member of the European Economic Community.

       Permitted Investments means (a) time deposits or certificates of deposit in any bank having capital and surplus of not less than $750,000,000 or other investments or securities offered by such banks (including eurodollar deposits), (b) obligations backed by the full faith and credit of the United States of America, and (c) commercial paper rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group (a Division of McGraw-Hill, Inc.) on the date of acquisition.

       Person means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

       Pledge Agreement shall mean the Stock Pledge Agreement or Stock Pledge Agreements executed by and between the appropriate Borrowers and Agent, covering all of the issued and outstanding stock of each Subsidiary of Borrowers which is incorporated in the United States (other than stock of a Subsidiary identified in clause (a) of the definition of Excluded Subsidiary, ARSC, and AMRESCO Commercial) and sixty-five percent (65%) of the stock of each Subsidiary of Borrowers incorporated outside the United States and all amendments, modifications and replacements thereof, such amendments and modifications substantially in the form previously agreed to by AMRESCO and Agent.

       Pledged Asset Schedule and Certification means a schedule of all assets which are owned by Borrowers and required to be pledged to Agent for the benefit of the Lenders pursuant to the Loan Documents, and a certification that such assets have been so pledged; provided, that any assets listed therein but not so pledged shall be pledged to Agent for the benefit of the Lenders as soon as practical but in no case more than sixty (60) days after the end of the immediately preceding calendar quarter.

       Portfolio Borrowing Base shall be equal to the lesser of (a) $150,000,000, (b) the Net Investment Value Availability, or (c) the Net Present Value Availability; provided that the portion of the Portfolio Borrowing Base attributable to (i) Wholly-Owned Real Estate Portfolios shall not exceed 33% of the Wholly-Owned Non-Real Estate Portfolios, and (ii) the Foreign Portfolios shall not exceed $75,000,000.

       Principal Debt means, at the time of any determination thereof, the aggregate unpaid principal balance of all Advances.

       Projected Net Cash Flow means the net cash flow which Borrowers reasonably expect to receive from an Asset Portfolio (excluding net cash flow from Excluded Loans) which has been determined in a manner consistent with Borrowers' past practices and not less comprehensive than Standard Industry Practices, which cash flow projection has been made or updated not later than six months from the date when it is to be used under this Agreement.

       Purchase Money Lien has the meaning set forth in Section 8.7.

       Qualified Investment Rating means the highest currently effective rating of the Credit Facilities, rated together, at the time of determination, if any, given by Fitch Investors Service, Inc., Standard & Poor's Ratings Group (a Division of McGraw-Hill, Inc.), Moody's Investors Services, Inc., Duff & Phelps, Inc. or such other rating agency acceptable to the Required Lenders.

       Real Estate Loans means Acquired Loans (a) which have a purchase price of greater than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), (b) which are secured by land, office buildings, retail centers, hotels/motels, multi-family properties, or industrial properties, (c) if improved, which are secured by non-owner occupied facilities, and (d) where the primary source of repayment is proceeds from the operation or liquidation of the real estate. A loan must meet all of the above tests to be deemed a Real Estate Loan.

       Reference Banks means the Applicable Lending Office of NationsBank, Wells Fargo Bank (Texas), N.A. and Bank One, Texas, NA, and such substitute bank or banks as may be mutually agreed to by Borrowers and Agent.

       Register has the meaning set forth in Section 11.10 hereof.

       Regulation U means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time and shall include any successor or other regulation or official interpretation of the Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks that is applicable to member banks of the Federal Reserve System.

       Regulatory Change shall mean the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the administration thereof.

       Related Investments means (a) Acquisitions and (b) investments in any Person which is not a Borrower, including, without limitation, any investments in Excluded Subsidiaries, limited liability companies, partnerships and joint ventures.

       Related Investment Consideration means consideration given or the amount of the investment made by any Borrower or any Subsidiary of any Borrower in a Related Investment, including, without limitation, (a) capital stock or other securities or equity so given or invested, plus (b) the fair market value of any cash, property or services given or invested, plus (c) the amount of any Debt assumed, incurred or guaranteed by any Borrower or any Subsidiary of any Borrower in connection with such Related Investment.

       Representatives has the meaning set forth in Section 10.4.

       Request for Advance means a written request for an Advance or a Letter of Credit, substantially in the form attached hereto as Exhibit B, which shall
(a) specify (i) the date of such Advance or Letter of Credit, which shall be a Business Day, (ii) which portion, if any, of such Advance is to be a LIBOR Rate Advance or Variable Rate Advance or an Alternate Currency Advance, and (iii) the aggregate amount of all outstanding Advances or Letters of Credit before and after giving effect to the requested Advance or Letter of Credit, as applicable; and (b) contain a certification of an Authorized Officer of AMRESCO (acting for itself and on behalf of any Borrower which will use the proceeds of such Advance) as of the date of such Advance or Letter of Credit certifying (i) as to the solvency of Borrowers (determined in accordance with Section 6.19),
(ii) that the intended use of the proceeds of such Advance or Letter of Credit does not violate the provisions of this Agreement (including, without limitation, Sections 2.1, 6.15 and 7.10) or any other Loan Document, (iii) as to the matters set forth in Section 4.2(b) and (c), in the case of an Advance, or the matters set forth in Section 4.3(c) and (d), in the case of a Letter of Credit, and (iv) with respect to an Advance for the purchase of an Asset Portfolio which is included in the then current Borrowing Base, that Borrowers possess or will possess on the funding date of such Advance, the originals of the promissory notes evidencing the Assigned Loans included in such Asset Portfolio and will deliver such original promissory notes to a Custodian on the Business Day following the acquisition of such Asset Portfolio.

       Required Lenders means:

              (a) The approval of all Lenders will be required to (i) change the definition of Aggregate Loan Percentage, (ii) change subparagraphs
       (a), (e), (f), (g) or (h) of the definition of Required Lenders, (iii) release any Lenders' Liens on any Collateral after the occurrence of an Event of Default, or, prior to the occurrence of an Event of Default, release Lenders' Liens on all of the Collateral, thereby causing the Credit Facilities to be unsecured, (iv) amend or modify Section 3.9 of this Agreement, (v) after the occurrence of an Event of

       Default, change the Applicable Rate or any fees payable to any Lender (excluding Agent in such capacity or the Arranger), (vi) increase the amount of either Credit Facility, (vii) reinstate any of the Notes and other indebtedness pursuant to the provisions in Section 9.2(a) hereof, or (viii) change the consent of Lenders required by Section 11.10(a)(i) hereof.

              (b)    The approval of all Revolving Lenders will be required to
       (i) prior to the occurrence of an Event of Default, change the Applicable Rate related to the Revolving Credit Facility, (ii) prior to the occurrence of an Event of Default, change the amount of any fees payable to the Revolving Lenders (excluding the Agent in such capacity or the Arranger), (iii) extend the Revolving Facility Termination Date or the due date of any installment of principal or interest or any fees applicable to the Revolving Credit Facility, (iv) forgive any principal or interest applicable to the Revolving Credit Facility, or (v) change subparagraph (d) or this subparagraph (b) of the definition of Required Lenders.

              (c) The approval of all Term Lenders will be required to (i) prior to the occurrence of an Event of Default, change the Applicable Rate related to the Term Facility, (ii) prior to the occurrence of an Event of Default, change the amount of any fees payable to the Term Lenders (excluding the Agent in such capacity or the Arranger), (iii) extend the Term Facility Termination Date or the due date of any installment of principal or interest or any fees applicable to the Term Facility, (iv) forgive any principal or interest applicable to the Term Facility, or (v) change this subparagraph (c) of the definition of Required Lenders.

              (d) With respect to the determination of additional Designated Countries in connection with Alternate Currency Advances, the Revolving Lenders holding at the time in question a portion of the Revolving Credit Facility (including participations in Letters of Credit) equal to or greater than 75% of the sum of (i) the aggregate unpaid principal amount of the Revolving Notes, plus (ii) the Letter of Credit Exposure, plus (iii) the Commercial Paper Reserve (or, if no Advances or Letters of Credit are outstanding, then Revolving Lenders holding at the time in question 75% of the Revolving Commitment).

              (e) With respect to (i) modifying the schedule of principal payments to be made under any of the Notes other than as set forth in subparagraphs (b) and (c) of this definition, (ii) modifying any provisions of Section 3.6 hereof, or (iii) the determination of additional Designated Countries in connection with Permitted Foreign Assets, the Lenders holding at the time in question a portion of the Credit Facilities (including participations in Letters of Credit) equal to or greater than 75% of the sum of (1) the Revolving Commitment, plus
       (2) the aggregate unpaid principal amount of the Term Notes.

              (f) With respect to changing any of the financial covenants set forth in the provisions of Sections 8.1, 8.2, 8.3 and 8.4 hereof, the Lenders holding at the time in question a portion of the Credit Facilities (including participations in Letters of Credit) equal to or greater than 66.67% of the sum of (i) the Revolving Commitment, plus
       (ii) the aggregate unpaid principal amount of the Term Notes.

              (g) Prior to the occurrence of an Event of Default, all other decisions, consents and votes required by the Lenders will require the approval of the Lenders holding at the time in question a portion of the Credit Facilities (including participations in Letters of Credit) equal to or greater than 51% of the sum of (i) the Revolving Commitment, plus
       (ii) the aggregate unpaid principal amount of the Term Notes (unless the approval or consent of only the Revolving Lenders or the Term Lenders is specifically required by the Loan Documents).

              (h) After the occurrence of an Event of Default, all other decisions, consents and votes required by the Lenders will require the approval of the Lenders holding at the time in question a portion of the Credit Facilities (including participations in Letters of Credit) equal to or greater than 51% of the sum of (i) the aggregate unpaid principal amount of the Notes, plus (ii) the Letter of Credit Exposure, plus (iii) the Commercial Paper Reserve (unless the approval or consent of only the Revolving Lenders or the Term Lenders is specifically required by the Loan Documents); provided, that, after the occurrence of an Event of Default, the approval of Revolving Lenders holding at the time in question a portion of the Revolving Credit Facility equal to or greater than 51% of the Revolving Commitment shall be required to make any Advances under the Revolving Credit Facility.

       Residential Capital Markets Group means, collectively or individually, ARMC, ARCI, ARCC, ARSC and ARCMI.

       Residual Interests Report shall mean a report satisfactory to Agent listing the Retained Residential Residual Interests owned by AMRESCO or any Subsidiary, which report shall show, with respect to each such Retained Residential Residual Interest, the book balance, date of purchase, net receipts on assets to date, additional expenditures which the owner thereof contemplates making, estimated market value and such other information requested by Agent.

       Retained Commercial Residual Interests means any class of certificates, or other portions of a securities issuance, related to a commercial mortgage-backed security or similar instruments issued by any Borrower or any subsidiary of any Borrower.

       Retained Residential Residual Interests means any class of certificates, or other portion of a securities issuance, related to a residential mortgage-backed security or similar instrument issued by any Borrower or any subsidiary of any Borrower.

       Revolving Credit Facility means the revolving line of credit created pursuant to this Agreement in an amount equal to the lesser of (a) $275,000,000 or (b) the Revolving Commitment.

       Revolving Commitment means the aggregate Revolving Loan Commitment Amounts committed to by Revolving Lenders under this Agreement on the date of determination, evidenced by a promissory note to be made by Borrowers to each Revolving Lender in the amount of such Revolving Lender's applicable Revolving Loan Commitment Amount.

       Revolving Facility Termination Date means May 31, 1998.

       Revolving Lenders means those Lenders designated as the Revolving Lenders in Schedule I attached hereto, as modified or amended from time to time pursuant to this Agreement, and their permitted successors and assigns.

       Revolving Loan Commitment Amount means, with respect to each Revolving Lender, the amount indicated as such Revolving Lender's Revolving Loan Commitment Amount opposite the name of such Revolving Lender in Schedule I, as such amount (a) may be reduced from time to time, as a result of a reduction in the Revolving Commitment as provided herein, or (b) may be adjusted from time to time to account for any assignment of a Revolving Lender's interest as provided in Section 11.10 of this Agreement.

       Revolving Loan Percentage means, with respect to the Revolving Credit Facility and each Revolving Lender, the percentage indicated as such Lender's Revolving Loan Percentage opposite the name of such Lender on Schedule I, as such percentage may be adjusted from time to time to account for any assignments of a Revolving Lender's interest as provided in Section 11.10.

       Revolving Notes means those certain promissory notes evidencing the Revolving Credit Facility, executed by Borrowers and payable to the order of each Revolving Lender in the amount of such Revolving Lender's Revolving Loan Commitment Amount, and in the form attached hereto as Exhibit A.

       Rights means rights, remedies, powers, privileges and benefits.

       SEC means the federal Securities and Exchange Commission, and its successors.

       Securitization Agreement has the meaning set forth in the definition of ACMF Transaction Documents.

       Security Agreement means a Security Agreement dated as of the Initial Closing Date and any other security agreements, executed by and between certain of the Original Borrowers and Agent, and all amendments, modifications and replacements thereof, including, without limitation, as modified by (a) that certain First Modification of Security Agreement (herein so called) dated the April 25, 1996, executed by and between the Original Borrowers (other than AMRESCO Jersey Ventures Limited, AMRESCO UK Holdings Limited, AMRESCO UK Ventures Limited, AMRESCO UK Limited and Old Midland House Limited) and Agent, and (b) that certain Second Modification of Security Agreement (herein so called) dated the Closing Date, executed by and between Borrowers (other than AMRESCO Jersey Ventures Limited, AMRESCO UK Holdings Limited, AMRESCO UK Ventures Limited, AMRESCO UK Limited and Old Midland House Limited) and Agent, substantially in the form agreed to by AMRESCO and Agent.

       Security Documents means the Collateral Assignment, the Security Agreement, the Pledge Agreements, the Lockbox Agreement, all Mortgages and all other documents or instruments granting a Lien in favor of the Lenders (or Agent for the benefit or on behalf of the Lenders) as collateral for the Credit Facilities, and all financing statements related thereto, and all modifications, renewals or extensions thereof and any documents executed in modification, renewal, extension or replacement thereof.

       Senior Consolidated Funded Debt means the Approved Senior Debt, the Credit Facilities and the Excluded Subsidiary Debt.

       Senior Indenture means that certain Indenture dated July 1, 1996, executed by and between AMRESCO and Comerica Bank, as Trustee.

       Standard Industry Practices means such due diligence, collateral control and collection procedures that are customarily followed by Persons actively engaged in the business of acquiring Distressed Assets in a bulk transaction.

       Structure Fee means the fee to be paid by AMRESCO to the Arranger pursuant to a separate letter to be executed by AMRESCO and Arranger on or before thirty (30) days following the Closing Date.

       Subsidiary means, (a) for any Person other than AMRESCO, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person (provided that ACMF shall not be considered a Subsidiary unless Borrowers acquire a greater equity interest in ACMF than is owned by Borrowers on the date of this Agreement) or (b) for AMRESCO, any corporation wholly-owned by AMRESCO or any other entity of which 100% of the securities or other ownership interests are at the time directly or indirectly owned, collectively, by AMRESCO and any Subsidiaries of AMRESCO. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

       Supplement to Schedule I means an addendum to this Agreement, the other Loan Documents, Schedule I to the Collateral Assignment, and Schedule I to the Security Agreement, in form as previously agreed to between AMRESCO and Agent as contemplated by Section 2.4.

       Taxes means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

       Telerate Screen means the display designated as Screen 3750 (as to Dollars, British pounds sterling and any other applicable Alternate Currency shown thereon) or Screen 3740 (as to Canadian dollars) on the Telerate System or such other screen on the Telerate System as shall display the London interbank offered rates for deposits in U.S. dollars or the applicable Alternate Currency quoted by selected banks.

       Term Facility means the term facility created by this Agreement in an amount not to exceed Seventy-Five Million and No/100 Dollars ($75,000,000.00), evidenced by the promissory notes to be made by Borrowers to each Term Lender in the amount of such Term Lender's Term Loan Commitment Amount.

       Term Facility Termination Date means May 31, 2000.

       Term Lenders means, as to the Term Facility, such financial institutions listed as Term Lenders on Schedule I attached hereto, and their permitted successors or assigns.

       Term Loan Commitment Amount means, with respect to each Term Lender, the amount indicated as such Term Lender's Term Loan Commitment Amount opposite the name of such Term Lender in Schedule I, as such amount may be adjusted from time to time to account for any assignment of a Term Lender's interest.

       Term Loan Percentage means, with respect to the Term Facility and each Term Lender, the percentage indicated as such Lender's Term Loan Percentage opposite the name of such Term Lender on Schedule I, as such percentage may be adjusted from time to time to account for any assignments of a Term Lender's interest as provided in Section 11.10.

       Term Notes means those certain promissory notes evidencing the Term Facility, executed by Borrowers and payable to the order of each Term Lender in the amount of such Lender's Term Loan Commitment Amount, and in the form as attached hereto as Exhibit A-1.

       Title Company means a title company or title companies selected by any Borrower and not disapproved by Agent, together with any issuing agent that issues all or any part of a Title Policy.

       Title Policy means a Mortgagee or Loan Policy of Title Insurance issued and underwritten by a Title Company for the benefit of (a) Agent, on behalf of the Lenders, covering that portion of the Mortgaged Property therein described and insuring the lien of the Mortgage which covers such portion of the Mortgaged Property, or (b) any Borrower insuring a lien on Underlying Real Estate securing an Assigned Loan.

       Total Capital means the sum of Consolidated Tangible Net Worth plus the outstanding balances of (a) Approved Subordinated Debt and (b) Approved Senior Debt, in all cases calculated as of the end of the calendar month immediately preceding the applicable date of determination.

       Transfer of Lien means an absolute assignment of note and liens (including, without limitation, all mortgages and any other security for each of the Assigned Loans), executed by any Borrower to Agent, for the benefit of the Lenders, in the form previously agreed to by Borrowers and Agent (which document may also be referred to as an "Assignment of Lien" in certain states).

       UCC means the Uniform Commercial Code in effect under the laws of the State of Texas, as amended, or, if stated with reference to another jurisdiction, the Uniform Commercial Code as adopted in the relevant jurisdiction.

       UK Subsidiaries means, collectively, AMRESCO UK Holdings Limited, AMRESCO UK Limited, AMRESCO UK Ventures Limited, AMRESCO Jersey Ventures Limited, and Old Midland House Limited.

       Underlying Obligor means any obligor under any residential or commercial mortgage loan originated or funded by any Borrower, provided, that the primary business of such Borrower is the origination or funding of such residential or commercial mortgage loans.

       Underlying Real Estate means the real property, together with all improvements thereon, which secures any of the Assigned Loans or High Yield Loans, as applicable, or any one of such parcels of real property.

       Variable Rate means a fluctuating rate of interest equal to the Base
Rate.

       Variable Rate Advance shall mean an Advance under the Revolving Credit Facility which will bear interest computed with reference to the Variable Rate.

       Variable Rate Portion shall mean that portion of the Term Facility which bears interest computed with reference to the Variable Rate.

       Wholly-Owned Non-Real Estate Portfolios means Asset Portfolios that are 100% owned by any Borrower where less than 50% of the Net Purchase Price is allocated to Real Estate Loans.

       Wholly-Owned Real Estate Portfolios means Asset Portfolios that are 100% owned by any Borrower where 50% or more of the Net Purchase Price is allocated to Real Estate Loans.

       SECTION 1.2. Singular and Plural of Definitions. Each term defined in the singular form in Section 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used in this Agreement.

       SECTION 1.3. Substantive Definitions. The terms, provisions and agreements set forth in the definitions contained in Section 1.1 shall be substantive terms of this Agreement and fully binding on the parties hereto.

       SECTION 1.4. Money. Unless stipulated otherwise, all references herein or in any of the Loan Documents to "Dollars," "$," "money," "payments" or other similar financial or monetary terms are references to lawful money of the United States of America.

       SECTION 1.5. Captions; References. The captions in this Agreement and in the table of contents hereof are for convenience of reference only and shall not define, affect or limit any of the terms or provisions hereof. All references herein to Articles and Sections are, unless specified otherwise, references to articles and sections of this Agreement. Unless specifically indicated otherwise, all references herein to an "Exhibit," "Annex" or "Schedule" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section unless specifically indicated otherwise.

       SECTION 1.6. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

                                   ARTICLE II

                                   COMMITMENT

       SECTION 2.1. Commitment. Subject to and upon the terms, covenants and conditions of this Agreement:

              (a) Revolving Credit Facility Advances. Each Revolving Lender severally agrees to make in the manner set forth in Section 2.2, its pro rata part (based on its Revolving Loan Percentage) of one or more Advances for general corporate purposes, which, subject to the Loan Documents, any Borrower may borrow, repay, and reborrow under this Agreement; provided, that, (A) each such Advance must occur on a Business Day and no later than the Business Day immediately preceding the Revolving Facility Termination Date, (B) each such Advance must be in an amount not less than the limitations provided in Section 2.2, and (C) on any date of determination, the outstanding principal balance of the Revolving Credit Facility shall never exceed the lesser of (1) the difference between (a) the Borrowing Base, minus (b) the aggregate amount outstanding under the Term Facility, and (2) an amount equal to the difference between (a) the Revolving Commitment, minus (b) the sum of (i) the Letter of Credit Exposure, plus (ii) the Commercial Paper Reserve. In no event shall any Revolving Lender be required to make any Advances in excess of such Lender's Revolving Loan Percentage of the amount required to be advanced by the Revolving Lenders under the above provisions of this Section 2.1 or which would cause any Revolving Lender to have made Advances in excess of such Lender's Revolving Loan Commitment Amount. In the event that as of the Closing Date, the Revolving Commitment does not equal Two Hundred Seventy-Five Million and No/100 Dollars

($275,000,000.00), Revolving Lenders acceptable to both Agent and AMRESCO may be added to this Agreement until such time that the Revolving Commitment equals Two Hundred Seventy-Five Million and No/100 Dollars ($275,000,000.00). Agent and Borrowers shall execute a supplement to this Agreement evidencing the additional Revolving Lenders and their Revolving Loan Commitment Amount and Revolving Loan Percentage, and shall distribute a copy of such schedule to the other Lenders as soon as practicably possible.

              (b) Letters of Credit. Each Revolving Lender agrees to cause Letters of Credit to be issued by the Issuing Lender for the account of Borrowers for any of the purposes for which Borrowers can obtain an Advance; provided, that (i) each such Letter of Credit shall be issued on a Business Day, (ii) after the issuance of any such Letter of Credit, (A) the Letter of Credit Exposure must be less than or equal to the Revolving Commitment (as the same may be adjusted as herein provided) less the sum of (1) all outstanding Advances under the Revolving Credit Facility, plus (2) the Commercial Paper Reserve, and (B) the Letter of Credit Exposure shall not exceed Twenty Million and No/100 Dollars ($20,000,000.00), and (iii) each such Letter of Credit must have an expiration date no later than the Revolving Facility Termination Date. To the extent that funds are ever drawn under any of the Letters of Credit, each such draw will be paid by the Issuing Lender, and each of the Revolving Lenders will make an Advance in the amount of such Lender's Revolving Loan Percentage of the amount so paid by the Issuing Lender to reimburse the Issuing Lender for such draw.

              (c) Commercial Paper Reserve. In addition, Borrowers shall be entitled to reserve out of the Revolving Credit Facility the Commercial Paper Reserve; provided, that, (i) if Borrowers are called on to fund any commercial paper for which Borrowers have established a Commercial Paper Reserve, Borrowers shall nonetheless be required to satisfy the terms of the Revolving Credit Facility for obtaining an Advance thereunder in such amount; and (ii) the aggregate Commercial Paper Reserves shall not exceed $50,000,000.00. Notwithstanding the establishment of Commercial Paper Reserves, Lenders shall have no obligation to issue Letters of Credit to support Borrowers' issuance of commercial paper.

              (d) Term Facility Advance. Each Term Lender severally agrees to make an Advance under the Term Facility equal to its Term Loan Commitment Amount. Term Lenders acceptable to both Agent and AMRESCO may be added to this Agreement until such time that the Term Facility has been fully funded. In such event, Agent and Borrowers shall execute a supplement to this Agreement evidencing the additional Term Lenders and their Term Loan Commitment Amount and Term Loan Percentage, and shall distribute a copy of such schedule to the other Lenders as soon as practicably possible.

       SECTION 2.2. Method of Borrowing under Revolving Credit Facility. Subject to the terms and conditions of this Agreement, each Borrower shall be entitled to obtain Advances and Letters of Credit from Revolving Lenders under the Revolving Credit Facility pursuant to Section 2.1 in the following manner:

              (a)    Variable Rate Advances.   In the case of any Variable Rate
Advance, AMRESCO (acting for itself or on behalf of any Borrower), through an Authorized Officer, shall give Agent prior to 10:00 a.m., Dallas, Texas time, on the date of any such proposed Advance, an irrevocable written notice of its intention to borrow or reborrow such Variable Rate Advance hereunder. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate Variable Rate Advances to be made by Lenders and shall be accompanied by the documents required to be delivered pursuant to Article IV. The aggregate amount of Variable Rate Advances to be made on any funding date shall not be less than One Million and No/100 Dollars ($1,000,000.00) or greater whole multiples of One Hundred Thousand and No/100 Dollars ($100,000.00).

              (b) LIBOR Rate Advances. In the case of LIBOR Rate Advances, AMRESCO (acting for itself or on behalf of any Borrower), through an Authorized Officer, shall give Agent at least three Business Days' irrevocable written notice of its intention to borrow or reborrow such advance hereunder. Notice shall be given to Agent prior to 10:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Rate Advances shall in all cases be subject to availability and to
Section 3.5 hereof. For LIBOR Rate Advances, the notice of borrowing shall specify (i) the requested funding date, which shall be a Business Day, (ii) the amount of the proposed aggregate LIBOR Rate Advances to be made by the Revolving Lenders, (iii) the Interest Period selected by AMRESCO (provided that no such Interest Period shall extend past the Revolving Facility Termination
Date) and (iv) AMRESCO's election of the Effective Date on which the LIBOR Rate Advances shall begin. The aggregate amount of LIBOR Rate Advances to be made on any funding date shall not be less than Five Million and No/100 Dollars ($5,000,000.00) or greater whole multiples of One Million and No/100 Dollars ($1,000,000.00).

              (c) Alternate Currency Option. In the case of any Alternate Currency Advance, AMRESCO (acting for itself or on behalf of any Borrower), through an Authorized Officer, shall give Agent at least three Business Days' irrevocable written notice of its intention to borrow or reborrow such advance hereunder (the "Alternate Currency Option"). Notice shall be given to Agent prior to 10:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. Alternate Currency Advances shall in all cases bear interest at the Alternate Currency Rate computed with respect to the applicable Alternate Currency and be subject to availability and to Section 3.5 hereof. Such notice of borrowing shall specify
(i) the requested funding date, which shall be a Business Day, (ii) the Dollar Equivalent of the amount of the proposed Alternate Currency Advance, (iii) the currency of such proposed Alternate Currency Advance, (iv) the Interest Period selected by AMRESCO (provided that no such Interest Period shall extend past the Revolving Facility Termination Date) and (iv) Borrower's election of the Effective Date on which the Alternate Currency Advance shall begin. The aggregate amount of Alternate Currency Advances to be made on any funding date shall not be less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (in its Dollar Equivalent), or greater whole multiples of One Million and No/100 Dollars ($1,000,000.00) (in its Dollar Equivalent).

              (d) Notice To Revolving Lenders. Agent shall promptly notify Revolving Lenders of each notice received from AMRESCO pursuant to this Section
2.2. Each Revolving Lender shall, not later than noon, Dallas, Texas time, on the date of any such Advance, deliver to Agent, at its address set forth herein, such Lender's Revolving Loan Percentage of such Advance in immediately available funds in accordance with Agent's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Advance hereunder Agent shall, subject to satisfaction of the conditions set forth in Article IV, disburse the amounts made available to Agent by the Revolving Lenders by (i) transferring such amounts by wire transfer pursuant to AMRESCO's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of AMRESCO maintained with Agent. All Advances shall be made by each Revolving Lender according to its Revolving Loan Percentage.

              (e)    Method of Issuing Letters of Credit.  Not less than three
(3) Business Days prior to the requested date of issuance of any Letter of Credit, AMRESCO (for itself or on behalf of any Borrower) shall deliver to Agent a Request For Advance and shall execute and deliver to the Issuing Lender the customary letter of credit application and agreement used by the Issuing Lender from time to time (the "LOC Application"). Nothing in this Agreement shall prohibit the Issuing Lender from modifying the form of LOC Application in effect from time to time in connection with the issuance of any Letter of Credit, provided that, such modification does not substantially modify this Agreement to the detriment of Borrowers. In the event of a direct conflict between the provisions of the LOC Application and this Agreement, the provisions of this Agreement shall govern. In no event shall a Letter of Credit have an expiration date which is later than the Revolving Facility Termination Date. Letters of Credit may be standby letters of credit only and may be issued on behalf of any Borrower. Upon satisfaction of the applicable conditions precedent set forth in Article IV, and subject to the other terms and conditions of this Agreement, the Issuing Lender shall issue Letters of Credit for the account of any Borrower within three (3) Business Days from receipt by the Issuing Lender of the fully-executed LOC Application (so long as the requested terms of such Letter of Credit are acceptable to the Issuing Lender in its reasonable discretion).

       Borrower shall be entitled to have issued under the Revolving Credit Facility, subject to the terms of this Agreement, Letters of Credit denominated in an Alternate Currency or other currency as approved by Agent and the Issuing Lender, provided, that, if drawn, each Lender shall be required to fund its pro rata part of the Dollar Equivalent of such Advance. Each such Advance shall be subject to the terms and conditions of this Agreement related to Advances. The amount to be reserved under the Revolving Credit Facility related to any such Letter of Credit issued in an Alternate Currency or other currency approved by Agent and the Issuing Lender, and therefore the Letter of Credit Exposure related thereto, shall be an amount equal to 115% of the amount remaining to be funded under any said Letter of Credit from time to time (in Dollar Equivalent calculated from time to time).

       Immediately upon the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased and received from the Issuing Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of Borrowers under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Revolving Loan Percentage times (y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Subject to the limits referred to above, Borrowers may request the issuance of Letters of Credit under this Section 2.2(e), repay any Advances under the Revolving Credit Facility resulting from drawings thereunder pursuant to this Section 2.2(e) and request the issuance of additional Letters of Credit under this
Section 2.2(e).

       The payment by the Issuing Lender of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Lender of an Advance under the Revolving Credit Facility, which shall bear interest at the Variable Rate, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article IV hereof). In the event that a drawing under any Letter of Credit is not reimbursed by Borrowers by 10:00 a.m. (Dallas time) on the first Business Day after such drawing, the Issuing Lender shall promptly notify Agent and each other Revolving Lender. Each such Revolving Lender shall, on the first Business Day following such notification, make an Advance, which shall bear interest at the Variable Rate, and shall be used to repay the applicable portion of the Issuing Lender's advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Lender (but without any requirement for compliance with the applicable conditions set forth in Article IV hereof) and shall make available to Agent for the account of the Issuing Lender, by deposit at Agent's office, in same day funds, the amount of such Advance. In the event that any Revolving Lender fails to make available to Agent for the account of the Issuing Lender the amount of such Advance, the Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Maximum Lawful Rate or (ii) the Federal Funds Rate.

       SECTION 2.3.  Fees.

       (a) Participation Fee. In consideration for the commitment of each Revolving Lender to make Advances under the Revolving Credit Facility upon the terms and conditions set forth in this Agreement and the reserving of sufficient funds by each Revolving Lender from which to make disbursement of the Advances under the Revolving Credit Facility, Borrowers shall pay to each such Revolving Lender on the Closing Date its Participation Fee. In consideration for the commitment of each Term Lender to fund its pro rata part of the Term Facility upon the terms and conditions set forth in this Agreement and the reserving of sufficient funds by each Term Lender from which to make such Advance under the Term Facility, Borrowers shall pay to each such Term Lender its Participation Fee when such Term Lender funds its Term Loan Commitment Amount.

       (b) Commitment Fee. Throughout the Credit Period, Borrowers shall pay to Agent for the account of each Revolving Lender, such Revolving Lender's Revolving Loan Percentage of the Commitment Fee, such fee to be computed based on the number of actual days elapsed assuming each calendar year consisted of 360 days, and due and payable quarterly in arrears, commencing on April 1, 1997, and continuing on the first day of each calendar quarter thereafter, with a final payment of such Commitment Fee being due and payable upon the Revolving Facility Termination Date.

       (c) Letter of Credit Fees. Borrowers shall pay to Agent for the account of each Revolving Lender a letter of credit fee (the "Letter of Credit Fee") (which shall be payable quarterly in arrears, commencing on April 1, 1997, and continuing on the first day of each calendar quarter thereafter, with a final payment of such Letter of Credit Fee being due and payable on the Revolving Facility Termination Date) on the average daily amount available for drawing under all outstanding Letters of Credit (using the Dollar Equivalent for any Letters of Credit denominated in an Alternate Currency) at the following per annum percentages, applicable in the following situations:

                                                                  Annual
                     Applicability                              Percentage
                     -------------                              ----------
       (a)    Qualified Investment Rating of                        1.5%
              below Investment Grade or unrated

       (b)    Qualified Investment Rating of                        1%
              Investment Grade or higher

The fee payable in respect of the Letters of Credit shall be subject to reduction or increase, as set forth in the table above. Subject to Section
11.8 hereof, such fee shall be computed on the basis of the actual number of days elapsed. In addition to the Letter of Credit Fee, Borrowers shall pay to Agent for the account of the Issuing Lender an issuance fee (which shall be due and payable on the date of issuance of each Letter of Credit) in an amount equal to Three Hundred and No/100 Dollars ($300.00).

              (d) Structure Fee. In consideration for the Arranger's efforts in structuring the Credit Facilities and arranging for such Credit Facilities, Borrowers agree to execute on or before thirty (30) days following the Closing Date a letter reasonably satisfactory to Agent and Arranger concerning the Structure Fee and to pay to Arranger the Structure Fee in accordance with such letter.

              (e) Administrative Fees. In consideration for Agent's administration services under the Credit Facilities, Borrowers agree to pay Agent the Administrative Fee in advance in equal quarterly payments, commencing on April 1, 1997, and continuing on the first day of each calendar quarter thereafter, until such time the Notes are paid in full, all Letters of Credit have been terminated, and Lenders' commitment to make Advances under this Agreement have been terminated.

              (f) Amendment Fee. In consideration for the agreement of each existing Revolving Lender to modify the terms of the Original Loan Agreement as set forth herein and in the other Loan Documents, Borrowers agree to pay to each such existing Revolving Lender which is a party to this Agreement, the Amendment Fee on the Closing Date.

       SECTION 2.4. Additional Borrowers. Upon the earlier to occur of (1) thirty (30) days after the filing of articles of incorporation, certificates of limited partnership or similar organizational documents with the appropriate Governmental Authority of any future Subsidiary of any Borrower or (2) two (2) Business Days prior to the date that such Subsidiary obtains an Advance under the Revolving Credit Facility (or the proceeds of any Advance from another Borrower) or includes any of its assets in the Borrowing Base, Borrowers shall cause to be delivered to Agent (a) a Supplement to Schedule I properly executed by such future Subsidiary (other than an Excluded Subsidiary), (b) a Pledge Agreement and all financing statements related thereto, properly executed by the appropriate Borrower pursuant to which all of the outstanding shares of stock of such future Subsidiary (other than the Excluded Subsidiaries listed in clause (a) of the definition of Excluded Subsidiaries and certain other Excluded Subsidiaries approved by Agent) are pledged to Agent (for the benefit of Lenders), together with the original stock certificates accompanied by stock powers executed in blank by the appropriate Borrower evidencing all of such outstanding shares of stock, and (c) all resolutions, certificates or documents Agent may reasonably request relating to the formation, existence and good standing of such future Subsidiary, corporate authority for the execution and validity of the Loan Documents described in clauses (a) and (b) immediately above and any other documents and matters relevant to the formation of such future Subsidiary and its status as a Borrower hereunder (if applicable), all in form and substance satisfactory to Agent, which resolutions, certificates and documents shall include, without limitation, (i) the articles of incorporation and bylaws of such future Subsidiary, (ii) resolutions of the board of directors of such future Subsidiary authorizing the execution of the Loan Documents described in clauses (a) and (b) immediately above on behalf of such future Subsidiary and the granting of all the relevant Lenders' Liens as security for the Credit Facilities and the Letters of Credit, (iii) certificates of incumbency for the officers of such future Subsidiary, and (iv) certificates of corporate existence and good standing issued by the state of incorporation of such future Subsidiary and from the appropriate Governmental Authority of each state in which such future Subsidiary is required by applicable law to be qualified.


                                  ARTICLE III

                         TERMS OF THE CREDIT FACILITIES

       SECTION 3.1. Notes. The Credit Facilities shall be evidenced by the Notes. Each Revolving Lender shall receive an originally executed Revolving
Note in an amount equal to such Lender's Revolving Loan Commitment Amount. Each Term Lender shall receive an originally executed Term Note in an amount equal to such Lender's Term Loan Commitment Amount.

       SECTION 3.2. Maturity. All outstanding principal of the Revolving Notes, together with all accrued but unpaid interest and other amounts owed with respect thereto, shall be due and payable in full on the Revolving Facility Termination Date. All outstanding principal of the Term Notes, together with all accrued but unpaid interest and other amounts owed with respect thereto, shall be due and payable in full on the Term Facility Termination Date.

       SECTION 3.3. Interest Rate. Interest on the Notes shall accrue at a rate per annum equal to the lesser of (a) the Applicable Rate as selected by Borrower pursuant to this Agreement, subject, however, to the provisions of
Section 11.8, or (b) the Maximum Lawful Rate; provided, however, if at any time the Applicable Rate exceeds the Maximum Lawful Rate, resulting in the charging of interest hereunder to be limited to the Maximum Lawful Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest below the Maximum Lawful Rate until the total amount of interest accrued on the indebtedness evidenced hereby equals the amount of interest which would have accrued on such indebtedness if the Applicable Rate had at all times been in effect.

       Without notice to any Borrower or anyone else, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Agreement. In addition, the Adjusted LIBOR Rate and the Alternate Currency Rate shall fluctuate upward and downward as and in the amount by which the LIBOR Margin fluctuates, subject always to limitations contained in this Agreement, any such changes in the LIBOR Margin and, therefore, the Adjusted LIBOR Rate or Alternate Currency Rate, as applicable, to occur on the Business Day following the receipt by Agent of the quarterly financial statements and related officer's certificate required to be delivered by AMRESCO pursuant to Sections 7.1(b) and (c) hereof.

       SECTION 3.4. Interest Payments. Interest on the Notes, computed as provided in Section 3.11, shall be due and payable as it accrues on (a) the first day of each calendar quarter commencing on April 1, 1997, and continuing on the first day of each January, April, July and October thereafter until, as applicable, either the Revolving Facility Termination Date or the Term Facility Termination Date, and (b) at the end of each Interest Period as to any LIBOR Rate Portion, LIBOR Rate Advance or Alternate Currency Advance then expiring, and on demand after, as applicable, the Revolving Facility Termination Date or the Term Facility Termination Date so long as any principal of any Note remains unpaid.

       SECTION 3.5. Conversion of Revolving Credit Advances; Interest Rate Elections under Term Facility; Regulatory Change.

       (a) Upon at least three (3) Business Days' prior written notice from AMRESCO to Agent ("Minimum Notice Requirement"), Borrowers may, on any Interest Adjustment Date (other than the Revolving Facility Termination Date or Term Facility Termination Date, as applicable), convert amounts of any LIBOR Rate Advances or LIBOR Rate Portion, as applicable, into Variable Rate Advances or a Variable Rate Portion, as applicable, with interest accruing thereon with reference to the Variable Rate, as provided in Section 3.3 above.

       (b) Upon satisfaction by AMRESCO of the Minimum Notice Requirement, and subject to the conditions provided in this Agreement or the Notes, Borrowers may, on any date prior to the Revolving Facility Termination Date or Term Facility Termination Date, as applicable, convert amounts of not less than Five Million and No/100 Dollars ($5,000,000.00) in the aggregate on the same date, or any whole multiple of One Million and No/100 Dollars ($1,000,000.00) in excess thereof of any Variable Rate Advances or a Variable Rate Portion, as applicable, into LIBOR Rate Advances or LIBOR Rate Portions, as applicable, with interest accruing thereon with reference to the Adjusted LIBOR Rate, as provided in Section 3.3 above, for the Interest Period selected in such notice. AMRESCO may make a LIBOR Rate election with respect to each Advance of the Term

Facility by satisfying the Minimum Notice Requirement prior to the related funding of the Term Facility.

              Each notice of Adjusted LIBOR Rate election by Borrowers shall include (i) the amount of the proposed aggregate LIBOR Rate Advances or the LIBOR Rate Portions, as applicable, (ii) the Interest Period selected by AMRESCO, and (iii) the Effective Date, and is subject to the following conditions: (1) the Interest Period shall be limited to a period commencing on the Effective Date and ending on a date one, two, three, four or six months later elected by AMRESCO in its notice to Agent; (2) AMRESCO's written notice of an election shall be received by Agent in time to satisfy the Minimum Notice Requirement; (3) the last day of the Interest Period will not be subsequent in time to the Revolving Facility Termination Date or Term Facility Termination Date, as applicable; (4) in the case of a continuation of a LIBOR Rate Advance or LIBOR Rate Portion, the Interest Period applicable after such continuation shall commence on the last day of the preceding Interest Period; (5) no LIBOR Rate election shall be made if Agent determines by reason of circumstances affecting the interbank Eurodollar market that either adequate or reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for any Interest Period, or it becomes impracticable for Agent or any Lender under the applicable Credit Facility to obtain funds by purchasing U.S. dollars in the interbank Eurodollar market, or if Agent or any Lender under the applicable Credit Facility determines that the Adjusted LIBOR Rate will not adequately or fairly reflect the costs to such Lender of maintaining the applicable LIBOR Rate Advances or LIBOR Rate Portion, as applicable, at such rate, or if as a result of any Regulatory Change, it shall become unlawful or impossible for Lenders under the applicable Credit Facility to maintain any such LIBOR Rate election; (6) there shall never be more than fifteen (15) LIBOR Rate Advances, in the aggregate, in effect at any one time under the Revolving Credit Facility and no more than five (5) LIBOR Rate Portions in effect at any one time under the Term Facility; and (7) no LIBOR Rate election shall be made after the occurrence and during the continuance of a Default or Event of Default.

       (c) As a condition to each Alternate Currency Advance, Borrowers shall select an Alternate Currency Rate (based on the applicable Alternate Currency) to be applicable thereto; provided, that each such Alternate Currency Advance must be in an amount of not less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (in its Dollar Equivalent) in the aggregate on the same date, or any whole multiple of One Million and No/100 Dollars ($1,000,000.00) (in its Dollar Equivalent) in excess thereof; and provided, further, that (1) no Alternate Currency election shall be made if Agent or any Revolving Lender determines that, as a result of any Regulatory Change, it shall become unlawful, impracticable or impossible for Revolving Lenders to maintain any such Alternate Currency election; (2) there shall never be more than five (5) Alternate Currency Advances, in the aggregate, in effect at any one time under the Revolving Credit Facility; (3) in no event shall the Dollar Equivalent amount of the requested Alternate Currency Advance plus the then current outstanding balance of all previous Alternate Currency Advances based on the Dollar Equivalent thereof (as of the Business Day immediately prior to the date of such Advance) exceed $50,000,000 in the aggregate; (4) no Alternate Currency election shall be made after the occurrence and during the continuance of a Default or Event of Default; and (5) Revolving Lenders shall not be required to make any Alternate Currency Advance if the applicable Alternate Currency Rate would be limited to the Maximum Lawful Rate pursuant to Section 3.3. Upon the expiration of any Interest Period applicable to an Alternate Currency Advance and provided that no Default has occurred and Borrowers are entitled to have outstanding such Alternate Currency Advance under this Agreement, the Alternate Currency Advance shall continue for an Interest Period having the same duration as the Interest Period then ended (but not beyond the Revolving Facility Termination Date) unless Borrowers shall, upon three (3) Business Days prior written notice, elect a different Interest Period. Upon the occurrence of an Event of Default, Agent may convert all Alternate Currency Advances into the Dollar Equivalent at the end of the respective Interest Periods therefor.

       (d) To the extent Borrowers have not made an effective election under and in accordance with subparagraphs (a) or (b) above (including, without limitation, at the expiration of an Interest Period or, as of the Closing Date, with respect to the Advance of the Term Facility), the Applicable Rate shall be the Variable Rate. If Borrowers have failed to make such election at the end of an Interest Period under the Revolving Credit Facility, the Revolving Lenders shall be deemed to have made a Variable Rate Advance in Dollars and in the amount, and in replacement, of the LIBOR Rate Advance then maturing. If Borrowers have failed to make such elections at the end of any Interest Period under the Term Facility, the applicable LIBOR Rate Portion shall expire and convert to a Variable Rate Portion. To the extent Borrowers have not made an effective election under clause (c) above prior to the expiration of the applicable Interest Period with respect to Alternate Currency Advances, then Borrowers shall be deemed to have elected an Interest Period in accordance with the penultimate sentence of clause (c) above.

       (e) If, on or after the Closing Date, any Regulatory Change shall make it unlawful, impracticable or impossible for any Lender (or its Eurodollar lending office) to make, maintain or fund LIBOR Rate Advances, LIBOR Rate Portions or Alternate Currency Advances, as applicable, and such Lender shall so notify Agent, Agent shall forthwith give notice thereof to the other applicable Lenders and AMRESCO, whereupon until such Lender notifies AMRESCO and Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to maintain or fund LIBOR Rate Portions or to make LIBOR Rate Advances or Alternate Currency Advances, as the case may be, shall be suspended. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Rate Advances, LIBOR Rate Portions or Alternate Currency Advances to maturity and shall so specify in such notice, Borrowers shall immediately prepay in full the then outstanding principal amount of such Lender's portion of the LIBOR Rate Advances or Alternate Currency Advances, as the case may be, together with accrued interest thereon, or, if applicable, any LIBOR Rate Portion shall immediately convert to a Variable Rate Portion. Concurrently with prepaying such portion of the LIBOR Rate Advances or Alternate Currency Advances, as the case may be, Borrowers shall borrow a Variable Rate Advance and/or an Advance in Dollars, as the case may be, in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related LIBOR Rate Advances or Alternate Currency Advances, as the case may be, of the other Lenders), and such Lender shall make such Variable Rate Advance or Advance in Dollars, as the case may be. If a Lender shall be unable to make, maintain or fund LIBOR Rate Advances, LIBOR Rate Portions or Alternate Currency Advances as above provided for more than sixty days, and the other Lenders are not similarly restricted, Borrowers shall be entitled to designate an Eligible Assignee acceptable to Agent to purchase the interest of the Lender which is unable to fund LIBOR Rate Advances, LIBOR Rate Portions or Alternate Currency Advances, as the case may be, and such Lender shall sell its interest to such Eligible Assignee within ten Business Days of Borrowers' request. Any such purchase shall be in accordance with and subject to the provisions of
Section 11.10.

       (f) Borrowers shall promptly indemnify (i) Agent and Lenders against any loss or expense which Agent or Lenders may, as a consequence of Borrowers' failure to make a payment on the date such payment is due hereunder, or the payment, prepayment or conversion of any LIBOR Rate Advances, LIBOR Rate Portions or Alternate Currency Advances hereunder on a day other than an Interest Adjustment Date, sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain any such LIBOR Rate Advances, LIBOR Rate Portions or Alternate Currency Advances or any part thereof, including, without limitation, any Consequential Loss or Alternate Currency Loss; (ii) Lenders against and reimburse Lenders for increased costs to Lenders, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Advances, LIBOR Rate Portions or Alternate Currency Advances; Agent shall give AMRESCO written notice of such costs within ninety (90) days of its or any Lender's implementation and/or compliance with any such Regulatory Change, and such costs shall be reimbursed to such Lender prior to the earlier of (A) the Revolving Facility Termination Date or the Term Facility Termination Date, as applicable, or (B) ten (10) days following written notice thereof from Agent to AMRESCO; and (iii) Agent and Revolving Lenders against any loss which Agent or Revolving Lenders may sustain or incur, as a consequence of Borrowers' failure to (A) pay any Alternate Currency Advance on the date due or in the Alternate Currency in which it was made or (B) borrow Alternate Currency Advances on the date for such borrowing specified in the relevant Request for Advance, including without limitation, any loss (1) arising from any change in the value of Dollars in relation to any such Alternate Currency Advance which was not paid on the date due between the date such payment was due and the date of payment, or which was not paid in the Alternate Currency in which it was made, or (2) incurred in liquidating or closing out any foreign currency contract undertaken by such Revolving Lender in funding or maintaining such Alternate Currency Advance, all as determined by such Revolving Lender in its sole discretion. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

       SECTION 3.6.  Payments of Advances; Reduction of Commitment Amount.

       (a) At any time prior to the occurrence of an Event of Default, Borrowers may by notice from AMRESCO to Agent prior to 10:00 a.m. (Dallas, Texas time) on the date on which prepayment under this Section 3.6 is to be made, voluntarily prepay amounts outstanding under the Revolving Credit Facility from time to time and at any time, in whole or in part, without premium or penalty; provided, that (i) each such partial payment must be in a minimum amount of at least One Million and No/100 Dollars ($1,000,000.00) (or, as to prepayment of portions thereof which are Alternate Currency Advances, the Dollar Equivalent thereof), and (ii) Borrowers shall pay any related Consequential Losses or Alternate Currency Losses within ten days after Agent's demand therefor.

Each such optional prepayment shall be applied to the Revolving Credit Facility ratably in accordance with Section 3.9 to pay the amounts owed to each Revolving Lender thereunder.

       (b) Borrowers shall make mandatory prepayments under the Revolving Credit Facility prior to the occurrence of an Event of Default in an amount equal to (a) the excess, if any, of the sum of the outstanding principal balance of the Revolving Credit Facility, plus the Letter of Credit Exposure, plus the Commercial Paper Reserve, at any time over the lesser of (1) the Borrowing Base less the amount outstanding under the Term Facility, and (2) the Revolving Commitment; and, (b) the net sale proceeds received by any Borrower from the sale of any asset which has either a value at the time of the sale (as shown on the books of such Borrower), or an aggregate sales price and all other consideration for such sale, in excess of $2,500,000.00 (excluding, however, the proceeds from the sale of an Assigned Loan included in the Borrowing Base, if, within five Business Days from the receipt by any Borrower of such sale proceeds, either such proceeds are used to reduce the outstanding balance of the Revolving Credit Facility or AMRESCO delivers to Agent an updated Borrowing Base Schedule showing that the aggregate outstanding Advances under the Revolving Credit Facility do not exceed an aggregate amount equal to the Borrowing Base less the amount outstanding under the Term Facility). Borrowers shall pay on demand given by Agent any Consequential Loss arising as a result of any such mandatory prepayments.

       (c) Borrowers shall make mandatory prepayments under the Revolving Credit Facility prior to the occurrence of an Event of Default, and under both Credit Facilities pro rata after the occurrence of an Event of Default, in the amount of the proceeds received by any Subsidiary from the creation of the NIM Trusts.

       (d) Borrowers may, prior to the occurrence of an Event of Default, fully or partially, reduce the Revolving Commitment, provided that (i) notice of such reduction must be received by Agent by 10:00 a.m. Dallas, Texas, time on the fifth Business Day preceding the effective date of such reduction, (ii) each such reduction in the Revolving Commitment must be in a minimum amount of $10,000,000.00 or any whole multiple of $1,000,000.00 in excess thereof (or, as to the reduction of portions thereof which are Alternate Currency Advances, the Dollar Equivalent thereof), (iii) Borrowers shall not be entitled to an increase in the Revolving Commitment once it has been so reduced, (iv) if the sum of the aggregate outstanding principal balance of the Revolving Credit Facility, plus the Letter of Credit Exposure, plus the Commercial Paper Reserve exceeds the Revolving Commitment as so reduced, Borrowers shall make a mandatory prepayment on the principal amount of the Revolving Credit Facility in at least the amount of such excess, together with any Consequential Loss or Alternate Currency Loss arising as a result thereof, and (v) in no event shall Borrowers be entitled to so reduce the Revolving Commitment below $20,000,000.00, unless Borrowers have elected to terminate the Revolving Credit Facility in full.

       (e) If Borrowers shall prepay any LIBOR Rate Advance or LIBOR Rate Portion prior to the expiration of its applicable Interest Period, a prepayment fee shall be due to Revolving Lenders in an amount equal to the consequential loss (the "Consequential Loss") incurred by such Revolving Lenders as a result of any such prepayment, such Consequential Loss to be computed as the product of (i) the amount of the sum so prepaid multiplied by (ii) the difference (but not less than

0.00) of (A) the 360-day interest yield (as of the applicable Effective Date and expressed as a decimal) on a Treasury Obligation selected by Agent and having, as of the applicable Effective Date, a remaining term until its maturity approximately equal to the original Interest Period, minus (B) the 360-day interest yield (as of the Business Day immediately preceding the prepayment date and expressed as a decimal) on a Treasury Obligation selected by Agent and having, as of the Business Day preceding the prepayment date, a remaining term until maturity approximately equal to the unexpired portion of the Interest Period, multiplied by (iii) the quotient of (A) the number of calendar days in the unexpired portion of the Interest Period, divided by (B)
360. For purposes of computing a prepayment fee, the Treasury Obligations selected by Agent shall be from among those included in the over-the-counter quotations supplied to The Wall Street Journal by the Federal Reserve Bank of New York City based on transactions of $1,000,000.00 or more. Any prepayment fee required to be paid by Borrowers pursuant to this Section 3.6 or any other provisions of this Agreement or of the other Loan Documents in connection with the prepayment of any LIBOR Rate Advances or LIBOR Rate Portions shall be due and payable whether such prepayment is being made voluntarily or involuntarily, including, without limitation, as a result of an acceleration of sums due under LIBOR Rate Advances, LIBOR Rate Portions or any part thereof due to an Event of Default.

       (f) If Borrowers shall prepay any Alternate Currency Advance or for whatever reason an Alternate Currency Advance is converted to Dollars prior to the expiration of its applicable Interest Period, a prepayment fee shall be due to Revolving Lenders for any loss, cost, liability, or expense (an "Alternate Currency Loss") which any Revolving Lender incurs as a result thereof, including, without limitation, (i) any loss or reasonable expense sustained or incurred in liquidating or employing deposits from third Persons acquired to effect or maintain such Alternate Currency Advance or any part thereof, (ii) an amount equal to the excess, if any of (A) its cost of obtaining the funds for the Alternate Currency Advance being prepaid or converted prior to the expiration of its applicable Interest Period for the period from the date of such prepayment or conversion to the last day of the Interest Period for such Alternate Currency Advance, over (B) the amount of interest (as reasonably determined by such Revolving Lender) that would be realized by such Revolving Lender in re-employing the funds so prepaid or converted for such Interest Period, (iii) any loss incurred in liquidating or closing out any foreign currency contract undertaken by such Revolving Lender in funding or maintaining such Alternate Currency Advance, and (iv) any loss arising from any change in the value of Dollars in relation to any such Alternate Currency Advance which was not paid on the date due between the date such payment was due and the date of payment, or which was not paid in the Alternate Currency in which it was made, all as determined by such Revolving Lender in its good faith discretion, but otherwise without penalty. A Revolving Lender must request compensation under this section as promptly as practicable after it obtains knowledge of the event which entitles it to compensation pursuant to this section, but in any event within 180 days after it obtains such knowledge and pursuant to a certificate which sets forth the amount such Revolving Lender is entitled to receive pursuant to this Section 3.6 and the basis for determining such amount, which certificate shall be conclusive as to the matters set forth therein in the absence of manifest error. Any amounts received by Agent from Borrowers pursuant hereto shall be disbursed by Agent in immediately available funds to the Revolving Lenders requesting such amounts.

       SECTION 3.7. Schedules on Notes. Each Revolving Lender is hereby authorized to record the date and amount of the initial principal balance of its Revolving Note and the date and amount of each advance and repayment of principal on such Revolving Note, and to attach any such recording as a schedule to the Revolving Note whereupon such schedule shall constitute a part of such Revolving Note for all purposes. Any such recording shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the absence or inaccuracy of any such schedule or notation thereon shall not limit or otherwise affect the liability of Borrowers for the repayment of all amounts outstanding under the Revolving Notes together with interest thereon.

       SECTION 3.8. General Provisions as to Payments. All payments and indemnities required to be made by Borrowers under any of the Loan Documents shall be joint and several obligations of Borrowers. Borrowers shall make each payment of principal and interest on either of the Credit Facilities and all fees payable hereunder or under any other Loan Document not later than 12:00 noon (Dallas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas, to Agent at Agent's address for payments set forth in Schedule I. Agent will promptly (and if such payment is received by Agent by 12:00 noon (Dallas, Texas time), and otherwise if reasonably possible, on the same Business Day, and in any event not later than the next Business Day after receipt of such payment) distribute to each Lender under the Credit Facility on which a payment is made a payment on the applicable Note, in accordance with such Lender's pro rata share of each such payment received by Agent. For purposes of calculating accrued interest on either of the Credit Facilities, any payment received by Agent as aforesaid by 12:00 noon (Dallas, Texas time) on any Business Day shall be deemed made on such day; otherwise, such payment shall be deemed made on the next Business Day after receipt by Agent. Whenever any payment of principal or interest on either of the Credit Facilities, or any fees under the Loan Documents, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

       SECTION 3.9. Application of Payments. Prior to the occurrence of an Event of Default, all payments made on either of the Credit Facilities shall be applied against the Revolving Credit Facility or the Term Facility as designated by AMRESCO and shall be ratably paid to each Revolving Lender or Term Lender, as applicable, in accordance with its Revolving Loan Percentage or Term Loan Percentage, respectively, subject to the provisions of Article X and any provision in the Loan Documents or agreements among the applicable Lenders providing for the application of such proceeds against expenses or other amounts. After the occurrence of an Event of Default and for a period of thirty days after notice of such Event of Default has been received and acknowledged by, or delivered by, Agent, all payments made on the Credit Facilities (other than scheduled payments on the Credit Facilities and any provisions in the Loan Documents providing for the application of such proceeds against expenses and other amounts) shall be applied first against the Revolving Credit Facility. If an Event of Default continues uncured or unwaived after said thirty-day period, payments on the Credit Facilities shall be ratably paid to each Lender in accordance with its Aggregate Loan Percentage, subject to Article X and any provision in the Loan Documents or agreements among the Lenders providing for the application of such amounts. Revolving Lenders and Borrowers agree that in the event an Event of Default continues uncured or unwaived after the above-referenced thirty day period, the Revolving Lenders shall make an Advance to each of the Term Lenders in an amount equal to the net aggregate payments applied against the Revolving Credit Facility during such thirty-day period times such Term Lender's Aggregate Loan Percentage. The Advance or Advances so made shall not require any action on the part of any Borrower and shall be made notwithstanding Borrowers' failure to comply with the conditions for making Advances under the Revolving Credit Facility. Except as (a) to principal payments made pursuant to Section 3.6(a),(b),(c) or (d)(iii), (b) provided in
Section 9.10, and (c) otherwise specifically provided in this Agreement or in any Loan Document, all prepayments on the respective Credit Facilities shall be applied against accrued but unpaid interest and then against the principal portion of the applicable Credit Facility; provided, however, that, unless otherwise designated by AMRESCO or required by law, prepayments and involuntary payments received by the holder hereof and applied to principal hereunder shall be applied first to the Variable Rate Advances or Variable Rate Portion, as applicable, in Dollars (or that portion of LIBOR Rate Advances or LIBOR Rate Portions, as applicable, not subject to a prepayment penalty), second to the LIBOR Rate Advances or LIBOR Rate Portions, as applicable, in Dollars, and third to the Alternate Currency Advances.

       SECTION 3.10. Post-Default Interest; Past Due Principal and Interest. After maturity of the Notes or the occurrence of an Event of Default, the outstanding principal balance of the Notes shall, at the option of the Required Lenders, bear interest at the Default Rate. Any past due principal of and, to the extent permitted by law, past due interest on the Notes shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations or the foreclosure of any of the Lenders' Liens, except as otherwise provided by applicable law.

       SECTION 3.11. Computation of Interest and Fees. All interest payable on the Notes hereunder or the amount of any fees hereunder shall be computed based on the number of days elapsed and 360 days per year (or 365 days for Alternate Currency Advances in British pounds sterling), subject to the provisions hereof limiting interest to the maximum permitted by applicable law.

       SECTION 3.12. Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender reasonably determines that the amount of capital so required or expected to be maintained is increased by or based upon the existence of the Credit Facilities or the Letters of Credit, then such Lender may notify AMRESCO of such fact, and commencing ninety (90) days following such notice, Borrowers shall pay to such Lender or Agent (for such Lender) from time to time on demand, as an additional fee payable hereunder, such amount as Lender shall determine in good faith and certify in a notice to AMRESCO in reasonable detail to be an amount that will adequately compensate such Lender in light of these circumstances for its increased costs of maintaining such capital. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

       SECTION 3.13. Deposit of Cash Collateral. Upon the occurrence of any Event of Default, Borrowers shall, on the next succeeding Business Day, deposit in a segregated, interest bearing account with Agent such funds as Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure. Any funds so deposited shall be held by Agent as security for the Obligations (including the Letters of Credit) and Borrowers will, in connection therewith, execute and deliver such assignments and security agreements in form and substance satisfactory to Agent which Agent may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Borrowers hereby irrevocably direct Agent to apply such funds to satisfy such drafts or demands. When all Letters of Credit have expired and the Revolving Notes have been repaid in full (and Lenders have no obligation to make further Advances or issue Letters of Credit hereunder) or such Event of Default has been cured to the satisfaction of Agent, Agent shall release to AMRESCO any remaining funds deposited under this Section 3.13. Whenever Borrowers are required to make deposits under this Section 3.13 and fail to do so on the day such deposit is due, Revolving Lenders may make such deposit using any funds of Borrowers then available to any Revolving Lender.

       SECTION 3.14. Alternate Currency Notes. In order to satisfy various Legal Requirements applicable to certain Foreign Portfolios or for any other purpose for which Borrowers can obtain an Alternate Currency Advance (including, without limitation, Legal Requirements related to the deductibility of interest on Alternate Currency Advances used to fund the acquisition of such Foreign Portfolios or for such other purposes), Borrowers have requested that they be allowed to separately document the fundings for, or refinancing of, the acquisition of any such Foreign Portfolios or for such other purposes. Revolving Lenders hereby approve such request subject to Agent being satisfied that such additional documentation is appropriate. If approved by Agent, the Borrower or Borrowers which desire to acquire the applicable Foreign Portfolio or to make a capital contribution to the Borrower making any such acquisition or to acquire or invest in any asset or Person for the purpose for which Borrowers can obtain an Alternate Currency Advance may each execute and deliver to NationsBank a promissory note or notes (the "Alternate Currency Note") in an amount equal to the proceeds to be funded for such acquisition. The terms of such Alternate Currency Note shall be satisfactory to Agent in all respects. Agent, on behalf of Lenders, shall then acquire the Alternate Currency Note from NationsBank, and Borrowers shall simultaneously with the delivery of the Alternate Currency Note deliver to Agent a Request For Advance for an Alternate Currency Advance in an amount sufficient to enable Revolving Lenders to acquire the Alternate Currency Note. Borrowers and NationsBank understand and agree that NationsBank shall not fund an Alternate Currency Note until such time that Revolving Lenders have funded or are prepared to simultaneously fund an Alternate Currency Advance to acquire such Alternate Currency Note. The purchase price for each Alternate Currency Note shall be equal to the outstanding principal balance thereof, together will all accrued but unpaid interest thereon, and, upon such payment, NationsBank shall endorse such Alternate Currency Note to Agent, on behalf of Revolving Lenders, without recourse or warranty. Payments of principal and interest made on any Alternate Currency Note shall be applied against the principal and interest on the Alternate Currency Advance made by Revolving Lenders to acquire such Alternate Currency Note. In addition, upon repayment by Borrowers of all principal and accrued but unpaid interest on any Alternate Currency Advance used to acquire an

Alternate Currency Note, than Agent, on behalf of Revolving Lenders, shall return such Alternate Currency Note to the maker thereof marked "Paid."


                                   ARTICLE IV

                             CONDITIONS TO CLOSING

       SECTION 4.1. Conditions To Closing. The obligation of Term Lenders to fund the Term Facility, the Revolving Lenders to fund the first Advance under the Revolving Credit Facility after the Closing Date or the Issuing Lender to issue any Letter of Credit after the Closing Date, whichever is first, as provided herein is subject to the satisfaction of the following conditions and requirements:

              (a) receipt by Agent of (i) this Agreement, properly executed by Borrowers, and (ii) evidence acceptable to Agent that Borrowers have paid all fees and expenses required to be paid by Borrowers as of the date of such Advance or issuance;

              (b) receipt by each Lender of its Note, properly executed by Borrowers, together with its Participation Fee and Amendment Fee, if applicable;

              (c) receipt by Agent of one or more Pledge Agreements, and all financing statements related thereto, properly executed by the appropriate Borrowers, together with the original stock certificates accompanied by stock powers executed in blank by the appropriate Borrowers evidencing all of the outstanding shares of stock of each Subsidiary of Borrowers which is incorporated in the United States (other than stock of a Subsidiary identified in clause (a) of the definition of Excluded Subsidiary and ARSC and AMRESCO Commercial) and sixty-five percent (65%) of the stock of each Subsidiary of Borrowers incorporated outside the United States;

              (d) receipt by Agent of each Second Modification of Collateral Assignment and all financing statements related thereto, properly executed by the appropriate Borrowers;

              (e) receipt by Agent of the Second Modification of Security Agreement and all financing statements related thereto, properly executed by the appropriate Borrowers;

              (f) receipt by Agent of the Second Modification of Lockbox Agreement and all financing statements related thereto, properly executed by Borrowers and the Lockbox Agent;

              (g) receipt by the Custodians of the original promissory notes evidencing the Assigned Loans owned by any Borrower as of the Closing Date, together with allonge endorsements attached thereto (in form acceptable to Agent) executed in blank by the appropriate Borrower, and all other documents required to be delivered to the Custodian pursuant to the terms of the Custodial Agreement, the Collateral Assignment or the other Loan Documents (including, without limitation, as required by Sections 5.2 and 5.3 hereof);

              (h) receipt by Agent from each Custodian of the certificate required to be delivered under its respective Custodial Agreement to reflect receipt by the Custodian of the items referenced in (g) above;

              (i) receipt by Agent of an opinion of general counsel for each Borrower, opining as to the due organization and existence of each Borrower, the enforceability of each of the Loan Documents and such other matters as Agent may reasonably request, in form and substance satisfactory to Agent;

              (j) receipt by Agent of all resolutions, certificates or documents it may reasonably request relating to the formation, existence and good standing of each Borrower on the date hereof, corporate authority for the execution and validity of this Agreement and the other Loan Documents, and any other matters relevant to this Agreement, all in form and substance satisfactory to Agent, which resolutions, certificates and documents shall include, without limitation, (i) the articles of incorporation and bylaws of each Borrower, (ii) resolutions of the board of directors of each Borrower authorizing the execution of the Loan Documents on behalf of each such Borrower and the granting of all the Lenders' Liens as security for the Credit Facilities and the Letters of Credit, (iii) certificates of incumbency for the officers of each Borrower, and (iv) certificates of corporate existence and good standing issued by the state of incorporation of each Borrower and from the appropriate governmental authority of each state in which each Borrower is required by applicable law to be qualified;

              (k) receipt by Agent of filing officer certificates (or commercial reports similar thereto, if satisfactory to Agent) under Section 9-407(2) of the UCC, releases or partial releases of liens or financing statements, and other evidence satisfactory to Agent that there are no Liens on any assets of any Borrower, except Permitted Encumbrances;

              (l) satisfaction of all conditions contained in Section 4.2 if an Advance is being made, or satisfaction of all conditions contained in
Section 4.3 if a Letter of Credit is being issued;

              (m) receipt by Agent of copies of certificates of insurance for each policy maintained by any Borrower, together with evidence of payment of all premiums thereon; and

              (n) receipt by Agent and/or Lenders of all other documents, instruments, certificates and information to be delivered on or before the Closing Date pursuant to the terms of this Agreement and the other Loan Documents.

All the documents, instruments, certificates, information, evidences and opinions referred to in this Section 4.1 shall be delivered to Agent no later than the Closing Date, and Lenders shall not be bound by or obligated hereunder until Agent has received all such items.

       SECTION 4.2. Conditions To All Advances. The obligation of Lenders to fund any Advance (including the funding of the Term Facility) as provided herein is subject to the satisfaction of the following conditions and requirements:

              (a) timely receipt by Agent of a Request For Advance (which shall be appropriately modified to Agent's satisfaction with respect to the funding of the Term Facility);

              (b) immediately before and after giving effect to such Advance, no Default shall have occurred and be continuing and the making of such Advance shall not cause a Default;

              (c) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, except that all representations and warranties that speak as of a particular date shall only be required on the date of each such Advance to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date; and

              (d) such other information and documentation as Agent shall reasonably deem necessary or desirable in connection with the funding of such Advance.

       SECTION 4.3. Conditions to Letters of Credit. The obligation of the Issuing Lender to issue any Letter of Credit as provided herein is subject to the satisfaction by Borrowers of the following conditions and requirements:

              (a) timely receipt by the Issuing Lender of a fully completed LOC Application;

              (b)    timely receipt by Agent of a Request For Advance;

              (c) immediately before and after the issuance of such Letter of Credit, no Default shall have occurred and be continuing and the issuance of any Letter of Credit shall not cause a Default;

              (d) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true in all material respects on and as of the date of issuance of such Letter of Credit, except that all representations and warranties that speak as of a particular date shall only be required on the date of issuance of each such Letter of Credit to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date;

              (e) timely receipt by Agent (on behalf of the Issuing Lender) of the issuance fee required to be paid by the Issuing Lender related to the issuance of such Letter of Credit; and

              (f) such other information and documentation as Agent or the Issuing Lender shall reasonably deem necessary or desirable in connection with the issuance of such Letter of Credit.

                                   ARTICLE V

                                   COLLATERAL

       SECTION 5.1. Security. The Credit Facilities, the Letters of Credit, and the Obligations (as modified and increased pursuant to this Agreement) shall all be secured by the liens and security interests created by the Security Documents and any and all other Collateral described herein, and all proceeds thereof, until the particular item of Collateral is released or until the Letters of Credit have expired and the Credit Facilities and all the Obligations are paid and performed in full (and any obligation of Lenders to make Advances has been terminated). Borrowers and Lenders understand and agree that the term "Obligations" as used in the Security Documents is intended to, and shall mean, the Obligations as modified and increased by this Agreement, and therefore, the liens and security interests created and evidenced by the Security Documents secure all such Obligations.

       SECTION 5.2. Requirements For Assigned Loans. With respect to each of the Assigned Loans, Borrower shall deliver to a Custodian the documents required by the applicable Custodial Agreement which shall include, without limitation, the following:

              (a) Either (i) the original promissory note or notes evidencing the Assigned Loan properly endorsed showing endorsements thereof from the original holder thereof, and all subsequent holders, to a Borrower, together with an endorsement thereof by such Borrower to Agent, on behalf of Lenders (in form satisfactory to Agent), which endorsement may be an allonge endorsement, (ii) with respect to any Assigned Loan where the original promissory note has been lost, an original lost note affidavit in form which is sufficient under the UCC or the laws of any applicable jurisdiction to enable the owner thereof to maintain an action on the related promissory notes and recover from any party liable thereon, and properly executed by the Person which sold such promissory note to the applicable Borrower, (iii) with respect to any Assigned Loan for which a Borrower has a participation interest, the original or a copy of the participation certificate or agreement evidencing the applicable Borrower's interest in such Assigned Loan, or (iv) with respect to any Assigned Loan for which a Borrower has a judgment, an original Assignment of Judgment (as defined in the Collateral Assignment);

              (b) Copies of the mortgage, deed of trust or other security documents by which a lien or security interest has been granted to secure the Assigned Loan;

              (c) With respect to Domestic Portfolios, an original Transfer of Liens properly executed and acknowledged by the appropriate Borrower and, with respect to Foreign Portfolios, such fixed or floating charges or other evidence of direct or collateral transfer as Agent may require;

              (d) To the extent in the possession of a Borrower or an Affiliate of a Borrower, a Title Policy and certificate of hazard and/or liability insurance with respect to any Underlying Real Estate; and

              (e) Such other information related to the Underlying Real Estate, to the extent in the possession of any Borrower or an Affiliate of any Borrower, as Agent shall reasonably request.

       SECTION 5.3. Requirements for Mortgaged Properties. With respect to each of the Mortgaged Properties, the Borrower which owns such Mortgaged Property shall deliver to a Custodian the documents required by the applicable Custodial Agreement with respect thereto which shall include, without limitation, the following:

              (a) A copy of the deed or conveyance instrument by which the applicable Borrower took title to the Mortgaged Property;

              (b) A Title Policy (which Title Policy may be a mortgagee policy of title insurance which has converted to an owner's policy of title insurance after foreclosure), for each Mortgaged Property with a value in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) and, unless covered under an umbrella policy approved by Agent, a certificate of hazard and/or liability insurance covering the Mortgaged Property;

              (c) An original, properly executed and acknowledged Mortgage, together with a financing statement related thereto; and

              (d)    Such other information as Agent shall reasonably request.

       SECTION 5.4. Recording. The Custodial Agreements shall provide that the Custodian shall hold the original of each Mortgage (and related financing statement) and Transfer of Liens for recording in the appropriate real estate (or UCC, as appropriate) records if and when (i) a Default occurs, or (ii) Agent delivers ten (10) days prior written notice to the Custodians and AMRESCO that the Required Lenders require the recordation of such Mortgages (and related financing statements) or Transfers of Liens. After the occurrence of any of the above events, the Custodians or Agent shall record all Mortgages (and related financing statements) and Transfers of Liens then held by the Custodians, and Borrowers shall be required to pay, or reimburse the Lenders for the payment of, all filing fees, mortgage and stamp taxes and other expenses incurred by Lenders, Agent or Custodians in connection with the recordation of the Mortgages (and related financing statements) and Transfers of Liens.

       SECTION 5.5.  Timing of Deliveries.  The items referenced in Sections
5.2 and 5.3 must be delivered to a Custodian under a Custodial Agreement within the time periods specified in such Custodial Agreement, and Borrowers must deliver to Agent a supplement to the Collateral Assignment covering any Assigned Loans or Mortgaged Property acquired by any Borrower after the Closing Date, no later than the earlier to occur of (i) a Default, (ii) thirty (30) days after the effective date of the acquisition by the applicable Borrower of such Assigned Loans or Mortgaged Property, or (iii) the date on which Borrower requests that such Assigned Loans or Mortgaged Property be included in the Borrowing Base.

       SECTION 5.6. Agent's Discretion. All requirements for the Collateral are imposed solely and exclusively for the benefit of the Lenders but are to be enforced and monitored solely and exclusively by Agent in accordance with the provisions of the Loan Documents. No Person (including Borrower or any other Lender) other than Agent shall have any standing to require satisfaction of any such requirements. Agent shall be entitled to require delivery of the items referenced in Section 5.2 and Section 5.3 at any time and, from time to time (subject to the limitation contained in Section 5.4), and the failure of Agent to request any such items at any particular time shall not constitute a waiver of the Lenders' rights to thereafter require that such items be delivered.

       SECTION 5.7.  Lockbox; Lockbox Account.

              (a) Notwithstanding any provision herein or in the other Loan Documents to the contrary, Borrowers agree that they have instructed, or will cause instructions to be given to, all Account Debtors, or contemporaneously with the execution of this Agreement or within thirty (30) days after the addition of an Asset Portfolio to the Borrowing Base will instruct, or will cause instructions to be given to, all Account Debtors, pursuant to a letter from the appropriate Borrower or the seller of such Asset Portfolio in form approved by Agent, to mail all payments and other remittances owing with respect to the Assigned Loans directly to the Lockbox. Lockbox Agent will have exclusive and unrestricted access to the Lockbox and will have complete and exclusive authority to receive, pick up and open all mail addressed to the Lockbox, whether registered, certified, insured or otherwise. Borrowers will have no access to or control over the Lockbox or any checks or monies received in the Lockbox. All items received and monies collected in connection with the Assigned Loans will be processed by the Lockbox Agent pursuant to the terms of the Lockbox Agreement, and in the event any checks or monies shall be submitted to any Borrower by any Account Debtor under the Assigned Loans, or shall otherwise come into the possession of any Borrower, the same shall be deemed held by such Borrower in trust for Lenders, and such Borrower shall deliver the same to the Lockbox Agent within three (3) Business Days after received by such Borrower, endorsed if appropriate, for deposit into the Lockbox Account.

              (b) Prior to the occurrence of a Default, on each Business Day during each Credit Period, the Lockbox Agent shall, and Borrowers hereby authorize and instruct the Lockbox Agent to, withdraw all funds from the Lockbox Account, if any, and deposit same into AMRESCO's operating account at NationsBank as designated in writing from time to time by AMRESCO to the Lockbox Agent. Upon the occurrence of a Default and thereafter, all amounts in the Lockbox Account shall be disbursed to and applied by Lockbox Agent and Agent to reduce the outstanding obligations as provided in Section 9.10.

              (c) Notwithstanding anything herein to the contrary, Agent shall be entitled to establish, in lieu of the lock-box arrangement otherwise described in this Section 5.7, a trust or similar account arrangement in those countries where lock-box arrangements are not commonly used. Without limiting the generality of the previous sentence, Lenders and Borrowers agree that AMRESCO UK Holdings Limited, AMRESCO UK Ventures Limited, AMRESCO UK Limited and Old Midland House Limited shall not be subject to the previous provisions of this Section 5.7, but shall be subject to similar obligations with respect to any "Trust Account" established by or for the benefit of such Borrowers in the United Kingdom as set forth in Clause 6 of that certain Composite Guarantee and Debenture dated June 7, 1996, executed by and among each of such Borrowers and Agent.

       SECTION 5.8. Requirements For High Yield Loans and Other Collateral. With respect to each of the High Yield Loans and any other Collateral not specifically addressed in the other provisions of this Article V, Borrower shall take such actions and deliver to Agent or any Person designated by Agent all original promissory notes, endorsements, lost note affidavits, participation certificates or agreements, assignments, mortgages, deeds of trust, financing statements or other security documents, title policies and/or certificates of hazard and/or liability insurance with respect to any Underlying Real Estate, and such other documents, instruments, agreements and information related to any High Yield Loan or any such Collateral, as Agent shall reasonably request.

       SECTION 5.9. Release of Collateral. Prior to the occurrence of a Default or an Event of Default, Borrowers shall be entitled to obtain a release of the Lenders' Liens with respect to certain of the Collateral designated by Borrowers so long as (a) the Collateral being released is not required to be pledged to the Lenders pursuant to the terms of this Agreement, the Collateral being released is being sold by such Borrower, or the Collateral being released is being pledged by such Borrower to secure Debt which such Borrower is entitled to incur under Section 8.5 and such Borrower is entitled under Section
8.7 to grant a lien on such Collateral being released in favor of the Person for whom, and securing the Debt which, such lien is then being created to secure, (b) Borrowers shall continue to be in compliance under this Agreement following the release of such Lenders' Liens, and (c) Borrowers have reduced the Credit Facilities in an amount deemed satisfactory by Agent, in its sole discretion, due to such release of Collateral.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

       Each Borrower represents and warrants to Lenders that:

       SECTION 6.1. Existence and Power of Borrowers. Each Borrower (a) is a corporation or partnership, as appropriate, duly created, validly existing and in good standing under the laws of the state, province or country under which it is organized, and is or will be qualified and in good standing as a foreign corporation or partnership, as appropriate, under the laws of each state where such qualification is necessary for such Borrower to conduct its business; and
(b) has all corporate or partnership, as appropriate, powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted, except where the failure to have any such item would not have a material adverse effect on such Borrower's business and financial condition.

       SECTION 6.2. Subsidiaries. Other than the Excluded Subsidiaries, all direct and indirect Subsidiaries of AMRESCO are Borrowers. All stock of each Subsidiary which is incorporated in the United States, and sixty-five percent (65%) of the stock of each Subsidiary incorporated outside the United States, has been collaterally assigned to Agent (on behalf of Lenders) pursuant to a Pledge Agreement, other than stock of a Subsidiary identified in clause (a) of the definition of Excluded Subsidiary,
ARSC and AMRESCO Commercial.   No Borrower is an Excluded Subsidiary.

       SECTION 6.3. Authorization; Contravention. The execution, delivery and performance of this Agreement, the Notes, the LOC Applications, the Security Documents and the other Loan Documents by each Borrower are within each such Borrower's corporate or partnership, as appropriate, powers have been duly authorized by all necessary corporate or partnership, as appropriate, action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, bylaws or partnership agreement, as appropriate, of any such Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon any such Borrower or result in the creation or imposition of any Lien on any asset of any such Borrower except Liens securing the Notes.

       SECTION 6.4. Enforceable Obligations. This Agreement, the Notes, the LOC Applications and the other Loan Documents each constitutes a valid and binding agreement of each Borrower which is a party thereto, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

       SECTION 6.5.  Financial Information.

              (a) The current financial statements of each Borrower and all of the other financial reports and information of each Borrower that have been delivered to Lenders are true and correct in all material respects as of the date of such current financial statements and other reports and information.

              (b) Except as disclosed in writing to Lenders prior to the execution and delivery of this Agreement, since September 30, 1996, there has been no material adverse change in the business, financial position or results of operations of any Borrower; and, there exists no condition, event or occurrence that, individually or in the aggregate, could reasonably be expected to result in a material adverse change in the business, financial position or results of operations of any Borrower.

       SECTION 6.6. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of any Borrower, threatened against or affecting, any Borrower before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of such Borrower or which could in any manner draw into question the validity of the Loan Documents.





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
       SECTION 6.7.  ERISA.

              (a) Each Employee Plan has been maintained and administered in substantial compliance with the applicable requirements of the Code and ERISA. No circumstances exist with respect to any Employee Plan that could have a material adverse effect on any Borrower.

              (b) With respect to each Pension Plan, (i) no accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, exists; (ii) the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing assumptions) does not exceed the current value of plan assets allocable to such benefits by a material amount; (iii) no reportable event (within the meaning of Section 4043 of ERISA) other than purchases and sales of securities from a plan trustee as reported in the audited financial statements of such plan has occurred; (iv) no uncorrected prohibited transactions (within the meaning of Section 4975 of the Code) exist which could have a material adverse effect on any Borrower; (v) to the extent such plan is covered by PBGC, no material liability to the PBGC exists and no circumstances exist that could reasonably be expected to result in any such liability; and
(vi) no material withdrawal liability (within the meaning of Section 4201(a) of ERISA) exists and no circumstances exist that could reasonably be expected to result in any such liability.

              (c) As of the date hereof, no Borrower has any obligation under any Employee Plan to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code.

       SECTION 6.8. Taxes and Filing of Tax Returns. Each Borrower has filed all material tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable other than Taxes with respect to which a failure to pay would not have a material adverse effect on such Borrower. None of the Borrowers has any knowledge of any proposed Tax assessment against any Borrower other than customary ad valorem taxes or other Taxes to become due in the normal course of business, and all Tax liabilities of each Borrower are adequately provided for. No income tax liability of any Borrower has been asserted by the Internal Revenue Service for Taxes in excess of those already paid, the payment of which would have a material adverse affect on such Borrower.

       SECTION 6.9. Ownership of Assets. Each Borrower has good and indefeasible title to all of the Collateral and all other assets reflected on its most current financial statements delivered to Lenders. Except for Permitted Encumbrances, there is no Lien on any property of any Borrower, and the execution, delivery, performance or observance of the Loan Documents will not require or result in the creation of any Lien (except Lenders' Liens) on any such property. Borrowers have properly granted to Lenders a perfected security interest or lien in all Assigned Loans and other Collateral and a valid first lien on all Mortgaged Properties owned by Borrowers which have not been previously released pursuant to the terms of the applicable Custodial Agreement (including, without limitation, all Assigned Loans and Mortgaged Properties included in the current Borrowing

Base). Borrowers have requested as an accommodation to Borrowers because of the number of Assigned Loans and for ease of administering the Credit Facilities that the Assigned Loans be endorsed by using an allonge endorsement, and Borrowers acknowledge that, if an allonge endorsement is so used in connection with an Assigned Loan, Borrowers intend such endorsement to be a part of the Assigned Loan as fully as if such endorsement was made on the instrument itself.

       SECTION 6.10. Business; Compliance. Each Borrower has performed and abided by all obligations required to be performed by it under any license, permit, order, authorization, grant, contract, agreement, or regulation to which it is a party or by which it or any of its assets are bound and which, if such Borrower were to fail to perform or abide by, such failure would have a material adverse effect on the business operations of such Borrower.

       SECTION 6.11. Licenses, Permits. Each Borrower possesses such valid franchises, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on its business as now being conducted, other than violations which would not (either individually or collectively) have a material adverse effect on the financial condition or operations of such Borrower.

       SECTION 6.12. Compliance with Law. The business and operations of each Borrower have been and are being conducted in accordance with all applicable laws, rules and regulations of all Governmental Authorities, other than violations which would not (either individually or collectively) have a material adverse effect on the financial condition or operations of such Borrower.

       SECTION 6.13. Full Disclosure. All information heretofore furnished by any Borrower (or any other party on any Borrower's behalf) to Agent and Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by any Borrower to Agent and any Lender will be, true and accurate in every material respect and shall be, to the best of the knowledge and belief of the party furnishing such information, without material omission. Each of the Borrowers has, to the best of its knowledge, disclosed to Agent in writing any and all facts which might reasonably be expected to materially and adversely affect the business, operations, prospects or condition, financial or otherwise, of any Borrower, or the ability of any Borrower to perform its obligations under this Agreement or the other Loan Documents.

       SECTION 6.14. Environmental Matters.

       (a) With respect to assets of Borrowers, other than any Mortgaged Property, and except for conditions, circumstances or violations that would not, individually or in the aggregate, have a material adverse effect on the financial condition, operation or business of any Borrower, none of the Borrowers (i) knows of any environmental condition or circumstance, such as the presence of any hazardous substance (as defined in Section 7.7), adversely affecting the properties or operation of any Borrower, (ii) has received any report of a violation by any Borrower of any Applicable Environmental Law, or
(iii) knows that any Borrower is under any obligation to remedy any violation of any Applicable Environmental Laws.

       (b) With respect to the Mortgaged Properties, (i) no portion of any Mortgaged Property is contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable Environmental Law, including, without limitation, any asbestos, polychlorinated biphenyl, radioactive substance, methane, volatile hydrocarbons, industrial solvents or any other material or substance which has in the past or could foreseeably at the present time or at any time in the future cause or constitute a material health, safety or other environmental hazard to any Person or property, except as otherwise disclosed in the Borrower Due Diligence Reports or otherwise disclosed in writing to Agent, (ii) none of the Borrowers nor, to the knowledge of any Borrower, any other Person has caused or suffered to occur a discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous waste, or hazardous substance at, upon, under or within any portion of any Mortgaged Property or any contiguous real estate which either (A) would be a violation of Applicable Environmental Law or (B) has not been remediated so as to cure any violation of Applicable Environmental Law (such remediation having been accomplished without increasing the potential environmental liability of any Borrower or Lender), (iii) none of the Borrowers nor, to the knowledge of any Borrower, any other Person has been or is involved in operations at or near any portion of any Mortgaged Property which could lead to the imposition on any Borrower or any operator of such Mortgaged Property of liability which could have a material adverse effect on the financial condition or business operations of any Borrower, or the creation of a lien on such property, under any Applicable Environmental Law, (iv) none of the Borrowers nor any other Person has permitted any tenant or occupant of any portion of any Mortgaged Property, to engage in any activity that could lead to the imposition of liability on such tenant or occupant, any Borrower or any operator of any of such property which could have a material adverse effect on the financial condition or business operations of any Borrower, or could lead to the creation of a lien on such property, under any Applicable Environmental Law, or (v) to the knowledge of any Borrower, no part of any Mortgaged Property is contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable Environmental Law, except as otherwise disclosed in the Borrower Due Diligence Reports or otherwise described in writing to Agent.

       (c) With respect to the Underlying Real Estate, to the knowledge of any Borrower, no part of any Underlying Real Estate is contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable Environmental Law, or if any part of any Mortgaged Property or any Underlying Real Estate is so contaminated the holder of the related Assigned Loan is not subject to liability resulting from such contamination because such party is a secured lender, as opposed to an owner, of such property.

       SECTION 6.15. Purpose of Credit. Each Borrower will use the proceeds of the Credit Facilities for the purposes stated in Section 2.1(a) hereof. No part of the proceeds of either of the Credit Facilities will be used, directly or indirectly, for a purpose which violates any law, rule or regulation. No Borrower will, directly or indirectly, use any of the proceeds of either of the Credit Facilities for the purpose of purchasing or carrying, or retiring any Debt which was originally incurred to purchase or carry, any "margin stock" as defined in the Margin Regulations, or to purchase or carry any "security that is publicly-held" within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, or otherwise take or permit any action which would involve a violation of such Margin Regulations or any other regulation of such Board of Governors. The Credit Facilities are not secured, directly or indirectly, in whole or in part, by collateral that includes any "margin stock" within the meaning of the Margin Regulations. No Borrower will engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of the Margin Regulations.

       SECTION 6.16. Governmental Regulations. No Borrower is subject to regulation under the Investment Advisers Act of 1940, as amended. No Borrower is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, any Margin Regulations or any other law, rule or regulation which regulates the incurrence of Debt.

       SECTION 6.17. Indebtedness. No Borrower is an obligor on any Debt other than Debt permitted by Section 8.5. No Borrower is (nor will any Borrower ever become) an obligor on any Debt of any Excluded Subsidiary, and none of the assets of any Borrower have been pledged to secure, or otherwise given as security for, any Debt of any Excluded Subsidiary.

       SECTION 6.18. Insurance. Each Borrower maintains with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and business against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary for the same or similar businesses.

       SECTION 6.19. Solvency.  On a consolidated basis as of the Closing Date
(a) the aggregate fair market value of Borrowers' assets exceeds their liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) Borrowers have sufficient cash flow to enable them to pay their Debts as they mature, and (c) Borrowers have a reasonable amount of capital to conduct their respective businesses as presently contemplated.

       SECTION 6.20. Due Diligence Procedures. The due diligence, collateral control and collection procedures used by Borrowers with respect to the Assigned Loans are no less stringent than Standard Industry Practices. All Borrower Due Diligence Reports have been prepared or reviewed by a Borrower. The factual information contained in the Borrower Due Diligence Reports, including without limitation, regarding title to and the condition of each Assigned Loan (but not including valuation amounts and cash flow projections) has not been intentionally misstated by Borrowers, and, with respect to the Asset Portfolios taken as a whole, the Borrower Due Diligence Reports accurately reflected the material facts concerning each of the Assigned Loans and Mortgaged Properties included in such Asset Portfolios at the time the Borrower Due Diligence Reports were prepared.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

       Each Borrower covenants and agrees that, so long as the Revolving Lenders' commitment to make Advances under the Revolving Credit Facility remains in effect, any amounts remain outstanding under the Term Facility, any Letters of Credit remain outstanding or any of the Obligations remain unpaid:

       SECTION 7.1. Information From AMRESCO. AMRESCO will deliver, or cause to be delivered, to Agent on behalf of Lenders:

              (a) As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of AMRESCO, a consolidated balance sheet of AMRESCO and its Subsidiaries as of the end of such Fiscal Year and the related statements of income and cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by AMRESCO in accordance with GAAP and audited by Deloitte & Touche (or its successors) or other independent public accountants reasonably acceptable to Agent.

              (b)    As soon as available and in any event within forty-five
(45) days after the end of each calendar quarter, a consoldiated cash flow statement and a consolidating and consolidated balance sheet and related statement of income of AMRESCO and its Subsidiaries as of the end of such quarter and year-to-date, all certified by the chief financial officer, the chief accounting officer or Treasurer of AMRESCO as to fairness of presentation and as to whether such financial statements fairly reflect the financial condition of AMRESCO and its Subsidiaries as of the date of delivery thereof, subject to year-end adjustments. Such financial statements shall be prepared in conformity with GAAP, except that certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP may be condensed or omitted provided that the disclosures made are adequate to make the information presented not misleading, and GAAP shall be applied on a basis consistent with the financial statements referred to in
Section 7.1(a).

              (c) Simultaneously with the delivery of each set of financial statements referred to in Sections 7.1(a) and (b), a certificate of an Authorized Officer of AMRESCO, in the form as attached hereto as Exhibit C, (i) setting forth in reasonable detail the calculations required to establish whether Borrowers were in compliance with the requirements of Sections 8.1 through and including Section 8.4 on the date of such financial statements, and
(ii) with respect to only the financial statements delivered pursuant to Sections 7.1(a) and (b), stating, to the best of such Authorized Officer's knowledge and belief, whether or not such financial statements fairly reflect the financial condition of AMRESCO and its Subsidiaries and results of AMRESCO's and its Subsidiaries' operations as of the date of the delivery of such financial statements.

              (d) Promptly after the filing thereof, a true, correct and complete copy of each Form 10-K and Form 10-Q and each other report filed by or on behalf of AMRESCO with the SEC.





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              (e)    Immediately upon the occurrence of any Default, a
certificate of an Authorized Officer of AMRESCO setting forth the details thereof and the action which AMRESCO or any applicable Borrower is taking or proposes to take with respect thereto.

              (f) Within fifteen (15) days after the end of each calendar month, a current Borrowing Base Schedule, including an Asset Portfolio Report (which, at the request of Agent, shall include a detailed listing of each Assigned Loan included in the Borrowing Base). If Agent disapproves a Borrowing Base Schedule, the most recent Borrowing Base Schedule which has not been disapproved by Agent shall be deemed to be the effective Borrowing Base Schedule. AMRESCO shall also deliver a Borrowing Base Schedule with each Request for Advance if, since the date of the currently effective Borrowing Base Schedule, Borrowers have (A) sold or otherwise disposed of either (x) an asset which contributed an amount equal to or greater than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) to the Net Investment Value of its applicable Asset Portfolio or (y) any Asset Portfolio included in the currently effective Borrowing Base or (B) desire to include new Eligible Investments in the Borrowing Base.

              (g) Upon Agent's request from time to time, an Interest Rate Exposure Report.

              (h) Within forty-five (45) days after the end of each calendar quarter, (i) a Residual Interests Report, (ii) an organizational chart showing AMRESCO and its Subsidiaries, (iii) an Additional Debt Report and
Certification, and (iv) a Pledged Asset Schedule and Certification.

              (i) Prompt notification of (i) any material adverse change in the financial condition of any Borrower, including, without limitation, the occurrence of any litigation which could reasonably be expected to have a material adverse effect on any Borrower, or (ii) the occurrence of any acceleration of the maturity of any indebtedness owing by any Borrower, or any default under any indenture, mortgage, agreement, contract or other instrument to which any Borrower is a party or by which any Borrower or any properties of any Borrower are bound, if such default or acceleration might have a material adverse effect upon the financial condition of any Borrower.

              (j) From time to time such additional information regarding the financial position or business of any Borrower and/or any of Borrower's Subsidiaries as Agent, at the request of any Lender, may reasonably request, including, without limitation, financial projections of any Borrower and information concerning the insurance being maintained by Borrowers.

       SECTION 7.2. Business of Borrowers. The primary business of Borrowers is, and Borrowers covenant that it shall remain, mortgage banking and other similar financial services and the acquisition, ownership and disposition of Asset Portfolios either directly or through investments in Persons who acquire, own and dispose of Asset Portfolios, or other businesses ancillary or related to such primary business.

       SECTION 7.3. Right of Inspection; Confidentiality and Non-Solicitation. Each Borrower will permit Agent or any Lender, or any officer, employee or agent of any such party, to visit and





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inspect any of the assets of any Borrower, examine the books of record and accounts of any Borrower (including, without limitation, all Borrower Due Diligence Reports), take copies and extracts therefrom, and discuss the affairs, finances and accounts of any Borrower with the respective officers, accountants and auditors of such Borrower, all at such reasonable times and as often as Agent or any Lender may reasonably require, all at the expense of Borrowers; provided, that, prior to the occurrence of a Default, each Lender will make no more than two such visits or inspections in any twelve month period. Each Lender covenants and agrees to preserve the confidentiality of any financial data concerning any Borrower, any Subsidiary of any Borrower or related to any Borrower's, or any Borrower's Subsidiaries' businesses or operations or any information with respect to which any Borrower has (a) an obligation of confidentiality to a third party (to the extent such obligation has been disclosed to such Lender) or (b) informed such Lender of the confidential nature of the specific information, except to the extent such Lender is required to disclose such information pursuant to any applicable law, rule, regulation or order of any Governmental Authority; provided that (i) any information contained in any annual report, or any Form 10-K, Form 10-Q or Form 8-K reports (if any) which have been delivered to the SEC, or any other annual or quarterly reports to the stockholders of any Borrower subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, proxy material delivered to the stockholders of any Borrower or any report delivered to the SEC, or any other information that is in the public domain or has become publicly known, shall not in any event be deemed confidential, and
(ii) each Lender may make any information received by it available (A) to a transferee of or participant in any interest in either of the Credit Facilities or the Notes, provided that such transferee or participant agrees in writing to be bound by the provisions of this Section 7.3, (B) to any accountants or other professionals engaged by such Lender, provided that each such accountant or professional agrees to be bound by the provisions of this Section 7.3, or (C) in connection with the enforcement of any of the Loan Documents or any litigation in connection therewith. Additionally, each Lender covenants and agrees to preserve the confidentiality of this Agreement and the transactions contemplated herein, except as set forth in (ii)(A),(B) and (C) of the preceding sentence. Further each Lender agrees that, during the term of the Credit Facilities, it will not use the information provided by AMRESCO and not otherwise generally known or obtainable through sources other than AMRESCO to take any action to personally, by telephone or mail, solicit any Underlying Obligor for any purpose which is in conflict with the services and products which AMRESCO is providing or can provide with AMRESCO's current products and services to such Underlying Obligor, including to refinance loans made by AMRESCO to such Underlying Obligor, without the prior written consent of AMRESCO. It is understood and agreed that all rights, title and interest in and to the list of such Underlying Obligors and data relating to their mortgages are the property of AMRESCO, and Lenders shall take no action to undermine these rights and benefits.

       SECTION 7.4. Maintenance of Insurance. Each Borrower will at all times maintain or cause to be maintained insurance covering its respective risks as are customarily carried by businesses similarly situated including, without limitation, the following: (a) workmen's compensation insurance; (b) comprehensive general public liability and property damage insurance in respect of all activities in which such Borrower might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property; (c) insurance against loss or damage by fire, lightning, hail, tornado, explosion and other similar risk; and





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(d) comprehensive automobile liability insurance.  Each Borrower shall maintain coverage with respect to the foregoing risks in such coverage amounts as are customarily carried by businesses similarly situated.

       SECTION 7.5. Payment of Taxes, Impositions and Claims. Each Borrower shall pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits, and all Impositions not later than the due date thereof, or before any material penalty or interest may accrue thereon and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien on any of its assets; provided, however, payment of Taxes, Impositions or claims shall not be required if and for so long as (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of any Borrower are subject to levy or execution, (ii) such Borrower as required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii) such Borrower has notified Agent of such circumstances, in detail satisfactory to Agent, and, provided further, that such Borrower shall pay any such Tax, Imposition or claim if such contest is not successful and in any event prior to the commencement of any action to realize upon or foreclose any Lien against any part of the Collateral.

       SECTION 7.6. Compliance with Laws and Documents. Each Borrower shall at all times comply, and cause each of its Subsidiaries to comply, with all Legal Requirements, the articles of incorporation and bylaws of such Borrower, and each Borrower's Subsidiaries and any other agreement to which any Borrower, or any Subsidiary of any Borrower is a party, unless its failure to so comply alone or in the aggregate would not have a material adverse effect on the financial condition or operations of such Borrower, together with its Subsidiaries taken as a whole.

       SECTION 7.7. Environmental Law Compliance and Indemnity. Borrowers agree to promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up measures necessary for any Borrower to comply with Applicable Environmental Laws affecting any Borrower, provided that, with respect to any single tract or parcel of real property, any Borrower shall not be required to take such action if failure to take such action would not have a material adverse effect on the financial condition of any Borrower or would, in the reasonable opinion of Agent, have the potential for creating any liability or claim against Agent or any of the Lenders. Borrowers hereby indemnify and agree to defend and hold Agent and each Lender and its successors and assigns harmless from and against any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Agent or any Lender at any time and from time to time including, without limitation, those asserted or arising subsequent to the payment or other satisfaction of the Notes and expiration of the Letters of Credit, by reason of, arising out of or related in any way to Agent's and Lenders' entering into this Agreement and the transactions herein contemplated, INCLUDING MATTERS ARISING OUT OF THE ORDINARY NEGLIGENCE OF AGENT OR ANY LENDER, BUT EXCLUDING





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MATTERS ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AGENT OR
ANY LENDER. It shall not be a defense to the covenant of Borrowers to indemnify that the act, omission, event or circumstance did not constitute a violation of any Applicable Environmental Law at the time of its existence or occurrence. The terms "hazardous substance" and "release" shall have the meanings specified in the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), and the terms "solid waste" and "disposed" shall have the meanings specified in the Resource Conservation and Recovery Act of 1976 ("RCRA"); provided, to the extent that any other applicable laws of the United States of America or political subdivision thereof establish a meaning for "hazardous substance," "release," "solid waste," or "disposed" which is broader than that specified in either SARA or RCRA, such broader meaning shall apply. As used in this Agreement, "Applicable Environmental Law" shall mean and include the singular, and "Applicable Environmental Laws" shall mean and include the collective aggregate of the following: Any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting any Borrower pertaining to health, safety or the environment, including, without limitation, all applicable flood disaster laws and health, safety and environmental laws and regulations pertaining to health, safety or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act of 1986, the Occupational Safety and Health Act, the Texas Water Code, the Texas Solid Waste Disposal Act, the Texas Workers' Compensation Laws, and any federal, state or municipal laws, ordinances, regulations or law which may now or hereafter require removal of asbestos or other hazardous wastes from any property of any Borrower or impose any liability on Agent or any Lender related to asbestos or other hazardous wastes in any property of any Borrower. The provisions of this Section 7.7 shall survive the repayment of the Notes and expiration of the Letters of Credit. In the event of the transfer of the Notes or any portion thereof, each Lender or any prior holder of the Notes and any participants shall continue to be benefitted by this indemnity and agreement with respect to the period of such holding of the Notes.

       SECTION 7.8. Covenant Compliance. Each Borrower shall perform and comply with all covenants, obligations and agreements contained in this Agreement and in the other Loan Documents.

       SECTION 7.9. Quantity and Quality of Documents. All certificates, opinions, reports and documents to be delivered from time to time hereunder shall be in such number of counterparts as Agent may reasonably request and in form reasonably acceptable to Agent, and counterpart signature pages to any such documents may be attached to and shall, together with all counterparts, constitute one and the same document.

       SECTION 7.10. Use of Proceeds. Each Borrower will use the proceeds of the Credit Facilities (including the Letters of Credit) solely for the purposes represented in this Agreement and shall not use such proceeds, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, and none of such proceeds will be used in violation of applicable law (including, without limitation, the Margin Regulations).





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       SECTION 7.11. Additional Documents.  Within ten (10) Business Days after request by Agent, each Borrower shall execute and deliver or cause to be executed and delivered to Agent upon Agent's request such other and further instruments, documents or certificates as in the judgment of Agent may be required to better effectuate the transactions contemplated herein or to conform, create, evidence, perfect, preserve or maintain the Lenders' Liens (including, without limitation, the Lenders' Liens with respect to the Securities (as defined in the Pledge Agreement) Retained Commercial Residual Interests and Retained Residential Residual Interests) or the Lenders' rights hereunder or under the other Loan Documents, and each Borrower shall do all such additional acts, give such assurances and execute such instruments as Agent may reasonably require to vest more completely in and assure to Lenders their rights under this Agreement.

       SECTION 7.12. Compliance With Due Diligence Standards; Offices and Files. Borrowers shall at all times comply with Standard Industry Practices and Borrowers' past procedures related to due diligence, collateral control, collection and reporting procedures with respect to all Acquired Loans. Borrower's chief executive office shall at all times be maintained at 700 N. Pearl Street, Suite 2400, LB# 342, Dallas, Texas, 75201, and Borrowers' books, records and files related to the Assigned Loans (including, without limitation, the Borrower Due Diligence Reports) shall at all times be maintained at Borrowers' chief executive office or Borrowers' office at 10 Dorrance Street, Providence, Rhode Island, or Two Corporate Park, Suite 100, Irvine, California 92714, unless in either such instance, AMRESCO gives Agent thirty (30) days prior written notice of a change in address. Borrowers shall maintain all files related to the Assigned Loans in a reasonably prudent manner.

       SECTION 7.13. Appraisals. Agent may require, and Borrowers shall deliver to Agent promptly upon request therefor (but no more than once each twelve month period) with respect to any given portion of the Mortgaged Property which has a cost in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) and for which the Lenders have requested the recordation of a Mortgage under this Agreement, a new appraisal for such portion of the Mortgaged Property. If required by applicable regulations, Agent may order any such appraisal directly, and Borrowers shall reimburse Agent for the reasonable cost of such appraisal upon request by Agent. Agent shall provide AMRESCO with a copy of any such appraisal ordered by Agent. Each such appraisal shall be in form and substance satisfactory to Agent.

       SECTION 7.14. ACMF Transaction Limitations. Those Borrowers which are parties to the ACMF Transaction Documents shall be entitled to take all action required by the ACMF Transaction Documents, provided that the total payments which constitute investments by one or more of the Borrowers (or their Subsidiaries) pursuant to the ACMF Transaction Documents may not exceed an aggregate amount of $60,000,000; provided, further, that ACCC and ACL shall only be authorized to made Mandatory Additional Capital Contributions (as defined in the Partnership Agreement of ACMF) under such Partnership Agreement of ACMF in an aggregate amount not to exceed the ACMF Cap Amount; and provided, further, that the Borrowers (and their Subsidiaries) shall be authorized to make payments which constitute investments arising in connection with any of the ACMF Transaction Documents in an aggregate amount not to exceed (i) $35,000,000, plus (ii) any portion of the ACMF Cap Amount not already paid by ACCC and ACL, plus (iii) any





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undistributed net profits of ACMF allocable to ACCC or ACL.  Notwithstanding the foregoing, no provision of this Agreement shall restrict or require any consent for the Borrowers (and their Subsidiaries) to make any payments arising in connection with any of the ACMF Transaction Documents (i) in respect of a breach of a representation or warranty with respect to a Loan (as defined in the Partnership Agreement for ACMF) (including, without limitation, any Mandatory Additional Capital Contributions required to fund the purchase by ACMF of any loan as to which a representation or warranty has been breached),
(ii) in respect of any securities law indemnification or contribution obligations contained in any of the ACMF Transaction Documents or any related securitization documents, or (iii) as servicing advances under the Interim Servicing Agreement between ACMF and AMRESCO Management, Inc., dated September 3, 1996, or under any applicable pooling and servicing agreement, including in connection with the securitization of any Loan (as defined in the Partnership Agreement for ACMF). Nothing in this Agreement shall restrict any Borrower or any Subsidiary from acting as depositor or servicer in compliance with this Agreement in connection with the securitization of Loans (as defined in the Partnership Agreement for ACMF) contemplated by the ACMF Transaction Documents. Borrowers shall not modify or amend the ACMF Transaction Documents without the prior written consent of the Required Lenders; provided, that Borrowers may modify or amend the Origination Agreement, ACMF Custodial Agreement and the ACMF Servicing Agreement upon obtaining the prior written consent of Agent.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

       Each Borrower covenants and agrees that without the prior written consent of the Required Lenders, so long as Lenders' commitment to make Advances under the Revolving Credit Facility remains in effect, any amounts remain outstanding under the Term Facility, any Letters of Credit remain outstanding or any of the Obligations remain unpaid:

       SECTION 8.1. Minimum Consolidated Tangible Net Worth. Borrowers shall not permit Consolidated Tangible Net Worth to be less than the sum of (a) One Hundred Seventeen Million Nine Hundred Fifty-Two Thousand and No/100 Dollars ($117,952,000.00), plus (b) fifty percent (50%) of the cumulative Consolidated Net Income for each calendar quarter commencing on October 1, 1996, through the quarter ending immediately prior to, or on, the date as of which compliance with this covenant is being measured, plus (c) the amount of any proceeds (less reasonable and customary transaction costs) received by AMRESCO from the issuance of any additional shares of stock or other equity instruments, including, without limitation, any such proceeds received by AMRESCO since October 1, 1996, less (d) the value of intangible assets shown on the financial statements of Borrowers as prepared in accordance with GAAP (net of amortization) attributable to Approved Acquisitions.

       SECTION 8.2. Consolidated Funded Debt to Consolidated Capitalization. Borrowers shall not permit Consolidated Funded Debt as a percentage of Consolidated Capitalization to be greater than 72.5% from the Closing Date to June 30, 1997, and 70.0% after June 30, 1997.

       SECTION 8.3. Coverage Ratios. Borrowers shall not permit (a) the Fixed Charge Coverage Ratio to be less than 2.00 to 1.00; and (b) the Interest Coverage Ratio to be less than 2.00 to 1.00.

       SECTION 8.4. Senior Consolidated Funded Debt to Consolidated EBITDA. As of the last day of any calendar quarter, Borrowers shall not permit Senior Consolidated Funded Debt to Consolidated EBITDA (for the immediately preceding four calendar quarters) to be greater than 3.0 to 1.0 until June 30, 1997; and
2.75 to 1.0 thereafter.

       SECTION 8.5. Limitation on Debt. No Borrower or Subsidiary of a Borrower shall incur any Debt, except (a) the Credit Facilities (including the Letters of Credit); (b) the Residential Capital Markets Group or an Excluded Subsidiary may have liability under unsecured Interest and Foreign Exchange Hedge Agreements in an aggregate notional amount not to exceed $500,000,000, so long as (i) there is no recourse to AMRESCO or any Subsidiary under any such Interest and Foreign Exchange Hedge Agreements, other than the Residential Capital Markets Group or an Excluded Subsidiary, (ii) each such Interest and Foreign Exchange Hedge Agreement has a maturity of no more than 18 months, other than Interest and Foreign Exchange Hedge Agreements in an aggregate notional amount not to exceed $100,000,000, which can have a maturity of no more than seven years, (iii) the purpose of each such Interest and Foreign Exchange Hedge Agreement is to hedge the Borrowers' interest rate or foreign exchange or other business risk, and is not speculative in nature, and (iv) the Borrowers do not deviate from their current practices and policies related to obtaining Interest and Foreign Exchange Hedge Agreements; (c) obligations under secured Interest and Foreign Exchange Hedge Agreements, so long as the provider of any such Interest and Foreign Exchange Hedge Agreements is a Lender and such Lender's Liens are evidenced by the Security Documents securing the Credit Facilities; (d) the Investment Line of Credit and all Additional Debt in an aggregate amount outstanding not to exceed One Billion Five Hundred Million and No/100 Dollars ($1,500,000,000); (e) Debt of any Borrower to any other Borrower; (f) Debt secured by purchase money security interests not to exceed $250,000.00 in the aggregate at any time; (g) Guaranties in connection with Debt otherwise permitted in this Section 8.5 except where such guaranties are specifically prohibited by this Agreement; (h) Guaranties in the form of indemnity obligations or typical repurchase obligations related to the sale by any Borrower of assets in the ordinary course of its business, including the securitization of loans; and including, without limitation, indemnification, contribution and repurchase obligations arising in connection with the transactions contemplated by the ACMF Transaction Documents; (i) Leases of office space and office equipment used by any Borrower in the ordinary course of its business; (j) Debt in respect of current accounts payable incurred in the ordinary course of any Borrower's business; (k) Approved Subordinated Debt or Approved Senior Debt; provided that no Borrower or Subsidiary shall make payments on or redeem, or approve by board of director action or otherwise the payment of any amounts on, or redemption of, the Approved Subordinated Debt or Approved Senior Debt after the occurrence of a Default or, prior to the occurrence of a Default, which would exceed the scheduled payments due under the documents evidencing the Approved Subordinated Debt or the Approved





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Senior Debt, such prohibited payments including any payments made under Article
11 of that certain Indenture, dated January 15, 1996, by and between AMRESCO and Bank One, Columbus, N.A., as Trustee; (l) Excluded Subsidiary Debt in an aggregate amount not to exceed One Hundred Million and No/100 Dollars ($100,000,000.00); (m) Debt or Guaranties of any Borrower or Subsidiary of a Borrower pursuant to the ACMF Transaction Documents; (n) Debt of ARMC to DLJ Mortgage Capital, Inc., as evidenced by a Master Repurchase Agreement dated October 25, 1996, and secured by subordinate certificates from DLJ 1996-QB and DLJ 1996-QJ; (o) Debt of the UK Subsidiaries (or any of them) not to exceed $1,000,000 in the aggregate, provided that such Debt is nonrecourse and secured only by one or more Letter(s) of Credit issued pursuant to the Revolving Credit Facility; and (p) the Bridge Debt (Lenders hereby agreeing that Agent shall be entitled to execute on behalf of Lenders any documents or agreements approved by Agent acknowledging that the Bridge Debt is included in the Obligations and secured by the Collateral, subject, however, to the provisions of Section 10.6 hereof).

       SECTION 8.6. Limitation on Sale of Properties. No Borrower shall sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, except in the ordinary course of its business.

       SECTION 8.7. Limitations on Liens. No Borrower shall, and no Borrower shall permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its assets (including, without limitation, the stock of any Subsidiary incorporated outside of the United States and not pledged to Lenders) or to give a negative pledge to any Person with respect to any of its assets, except for (a) the Lenders' Liens; (b) the Permitted Encumbrances; (c) with respect to equipment or inventory, (i) landlord's Liens arising in the ordinary course of any Borrower's business and (ii) Liens on equipment or supplies hereafter acquired by any Borrower in the ordinary course of such Borrower's business to secure the purchase price of such equipment or supplies and any such Lien existing on such equipment or supplies at the time of acquisition by such Borrower (individually, a "Purchase Money Lien"), provided that (1) no Purchase Money Lien shall cover any property other than the equipment or supplies so acquired, and (2) the Debt secured by such Purchase Money Lien shall not exceed one hundred percent (100%) of the purchase price of such equipment or supplies; (d) Liens on the Collateral to secure obligations under Interest and Foreign Exchange Hedge Agreements, so long as the provider of any such Interest and Foreign Exchange Hedge Agreement is a Lender and such Liens are evidenced by the Security Documents securing the Credit Facilities;
(e) Liens to secure permitted Excluded Subsidiary Debt, provided that (i) no such Lien shall cover any property other than property purchased or refinanced with proceeds of permitted Excluded Subsidiary Debt, and (ii) the Excluded Subsidiary Debt secured by such Lien shall not exceed one hundred percent (100%) of the purchase price of such property; (f) the six percent (6%) net profits interest granted by AMRESCO New Hampshire, Inc. to Heller Financial, Inc. pursuant to Section 3.6 of that certain Term Loan Agreement, dated as of December 31, 1993, among AMRESCO New Hampshire, Inc., AMRESCO Holdings, Inc. and Heller Financial, Inc.; (g) Liens involuntarily filed against any asset of any Borrower or Subsidiary, provided, that within fifteen (15) days after such filing, the applicable Borrower or Subsidiary has obtained a release of any such Lien or is contesting the filing of such Lien in good faith and an adequate bond has been obtained to satisfy in full any claim which such Lien secures; (h) Liens securing the Investment Line of Credit or any Additional Debt (limited, as to the liens securing the Additional Debt, to the Mortgage Investments funded or acquired with such Additional Debt); and (i) Liens in favor of DLJ Mortgage Capital, Inc. against certain subordinate certificates issued to Quality Mortgage USA, Inc. and purchased by ARMC from DLJ Series 1996-QB and 1996-QJ.

       SECTION 8.8. Limitation on Loans to Shareholders. No Borrower shall advance any Debt to any Borrower's shareholders, except for Debt advanced to a shareholder which is also a Borrower, without the prior written consent of the Required Lenders.

       SECTION 8.9. Consolidations, Mergers, Sales of Assets, and Maintenance. No Borrower shall, and no Borrower shall permit any of its Subsidiaries to, (a) consolidate or merge with or into any other Person except for (i) mergers of any Borrower into another Borrower or (ii) mergers of any Borrower (other than AMRESCO) with or into any other Person which also becomes a "Borrower" under this Agreement and delivers all Loan Documents required by this Agreement and otherwise complies with Section 2.4, so long as (A) the tangible net worth (as determined in accordance with GAAP) of the Person which is being merged with a Borrower does not exceed Five Million and No/100 Dollars ($5,000,000.00) and
(B) in the case of a consolidation or merger by any Subsidiary of AMRESCO with another Person, AMRESCO will remain the direct or indirect owner of all of the outstanding capital stock and other equity securities of the continuing or surviving corporation, (b) sell, lease, abandon or otherwise transfer all or any material part of its assets to any Person, in one or a series of related transactions, other than the sale of assets singly or in bulk in the normal course of business, (c) other than in connection with (i) a consolidation or merger permitted in clause (a) immediately above or (ii) the dissolution of any Borrower of which Agent has been notified and the distribution of all of the assets of such Borrower to another Borrower, terminate, or fail to maintain, its corporate existence or qualification, as applicable, in the state of its incorporation and any other applicable jurisdiction where the business of such Borrower requires such qualification (provided that nothing herein shall permit the dissolution of AMRESCO or the failure of AMRESCO to maintain its corporate existence and qualification to do business as elsewhere required in this Agreement), or (d) terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the failure to maintain its good standing or qualification to transact business could have a material adverse effect on its financial condition or operations.

       SECTION 8.10. Investments. Without the prior written consent of Required Lenders, no Borrower shall, and no Borrower shall permit any of its Subsidiaries to, directly or indirectly, make any loans, advances, extensions of credit or capital contributions to, make any investment in, or purchase any stock or securities of, or interest in, any Person (including, without limitation, a Subsidiary of any Borrower unless such Subsidiary has become a "Borrower" under the Credit Facilities), except for (a) Permitted Investments;
(b) Related Investments with respect to which (i) in the case of an Acquisition, the board of directors of the entity being acquired has approved such Acquisition, (ii) the assets, property or business acquired or invested in shall be in a business or activity consistent with the business and activity presently engaged in by Borrowers and approved under the Loan Documents, and
(iii) either clause (h) of this Section 8.10 is satisified in connection with such Related Investment, the Related Investment Consideration is less than 5% of Total Capital





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
or, with respect to any Acquisition of a corporate entity which causes a change of control of such entity, such Related Investment Consideration does not exceed $10,000,000; (c) any investment in or purchase of any Asset Portfolio which does not exceed 15% of Total Capital; (d) any investment in or purchase of any Acquired Loan which does not exceed 5% of Total Capital; (e) any investment in or a funding of any High Yield Loan where the investment in or funding of the original principal balance of such High Yield Loan does not exceed 5% of Total Capital; (f) investments in Interest and Foreign Hedge Agreements; (g) investments in commercial and residential mortgages or mortgage-backed securities (including, without limitation, purchased residuals), other than the Retained Residential Residual Interests and the Retained Commercial Residual Interests, provided, that each such investment shall not exceed 10% of Total Capital; (h) investments in real estate or in Excluded Subsidiaries formed for the sole purpose of purchasing real estate so long as the aggregate of such investments does not exceed 15% of Total Capital;
(i) investments in Retained Residential Residual Interests or Retained Commercial Residual Interests; (j) any investment in or purchase of Permitted Foreign Assets (based on Dollar Equivalent) which does not exceed 10% of Total Capital; (k) loans to any employee of any Borrower or any Subsidiary of any Borrower so long as the aggregate of such loans does not exceed $1,500,000, and
(l) investments in NIM Trusts so long as the aggregate of such investments at any time does not exceed 20% of Total Capital; provided, that in no event shall any investment permitted pursuant to the preceding clauses (b) through (l) be permitted if there shall exist a Default or Event of Default, or if after giving effect to any such investment, Borrowers shall not be in compliance with any covenant set forth in the Loan Documents.

       SECTION 8.11. Distributions. No Borrower shall make or declare any Distributions after the occurrence of a Default. Prior to the occurrence of a Default, (a) AMRESCO shall be entitled to make Distributions in any Fiscal Year in an amount not to exceed twenty-five percent (25%) of the net income of AMRESCO (determined in accordance with GAAP) for such Fiscal Year on a consolidated basis and (b) each Borrower (other than AMRESCO) shall be entitled to make Distributions in any Fiscal Year to another Borrower.

       SECTION 8.12. Limitation on Contingent Liabilities. No Borrower shall create, incur, assume or suffer to exist any contingent liabilities, except for Guaranties permitted by Section 8.5 and litigation claims which do not result in a violation of Section 9.1(i).

       SECTION 8.13. Transactions with Affiliates. No Borrower shall engage in any transaction with an Affiliate of any Borrower unless such transaction is generally as favorable to such Borrower as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

       SECTION 8.14. Employee Plans.

              (a) Each Borrower shall, and shall cause each member of its Controlled Group (as that term is defined in the Code) to, maintain and administer any Employee Plan in accordance with the applicable requirements of the Code and ERISA. No Borrower shall permit or suffer to





                                                                         Page 70
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exist any circumstances with respect to any Employee Plan that could have a material adverse effect on such Borrower.

              (b) With respect to any Pension Plan, no Borrower shall (i) permit any accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, to exist; (ii) permit the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing actuarial assumptions) to exceed the current value of plan assets allocable to such benefits by a material amount; (iii) permit any reportable event (within the meaning of Section 4043 of ERISA) to occur, other than purchases and sales of securities from a plan trustee as reported in the audited financial statements of such plan; (iv) permit a prohibited transaction (within the meaning of Section 4975 of the Code) to occur which has or could have a material adverse effect on any Borrower; (v) incur any material liability to the PBGC; or (vi) incur any material withdrawal liability (within the meaning of Section 4201(a) of ERISA).

              (c) No Borrower shall incur a material obligation to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code or otherwise required by law.

       SECTION 8.15. Use Violations. No Borrower shall use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any of its properties in any manner which (a) violates any Legal Requirement unless such violation would not have a material adverse effect on the financial condition, operations or business of any Borrower, (b) may be dangerous unless safeguarded as required by law, (c) constitutes a public or private nuisance, (d) makes void, voidable or cancelable any insurance then in force with respect thereto or (e) makes void, voidable, or cancelable any governmental permit.

       SECTION 8.16. Exceptions to Covenants. No Borrower shall take or permit to be taken any action or fail to take any action which is permitted by any of the covenants contained in this Agreement if such action or omission would result in the breach of any other covenant contained in this Agreement.

       SECTION 8.17. Fiscal Year and Accounting Methods. No Borrower will change its Fiscal Year or its method of accounting (other than changes as are concurred with by such Borrower's independent public accountants as being required by GAAP).

       SECTION 8.18. Governmental Regulations. No Borrower will conduct its business in such a way that it will become subject to regulation under the Investment Advisers Act of 1940, as amended. No Borrower will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended, or any other laws, rules or regulations which regulate the incurrence of Debt.





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
                                   ARTICLE IX

                             DEFAULTS AND REMEDIES

       SECTION 9.1. Events of Default. The term "Event of Default" as used in this Agreement, shall mean any one of the following:

              (a) The failure of any Borrower to pay when due any principal of or interest on the Notes, or any fees, charges or any other amounts payable to Agent, Arranger, or any Lender hereunder or under any of the Notes or other Loan Documents, including, without limitation, the Participation Fees, the Commitment Fees, the Agent's Administrative Fee, the Structure Fee and Letter of Credit Fees;

              (b) The failure, refusal or neglect of any Borrower to observe, perform or comply with any covenant or agreement contained in Article VIII other than Sections 8.13 and 8.14;

              (c) The failure, refusal or neglect of any Borrower to properly observe, perform or comply with any covenant, agreement or obligation contained in this Agreement, or any of the other Loan Documents [other than those covered by Sections 9.1(a) and (b)] and the continuation of such failure, refusal or neglect for fifteen (15) days after written notice thereof has been given to AMRESCO by Agent or a representative of Agent;

              (d) Any representation, warranty, certification or statement made by any Borrower (either for itself or for any other Person) in this Agreement or by any Borrower or any other Person on behalf of any Borrower in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been untrue in any material respect when made or deemed to have been made;

              (e) The occurrence of (1) any event or condition which (i) results in the acceleration of the maturity of any Debt of any Borrower, or
(ii) constitutes a default under any Debt of any Borrower, provided, that if notice is required to be given under the documents evidencing or securing such Debt prior to acceleration thereof, it shall not be an Event of Default hereunder until Borrower has received written notice of such default, or (2) a default or event of default under the documents evidencing or securing (i) the Approved Subordinated Debt, (ii) the Approved Senior Debt, (iii) any indebtedness under the ACMF Transaction Documents, (iv) the Additional Debt, or
(v) any Bridge Debt, or the payment by any Borrower, or the approval of the board of directors of any Borrower for the payment, of amounts under any of the preceding clauses (2)(i) or (2)(ii) in excess of the regularly scheduled payments thereunder, or which would otherwise cause a violation by any Borrower of any covenant or condition contained in any of the Loan Documents;

              (f) The filing or commencement by any Borrower or any Subsidiary of any Borrower of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other





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similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or any Borrower or any Subsidiary of any Borrower shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; provided, however, that, with respect to any violation of this Section 9.1(f) that pertains to a Subsidiary of any Borrower (which Subsidiary is not also a Borrower), it shall not be an Event of Default if such violation does not (i) otherwise result in an Event of Default or (ii) have a material adverse effect on the business, financial position or results of operations of any Borrower;

              (g) The filing or commencement of an involuntary case or other proceeding against Borrower or any Subsidiary of any Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Borrower or any Subsidiary of any Borrower under the federal bankruptcy laws as now or hereafter in effect; provided, however, that, with respect to any violation of this Section 9.1(g) that pertains to a Subsidiary of any Borrower (which Subsidiary is not also a Borrower), it shall not be an Event of Default if such violation does not (i) otherwise result in an Event of Default or (ii) have a material adverse effect on the business, financial position or results of operations of any Borrower;

              (h) The liquidation or dissolution of any Borrower, other than any liquidation or dissolution of any Borrower (other than AMRESCO) permitted by Section 8.9;

              (i) One or more judgments or orders for the payment of money aggregating in excess of $500,000.00 shall be rendered against any Borrower and/or any Subsidiary of any Borrower and such judgment or order (A) shall continue unsatisfied and unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of thirty (30) days, unless any such Borrower or Subsidiary has obtained an indemnification of the full amount of such judgment or order by a third party approved by the Required Lenders [it being acknowledged that an indemnification from any Lender or the Resolution Trust Corporation shall be deemed an approved third party for purposes of this subparagraph (i)] pursuant to a written indemnification agreement approved by the Required Lenders, or (B) is not fully paid and satisfied at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order;

              (j) The Lenders' Liens with respect to the Collateral, or any part thereof, shall not constitute first and prior liens and/or security interests; or

              (k)    There shall occur a Change in Control.





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
       It is understood and agreed by each Borrower that any of the foregoing "Events of Default" shall constitute an Event of Default under each of the Notes, and that such "Events of Default" are cumulative and in addition to any default or events of default contained in any of the other Loan Documents, and that in the event of any discrepancy or inconsistency between any Event of Default hereunder and any default or event of default contained in any other Loan Document, the description of the Event of Default stated herein shall control.

       SECTION 9.2. Remedies. Upon the occurrence of an Event of Default, Agent, at the direction and election of the Required Lenders, acting by or through any of its agents, trustees or other Persons, without notice (unless expressly provided for herein), demand or presentment (including, without limitation, notice of default, notice of intent to accelerate or of acceleration) all of which are hereby waived, and in addition to any other provision of this Agreement or any other Loan Document, to exercise any or all of the following rights, remedies and recourses:

              (a) Declare the unpaid principal balance of each of the Notes, the accrued and unpaid interest thereon and any other accrued but unpaid portion of the Obligations to be immediately due and payable, without notice (expressly including, but not limited to, notice of default, notice of intent to accelerate or of acceleration), except any notice that is expressly required by the terms of this Agreement, presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by each of the Borrowers, whereupon the same shall become immediately due and payable. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, upon the occurrence of an Event of Default described in Section 9.1(f) or Section 9.1(g) by any Borrower, the entire unpaid principal balance of the Notes, and all accrued, unpaid interest thereon shall automatically be accelerated and immediately be due and payable in full, without notice (expressly including, but not limited to, notice of default, intent to accelerate or of acceleration), presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by each of the Borrowers; provided, however, that if accelerated automatically pursuant to this sentence, the Notes and all such indebtedness may be reinstated at the option and upon the written approval of the Required Lenders.

              (b) Enter upon the Mortgaged Property or any other Collateral or any part thereof and take exclusive possession thereof and of all books, records and accounts relating thereto (including, without limitation, all Borrower Due Diligence Reports). If any Borrower remains in possession of all or any part of the Collateral after an Event of Default occurs and is continuing and without Agent's prior written consent thereto, Agent may invoke any and all legal remedies to dispossess any Borrower, including specifically one or more actions for declaratory or injunctive relief, forcible entry and detainer, trespass to try title and writ of restriction. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Collateral or any part thereof after an Event of Default occurs than would have existed in the absence of such sentence.

              (c) Hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property, the Assigned Loans and all other Collateral, or any part thereof, either by itself or by other Persons, in such manner, for such time and upon such other terms as Agent may deem





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
to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Agent shall deem necessary or desirable), and apply all proceeds from the Mortgaged Property, the Assigned Loans and all other Collateral in connection therewith in accordance with the provisions of Section 9.10 hereof.

              (d) Sell or offer for sale the Collateral, or any part thereof, in such portions, order and parcels as Agent may determine, with or without having first taken possession of same, in accordance with the provisions of the applicable Loan Documents and applicable Legal Requirements.

              (e) Make application to a court of competent jurisdiction, as a matter of strict right and, except as otherwise provided by applicable law, without notice to any Borrower or without regard to the adequacy of the Collateral for the payment of the Obligations, for the appointment of a receiver of the Collateral, or any part thereof, and, to the extent permitted by applicable law, each Borrower does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain, sell, dispose and otherwise operate the Collateral, or any part thereof, upon such terms that may be approved by the court, and shall apply all proceeds from such operation of the Collateral in accordance with the provisions of Section 9.10 hereof.

              (f) Exercise any and all other rights, remedies and recourses granted hereunder or under the other Loan Documents or otherwise now or hereafter existing in equity, at law, by virtue of statute or otherwise.

       SECTION 9.3.  Rights of Set-Off.

              (a) In addition to the Lender's Liens, each Borrower hereby expressly grants to Lenders the right of setoff against all deposits and other sums at any time held or credited by or due from any Lender to each Borrower, in accordance with the provisions of this Section 9.3. The rights of each Lender under this Section 9.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff under law or equity) which such Lender may have under law or by agreement.

              (b) Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, at its option, without notice or demand and without liability, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excepting, however, any fiduciary or escrow accounts established by any Borrower into which only funds of unrelated third-parties are deposited, and provided that such Borrower has informed such Lender and Agent of the nature of such accounts) at any time held, and other indebtedness at any time owing, by any Lender to or for the credit or the account of any Borrower against any and all of the Obligations now or hereafter existing under this Agreement, the Notes and the other Loan Documents, in such order and manner as such Lender may determine, subject, however, to the agreements contained in Section 10.14





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hereof, regardless of whether such Lender shall have made any demand under this
Agreement or the Notes and although such obligations may be unmatured.

              (c) Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that each Lender and any holder of a participation in any of the Notes (with the appropriate consent of such Lender) may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

       SECTION 9.4.  Remedies Cumulative, Concurrent and Non-Exclusive.
Lenders shall have all rights, remedies and recourses granted in the Loan Documents, and available at law or equity and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against any Borrower, or any others obligated under any of the Notes, or against any one or more of them, at the sole discretion of Lenders, (c) may be exercised as often as the occasion therefor shall arise, it being agreed by each Borrower that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, non-exclusive.

       SECTION 9.5. No Conditions Precedent to Exercise Remedies. Each Borrower and other Person hereafter obligated for payment or fulfillment of all or any part of the Obligations shall not, except as otherwise provided by applicable law, be relieved of such obligation by reason of (a) the failure of a trustee to comply with any request of any Borrower, or any other Person so obligated to foreclose the Lenders' Liens or to enforce any provisions of the Loan Documents, (b) the release, regardless of consideration, of any Person obligated with respect to the Obligations, or of the Collateral or any part thereof, or the addition of any other property to the Collateral, (c) any agreement or stipulation between any subsequent owner of the Collateral and Agent or any Lender extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to any Borrower, or such other Person, and in such event, each Borrower and all such other Persons shall continue to be liable to make payments in accordance with the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Required Lenders, and (d) any other act or occurrence, save and except the complete payment of the Obligations. Each Borrower waives any right to require Lenders to proceed against any other Person, exhaust any Collateral, or pursue any other remedy in Lenders' power. All dealings between any Borrower and any Lender, whether or not resulting in the creation of the Obligations, shall conclusively be presumed to have been had or consummated upon reliance upon this Agreement. Each Borrower authorizes Lenders, without notice or demand and without any reservation of rights against any Borrower and without affecting liability hereunder or on the Obligations, from time to time, to (i) renew, extend for any period, accelerate, modify, compromise, settle, or release the obligation of any other Person that may be obligated with respect to any or all of the Obligations or Collateral; (ii) take and hold any other property as collateral, other than the Collateral, for the payment of any or all of the Obligations, and exchange, enforce, waive, and release any or all of the Collateral or other property; and (iii) after the occurrence of an Event of Default, apply the

Collateral or other property and direct the order or manner of sale thereof in accordance with the terms of this Agreement and the Security Documents.

       SECTION 9.6. Release of and Resort to Collateral. The release or substitution of all or any part of the Collateral, regardless of consideration, shall not in any way impair, affect, subordinate, or release the Lenders' Liens or their status as first and prior Liens in and to any remaining Collateral. For payment and performance of the Obligations, Lenders may resort to any other security therefor held by a trustee in such order and manner as Required Lenders may elect.

       SECTION 9.7. Waivers. To the full extent permitted by law, each Borrower hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to any Borrower by virtue of any present or future law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, evaluation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as specifically provided for herein, all notices of any Default or Event of Default or of any trustee's or Lenders' election to exercise or his or their actual exercise of any right, remedy or recourse provided for under the Loan Documents, (c) any right to a marshalling of assets with respect to the Notes or the Letters of Credit or any of the Collateral or any Debt of any Borrower, or a sale in inverse order of alienation and (d) except as specifically provided for herein, any and all right to receive demand, grace, notice, presentment for payment, protest, notice of intention to accelerate the Obligations or notice of acceleration of the Obligations.

       SECTION 9.8. Discontinuance of Proceedings. In case Agent shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Agent shall have the unqualified right to do so and, in such event, each Borrower and Lenders shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Agent and Lenders shall continue as if same had never been invoked.

       SECTION 9.9. Power of Attorney. Each Borrower hereby irrevocably appoints Agent, acting for all the Lenders, as the true and lawful attorney of such Borrower with full power of substitution for, and on behalf of such Borrower, and in its name, upon the request and instruction of Borrower and in any event after the occurrence of an Event of Default (or prior to the occurrence of any Event of Default if Agent otherwise reasonably believes it is necessary to take such action), to take any action to preserve, maintain, protect or enforce the rights and interests of such Borrower with respect to the Collateral, including, without limitation, to (i) endorse any Assigned Loans to Agent, on behalf of Lenders, or to any other Person, (ii) enforce, cure any default or otherwise act with respect to any leases, sales contracts, management or marketing contracts or any other agreements pertaining to or affecting any of the Mortgaged Property, (iii) take all such action and to execute all such documents as Agent deems necessary or desirable to operate or preserve or protect the Assigned Loans and the collateral therefor, the Mortgaged Property or any other Collateral, (iv) sue for, demand or collect any sums owing to any Borrower under the Assigned Loans or under leases or other agreements affecting the Mortgaged Property and (v) exercise rights of any Borrower under any purchase agreement related to any Assigned Loan. The power so vested in Agent under this

Section 9.9 is one coupled with an interest and shall be irrevocable, except by written instrument executed jointly by each Borrower and Agent and filed for record in the Office of the County Clerk of Dallas County, Texas. Notwithstanding the foregoing, Agent shall be under no obligation to exercise any of the foregoing rights or take any action necessary to preserve any right in any asset subject to the Lenders' Liens against any other Person, and Agent, to the extent permitted herein or by applicable law, may exercise any of the foregoing rights without incurring any responsibility or liability to any Borrower or any other Person and without in any way affecting the Obligations or any other obligations of any Borrower to Lenders. Borrowers, jointly and severally, agree to reimburse Agent and Lenders upon demand for any costs and expenses, including, without limitation, reasonable attorneys' fees and collection costs, that Agent or any Lender may incur while acting as the attorney-in-fact of each Borrower as provided hereunder (or pursuant to the attorney-in-fact herein created), all of which costs and expenses shall be included in the Obligations.

       SECTION 9.10. Application of Proceeds. All payments on the Notes or the Letters of Credit received by any Lender during the existence of an Event of Default (unless otherwise elected by Lenders), and the proceeds of any sale or disposition of, and all proceeds generated by the holding, leasing, operation or other use of, the Collateral, or any part thereof, during the existence of an Event of Default and upon the exercise of Lenders' rights and remedies hereunder or under any of the other Loan Documents, shall be applied by Lenders, the applicable trustee or the receiver, if one is appointed, to the extent that funds are so available therefrom, as determined by the Required Lenders (provided that, as among themselves, Lenders agree that any such proceeds shall be applied as contemplated by Article X hereof).


                                   ARTICLE X

                             AGENT AND THE LENDERS

       SECTION 10.1.        Appointment and Authorization of Agent.

       (a) Each Lender hereby irrevocably appoints and authorizes Agent as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of the Lenders are to be made available to Borrowers under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to promptly distribute to each Lender the material information, requests, documents and items received from Borrowers under the Loan Documents; (vi) to promptly distribute to each Lender such Lender's Aggregate Loan Percentage of each payment or prepayment in accordance with the terms of the Loan Documents; and (vii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Lenders.





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       (b)    The obligations of Agent hereunder are only those expressly set forth herein. Each Lender and each Borrower agree that Agent is not a fiduciary for Lenders or for Borrowers but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrowers and Lenders and that Agent has no duties or responsibilities to Lenders or Borrowers except those expressly set forth herein. Without limiting the generality of the foregoing, Agent shall not be required to take any action or exercise any right or remedy with respect to any Default or Event of Default, except if requested by the Required Lenders. Notwithstanding the administrative authority delegated to Agent, Agent shall not cause or permit any modification of the Loan Documents or take other action relating to either or both of the Credit Facilities specifically requiring the consent or approval of the Required Lenders without such consent or approval. Action taken by Agent including, without limitation, any exercise of remedies or initiation of suit or other legal proceedings made in accordance with the instructions of the Required Lenders or as otherwise permitted by this Article X, shall be binding upon each of the Lenders. Each Lender specifically acknowledges that it has reviewed and approved the voting and other provisions of this Agreement and the other Loan Documents setting forth the relative rights and obligations among the Lenders and agrees to be bound by such provisions notwithstanding that such Lender is only a Revolving Lender or only a Term Lender, and acknowledges that Agent (and counsel for the Lenders, as a group) are acting on behalf of all the Lenders and not the Revolving Lenders, as a group, and Term Lenders, as a separate group.

       (c) Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Agent, and any resignation by Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender.

       (d) Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with any Borrower, act as trustee or depositary for any Borrower or otherwise be engaged in other transactions with any Borrower and/or its Affiliates (collectively, the "other activities") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, Agent shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of any Borrower which are not contemplated or included in the Loan Documents (any present or future offset exercised by Agent in respect of such other activities), any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Agent which may be or become security for the Obligations by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties, such property or the proceeds thereof or any offset shall be applied to reduction of the Obligations, then each Lender shall be entitled to share in such application pursuant to the terms of this Agreement.

       SECTION 10.2. Possession of Instruments by Agent. Agent shall exercise all rights and remedies under the Loan Documents and take all actions with respect thereto in accordance with the request or direction of the Required Lenders, or otherwise as and to the extent provided herein





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or in the other Loan Documents; provided, however, that Agent may take such actions in its name without the joinder of Lenders, and Borrowers and all third parties shall be entitled to rely on the actions taken by Agent with respect to the execution by Agent of any and all agreements, financing statements, affidavits, notices or any other type of document or instrument pertaining thereto, including, without limitation, in connection with the exercise of any rights or remedies of Lenders under the Loan Documents (and specifically including any foreclosure proceedings under any of the Security Documents or other legal proceedings), and the same shall be binding upon all Lenders as to any third party relying on such actions of Agent. Agent shall also be the named secured party or beneficiary under the Security Documents and shall take and maintain possession of all the Security Documents, as agent for and on behalf of all Lenders, and the grant to Agent of any Lien under any Security Document shall be for the ratable benefit of all Lenders.

       SECTION 10.3. Expenses. Each Lender shall pay its Aggregate Loan Percentage of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Agent in connection with any of the Loan Documents if Agent does not receive reimbursement therefor from other sources within thirty (30) days after incurred; provided that, and subject to the terms and conditions of Section 11.4, each Lender shall be entitled to receive its Aggregate Loan Percentage of any reimbursement for such expenses, or part thereof, which Agent subsequently receives from such other sources.

       SECTION 10.4.        Delegation of Duties; Reliance; Consultation.
Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective officers, directors, employees, attorneys, agents, or other representatives (collectively, "Representatives"). Agent, Lenders, and their respective Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order or other documents or conversation believed by any of them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or such Lender, (b) be entitled to deem and treat each Lender as the owner and holder of its Revolving Loan Percentage or Term Loan Percentage, as applicable, for all purposes until, subject to Section 11.10, written notice of the assignment or transfer thereof shall have been given to and received by Agent (and, any request, authorization, consent or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of such Lender's Revolving Loan Percentage or Term Loan Percentage, as applicable, or Participant therein until such notice is given and received), and (c) not be deemed to have notice of the occurrence of a Default or an Event of Default unless notified thereof by another Lender or AMRESCO. Agent may consult with legal counsel, independent public accountants, consultants, appraisers and other experts selected by Agent, and shall not be liable for any action taken or omitted to be taken by Agent in good faith in accordance with the advice of such counsel, accountants or experts. Any such counsel, accountants or other experts shall be engaged to represent and render services to all Lenders as a group, and not the Revolving Lenders as a group, and the Term Lenders as a separate group, unless otherwise specified by Agent.





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       SECTION 10.5.        Limitation of Agent's Liability.

       (a) Neither Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment or negligence, except for gross negligence or willful misconduct, and neither Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that nothing herein shall negate the obligation of Agent to account for funds received by it for the account of any Lender).

       (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent shall not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Agent requests instructions from Lenders with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall Agent or any of its Representatives be required to take any action which it or they reasonably determine could incur for it or them criminal or civil liability.

       (c) Agent (and its Representatives) shall not be responsible in any manner to any Lender or any participant of a Lender for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of Borrowers and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien granted or purported to be granted under any Loan Document, (v) the observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of Borrowers, or (vi) the relative Rights of the Lenders as among themselves. Each Lender jointly and severally agrees to indemnify Agent and hold it harmless from and against (but limited to such Lender's Aggregate Loan Percentage of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever (including counsel fees and disbursements) which may be imposed on, asserted against, or incurred by Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents (PROVIDED THAT, ALTHOUGH AGENT SHALL HAVE THE RIGHT TO BE INDEMNIFIED FOR ITS ORDINARY NEGLIGENCE, AGENT SHALL NOT HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT).

       SECTION 10.6. Default; Collateral. Upon the occurrence and continuance of a Default or an Event of Default, Agent shall make a recommendation to Lenders of any actions to be taken, and each Lender agrees to promptly confer with the other Lenders in order that Lenders can consider such course of action or any other actions to be taken for the enforcement of the Rights of Lenders;





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provided that Agent shall be entitled (but not obligated) to proceed to take any actions necessary in its reasonable judgment to preserve Rights, pending agreement by Lenders on the course of action to be taken. If the Required Lenders cannot agree on a course of action to be taken within sixty (60) days following Agent's initial recommendation, Agent shall thereafter take such action as Agent deems advisable to enforce the Rights of Lenders; provided, that if, after Agent has begun taking such action, the Required Lenders agree on a course of action contrary to that undertaken by Agent, then Agent shall change its course of action so as to follow the course of action agreed upon by the Required Lenders. Any action directed or approved by the Required Lenders, including without limitation, any exercise of remedies or initiation of suit or other legal proceedings, shall be binding upon each Lender. In actions with respect to any property of Borrowers, Agent is acting for the account of each Lender to the extent of each Lender's Aggregate Loan Percentage. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrowers to the Obligations shall be construed as being for the benefit of each Lender to the extent of its respective Aggregate Loan Percentage. If Agent acquires any security for the Obligations or any guaranty of the Obligations upon or in lieu of foreclosure, the same shall be held for the benefit of each Lender in proportion to such Lender's respective Aggregate Loan Percentage.

       Lenders agree, among themselves, that unless otherwise agreed to by Agent and the Required Lenders, all monies collected or received by Agent in respect of the security for the Credit Facilities, directly or indirectly, shall be applied (a) to the Administrative Fee and all costs of collection or maintenance of the Collateral, and then to either interest or principal of the Credit Facility as recommended by Agent and approved by the Required Lenders (except that any amounts to be applied to interest or principal shall be distributed to Lenders based on their Aggregate Loan Percentage) until the Credit Facilities are paid in full, (b) to the amounts owed to any Lender under any Interest and Foreign Exchange Hedge Agreement, only after payment in full of the outstanding principal and interest under the Credit Facilities, and (c) to the amounts owed under the Bridge Debt, but only after payment in full of the outstanding principal and interest under the Credit Facilities and the amounts owed to all Lenders under any Interest and Foreign Exchange Hedge Agreement.

       SECTION 10.7. Lenders' Decision. Lenders agree as among themselves that any decisions or elections to be made by Lenders (and not Agent) under this Agreement and the other Loan Documents shall be made by the Required Lenders, except in the case, if any, where a specific different number or percentage of Lenders is expressly required under this Agreement or any other Loan Documents (use of the terms "Lenders" in any of the Loan Documents, without an express provision for different voting rights other than as set forth in the definition of Required Lenders, does not imply that unanimous consent is thereby required). Agent may, at its election, request any determination, vote, consent or approval by Lenders in writing or orally (by telephone or in person), and Agent shall be entitled to take or refrain from taking any action if it has received the oral or written approval of those Lenders which would satisfy the requirements set forth in the definition of Required Lenders, without having to contact or solicit the vote of any other Lenders. In addition, if any request by Agent for Lenders' determination or approval hereunder is made in writing and such writing contains written notice to Lenders requesting a response within five Business Days, or longer, from the date Lenders are deemed to have received notice as herein provided (and setting forth the actual date of the last day of the Lender reply period), then Lenders shall use reasonable





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efforts to reply within the applicable reply period, provided, that if any such
Lender does not reply within the applicable reply period, such Lender shall be deemed not to have approved of or consented to or concurred with such recommendation or determination.

       SECTION 10.8. Limitation of Liability of Lenders. To the extent permitted by law, (a) neither Agent nor any Lender or participant of a Lender shall incur any liability to any other Lender or participant of a Lender except for acts or omissions in bad faith, and (b) neither Agent nor any Lender or participant of a Lender shall incur any liability to Borrowers or any other Person for any act or omission of any other Lender or any participant.

       SECTION 10.9. Relationship of Lenders. Nothing herein shall be construed as creating a partnership or venture among Agent and Lenders or among Lenders.

       SECTION 10.10. Debtor-Creditor Relationship. Each Lender has and shall maintain a direct creditor-debtor relationship with Borrowers and will have direct recourse, singly or in the aggregate, against Borrowers, subject to the terms and conditions of the Loan Documents. Notwithstanding the foregoing, any right, remedy, action, omission or waiver respecting this Agreement, the Notes, the Security Documents and the other Loan Documents shall only be exercised, made, taken, or permitted by Agent, acting upon the direction of the Required Lenders, as the agent for all Lenders; provided, however, that if the Required Lenders have elected and directed Agent to institute suit against any Borrower for payment of any past due amounts under the Notes or any other Obligations for which Lenders have recourse against any Borrower, or in the event of any bankruptcy proceedings or other legal proceedings relating to this Agreement against any Borrower, each Lender shall be entitled, at its option, to bring or join in such proceedings in its own name.

       SECTION 10.11. Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each of the other Loan Documents to which it is a party or to which Agent is a party for its benefit. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or with respect to either Credit Facility.

       SECTION 10.12. Removal of Agent. Lenders, acting by written notice to Agent from and agreed to by all Lenders other than Agent, may remove for cause the then current Agent, as Agent, and appoint one of the other Lenders as the successor Agent. Upon the appointment of a successor Agent, the removed Agent and the successor Agent shall execute such documents as any Lender may reasonably request to reflect such appointment of a successor Agent and shall notify AMRESCO of such change in the Agent. The successor Agent shall be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of Agent in and under this Agreement and the other Loan Documents; provided, however, that until such time as AMRESCO is notified in writing signed by both the removed and successor Agent as to the





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appointment of the successor Agent, Borrowers shall be entitled to rely on any decision, approval or other act by the removed Agent as binding on Lenders, and may pay to Agent any amounts due or owing by Borrowers under the Loan Documents.

       SECTION 10.13. Resignation by Agent. An Agent's status as Agent under this Agreement shall automatically terminate fifteen (15) days after the closing or liquidation of such Agent or fifteen (15) days after such Agent is adjudicated insolvent. Additionally, Agent may resign its position as Agent at any time by giving at least thirty (30) days written notice thereof to AMRESCO and the other Lenders. Upon any such occurrence causing a termination of Agent or the delivery of such notice of resignation from Agent, the Required Lenders and AMRESCO shall select a successor Agent. If the Required Lenders and AMRESCO cannot agree upon the choice of the successor Agent within ten (10) days after the occurrence causing a termination in the case of a termination of Agent, or ten (10) days prior to the effective resignation date set forth in Agent's resignation notice in the case of a resignation by Agent, then the Designated Successor Agent shall become the successor Agent. AMRESCO shall be entitled to participate in the selection of the replacement Agent only prior to the occurrence of a Default. Upon any such termination or resignation, (a) the successor Agent shall automatically be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of Agent in and under this Agreement and the other Loan Documents and shall thereafter be deemed the "Agent" for all purposes under the Loan Documents and
(b) such terminating or resigning Agent shall act only in a custodial capacity for the holding by it of any funds theretofore received from Borrowers and any such funds shall be held in trust for the benefit of Lenders or Borrowers, as the case may be. Additionally, upon the successor Agent becoming Agent as provided in this Section 10.13, the terminating or resigning Agent and the new Agent shall execute such documents as any Lender may reasonably request to reflect such succession. All costs incurred in connection with the execution of such documents shall be paid by Lenders in proportion to each Lender's Aggregate Loan Percentage.

       SECTION 10.14. Sharing of Payments and Setoffs. Each Lender agrees that if it should receive any amount (whether by voluntary payment, by realization upon any Collateral, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents or otherwise) which is applicable to the payment of the principal of or interest on either of the Credit Facilities, of a sum which with respect to the related sum or sums received by the other Lenders exceeds such Lender's Aggregate Loan Percentage, then such Lender receiving such excess payment shall purchase without recourse or warranty from the other Lenders an interest in the indebtedness of any Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. This
Section 10.14 shall not impair the right of any Lender to exercise any right of setoff or counterclaim it may have with respect to any funds in an account pledged to such Lender to secure only indebtedness other than the Obligations, and to apply the amount received or subject to such exercise to the payment of such other indebtedness, it being expressly agreed by all Lenders, however, that until the Obligations are paid and satisfied in full, any and all amounts received by





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any Lender from offset of any account of any Borrower that either (a)
constitutes Collateral or (b) contains funds exclusively derived from or related to the Collateral, shall be applied to the Obligations, and not to any other indebtedness of any Borrower to such Lender, except in the case of a certificate of deposit or other designated account (but in no event any operating account of any Borrower) that is specifically pledged or assigned to a Lender as security for indebtedness other than the Obligations.

       SECTION 10.15.       Non-Advancing Lenders.   In the event that
Revolving Lender shall fail or refuse to advance its Revolving Loan Percentage of any Advance under the Revolving Credit Facility, or any Lender shall fail or refuse to advance its Aggregate Loan Percentage of any payment or reimbursement by Lenders as required hereunder, or of any amount to be funded pursuant to
Section 10.3, when it is obligated to do so, Agent shall notify, in the case of the failure or refusal to make an Advance under the Revolving Credit Facility, the Revolving Lenders, and, in all other instances, the other Lenders, and such remaining Revolving Lenders or all other Lenders, as applicable, or any of them, may elect, at their sole option and discretion (without any obligation whatsoever to do so), to advance such non-advancing Lender's portion, pro rata in accordance with the proportion that (i) in the case of the failure or refusal to make an Advance under the Revolving Credit Facility, the Revolving Loan Percentage of each Revolving Lender electing to make such advance bears to the Revolving Loan Percentages of all Revolving Lenders electing to make such advance, or (ii) in all other instances, the Aggregate Loan Percentage of each Lender electing to make such advance bears to the Aggregate Loan Percentage of all Lenders electing to make such advance. Upon making any such advance, and notwithstanding anything to the contrary expressed or implied herein or in the Notes or any other Loan Document, all subsequent payments made on the Revolving Credit Facility, or both Credit Facilities, as applicable, and all proceeds realized from the sale of any Collateral securing the Credit Facilities or from the exercise of right of setoff or other remedies under this Agreement or the other Loan Documents, shall be applied, in the manner described below, only to Revolving Lenders, or all other Lenders, as applicable, other than the non-advancing Lender (and the non-advancing Lender shall not be entitled to receive the same), until the amounts advanced by such advancing Revolving Lenders, or all other Lenders, as applicable, on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), have been repaid in full. As among Lenders other than the non-advancing Lender, Lenders that advanced funds on behalf of the non-advancing Lender shall receive the portion the non-advancing Lender would have been entitled to receive had it advanced (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), to be applied pro rata in accordance with the amounts advanced by each such advancing Lender, until the amounts advanced by such Lenders on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), have been repaid in full; any Revolving Lender that advanced only on its own behalf based on its Revolving Loan Percentage shall be repaid based on such Revolving Loan Percentage or its Aggregate Loan Percentage, as applicable. In addition, any Lenders that advance funds on behalf of a non-advancing Lender pursuant to this Section
10.15 shall (i) receive a proportionate share (based on the amounts so advanced by such Lenders) of the amount the non-advancing Lender would have been entitled to receive of any distribution of any Collateral securing the Credit Facilities in the event the same are distributed among Lenders, and (ii) have a claim against such





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non-advancing Lender for the amounts so advanced and shall be entitled to all rights and remedies at law or in equity to recover any unpaid amounts. A non-advancing Lender shall not be entitled to vote on any matters hereunder or related to either or both of the Credit Facilities (and its interest shall be excluded for purposes of determining the requisite percentage or number of Lenders for a vote) so long as such Lender remains a non-advancing Lender.

       SECTION 10.16. Benefit of Lenders. All terms, conditions and agreements set forth in this Article X, specifically including, without limitation, the provisions of Section 10.14 are for the sole and exclusive benefit of Lenders, and neither Borrowers nor any other Person shall be entitled to rely on or seek the benefit of such provisions; provided, however, that Borrowers shall be entitled to rely on any decision, approval or other act by Agent as binding Lenders.


                                   ARTICLE XI

                                 MISCELLANEOUS

       SECTION 11.1. Continuing Agreement. This is a continuing Agreement and all the rights, powers and remedies of Lenders hereunder and all agreements and obligations of Borrowers and Lenders hereunder, shall continue to exist until the Notes have been paid in full, the commitment of Lenders to make Advances hereunder has been terminated, all Letters of Credit have been terminated and all other Obligations have been paid in full.

       SECTION 11.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing), except for any telephone notices as specifically provided for herein, may be personally served or sent by telecopier, mail or the express mail service of the United States Postal Service, Federal Express or other equivalent overnight or expedited delivery service, and (a) if given by personal service or telecopier (confirmed by telephone), it shall be deemed to have been given upon receipt; (b) if sent by telecopier without telephone confirmation, it shall be deemed to have been given twenty-four (24) hours after being given; (c) if sent by mail, it shall be deemed to have been given upon the earlier of (i) actual receipt, or (ii) three (3) Business Days after deposit in a depository of the United States Postal Service, first class mail, postage prepaid; (d) if sent by Federal Express, the express mail service of the United States Postal Service or other equivalent overnight or expedited delivery service, it shall be deemed given upon the earlier of (i) actual receipt or (ii) twenty-four (24) hours after delivery to such overnight or expedited delivery service, delivery charges prepaid, and properly addressed to Agent or the applicable Borrower or Lender; provided that notices to Agent under Article III and Article IV shall not be effective until received. For purposes hereof, the address of the parties to this Agreement shall be as set forth in Schedule I attached hereto. Any party may, by proper written notice hereunder to the other parties, change the address to which notices shall thereafter be sent to it. Notwithstanding anything to the contrary implied or expressed herein, the notice requirements herein (including the method, timing or deemed giving of any notice) is not intended to and shall not be deemed to increase the number of days or to modify the method of notice or to otherwise supplement or affect the requirements for any notice required or sent pursuant





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to any Legal Requirement (including, without limitation, any applicable statutory or law requirement), or otherwise given hereunder, that is not required under this Agreement or the other Loan Documents. The provisions of this Section 11.2 shall control over any conflicting contractual notice provisions contained in the Loan Documents.

       SECTION 11.3. No Waivers. No failure or delay by Agent or any Lender in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Documents.

       SECTION 11.4.        Expenses; Documentary Taxes; Indemnification.
Borrowers, jointly and severally, agree to pay (a) all expenses of Agent and the reasonable fees and disbursements of legal counsel for Lenders as a group, in connection with the negotiation, documentation and closing of the Credit Facilities, and thereafter all reasonable expenses of Agent and Lenders in connection with any waiver or consent hereunder or under the other Loan Documents or any amendment, supplement or replacement of any of the Loan Documents, or any Default or alleged Default hereunder; and (b) if a Default or an Event of Default occurs, all out-of-pocket expenses incurred by Agent or Lenders, including fees and disbursements of legal counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom (including, without limitation, any bankruptcy or other insolvency proceedings), fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by Lenders in connection therewith. Borrowers shall, jointly and severally, indemnify Agent and each Lender against any Taxes (other than Taxes on the income of any Lender) imposed by reason of the execution and delivery of this Agreement or the Notes. Borrowers further shall, jointly and severally, indemnify Agent and each Lender and hold Agent and each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for Agent and Lenders in connection with any investigative, administrative or judicial proceeding, whether or not Agent or Lenders shall be designated a party thereto) which may be incurred by Agent or any Lender relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Notes or the Letters of Credit; PROVIDED THAT NEITHER AGENT NOR ANY LENDER SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT BEING THE INTENTION HEREBY THAT AGENT AND EACH LENDER SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS NEGLIGENCE.

       SECTION 11.5. Amendments and Waivers; Consent to Deviation. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrowers, Agent and Required Lenders.

       SECTION 11.6. Survival. All representations, warranties and covenants made by any Borrower herein or in any certificate or other instrument delivered by it or on its behalf under the Loan Documents shall be considered to have been relied upon by Lenders and shall survive the delivery to Agent or Lenders of such Loan Documents or the extension of any of the Notes or the issuance of any of the Letters of Credit (or any part thereof), regardless of any investigation made by or on behalf of Agent or any Lender.

       SECTION 11.7. Prior Understandings; No Defenses; Release; No Oral Agreements. This Agreement supersedes all other prior understandings and agreements, whether written or not, between the parties hereto relating specifically to the transactions provided for herein. Each Borrower confirms that there are no existing defenses, claims, counterclaims or rights of offset against any Lender in connection with the negotiation, preparation, execution, performance or any other matters related to this Agreement or any of the other Loan Documents executed as of the date hereof and any of the transactions contemplated thereby, and each Borrower hereby expressly releases and discharges each Lender, and its Representatives, from any and all such claims, known or unknown. Each Borrower further confirms that no Lender has made any agreements with, or commitments or representations to, any Borrower (either in writing or orally) other than as expressly stated herein or in the other Loan Documents executed as of the date hereof.

       THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

To the fullest extent applicable, each Borrower and Lender acknowledges and agrees that this Agreement and each of the other Loan Documents shall be subject to Section 26.02 of the Texas Business and Commerce Code.

       SECTION 11.8. Limitation on Interest. It is expressly stipulated and agreed to be the intent of Borrowers and Lenders at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with the Notes, the Credit Facilities and the Letters of Credit. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Notes or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to any of the Notes or the Letters of Credit, or if acceleration of the maturity of the Notes, any prepayment by any Borrower, or any other circumstance whatsoever, results in any Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrowers and Lenders that all excess amounts theretofore collected by Lenders be credited on the principal balance of the Notes (or, if the Notes have been or would thereby be paid in full, refunded to Borrowers), and the provisions of the Notes and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lenders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lenders for the use, forbearance or detention of the indebtedness evidenced hereby or by the Notes shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate or maximum amount of interest permitted under applicable law. The term "applicable law" as used herein shall mean the laws of the State of Texas, or DIDMCA or any other applicable United States federal law to the extent that it permits Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this Section 11.8 shall control all agreements between Borrowers and Lenders.

       SECTION 11.9. Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

       SECTION 11.10.       Successors and Assigns.

       (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that (i) no Borrower shall, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its rights, duties or obligations under this Agreement without the express prior written consent of the Required Lenders, and (ii) Lenders may not assign or transfer any of their rights or interests in this Agreement, the Notes, the other Loan Documents or either or both of the Credit Facilities, other than to an Affiliate of such Lender, except in accordance with this Section 11.10. Prior to entering into any discussions with any potential participant or assignee of its interest in either or both of the Credit Facilities, the applicable Lender shall obtain AMRESCO's prior consent (if AMRESCO's consent is required in connection with any assignment or participation) and shall cause such proposed participant or assignee to execute a confidentiality agreement to the same effect as that contained in Section 7.3 hereof.

       (b) Each Lender shall have the right, at any time and from time to time, to assign all or a part of its rights, interests and obligations under this Agreement and the other Loan Documents and to sell or transfer to any Person a participation interest in such Lender's portion of the applicable Credit Facility, subject to and in accordance with the following provisions:

              (i) In the case of a participation, such Lender shall remain the "Lender" for all purposes under the Loan Documents (including without limitation any votes, elections or other decisions of the Lenders hereunder) and shall remain fully liable for its obligations hereunder, and Agent shall continue to deal directly and solely with such Lender under the Loan Documents and shall have no duty or obligation to deal with any participant in any manner (including without limitation, delivery of information or distribution of any funds to any participant).

              (ii) AMRESCO and Agent shall have given their prior written consent for such assignment or participation; provided that AMRESCO's consent shall not be unreasonably withheld or delayed, and shall not be required during the continuance of a Default.

              (iii) Any such assignment or participation must be to an Eligible Assignee and, as to the Term Facility, in an amount equal to or in excess of Five Million and No/100 Dollars ($5,000,000.00), and , as to the Revolving Credit Facility, an amount equal to or in excess of the lesser of Five Million and No/100 Dollars ($5,000,000.00) or 6% of the Revolving Commitment in effect from time to time.

       (c)    In addition to the conditions and requirements set forth in
Section 11.10(b), any assignment by any Lender shall be subject to the following conditions:

              (i) Each assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement and the other Loan Documents.

              (ii) The parties to any assignment shall execute and deliver to Agent, for recording in the Register (as hereinafter defined), with a copy thereof to AMRESCO, an Assignment and Acceptance, substantially in the form of Exhibit D hereto (an "Assignment and Acceptance"), together with any of the Notes subject to such assignment.

       Upon execution of an Assignment and Acceptance, delivery by the transferor Lender of an executed copy thereof to AMRESCO and Agent (together with notice that payment of the purchase price, as hereinafter provided, shall have been made), and payment by such Purchaser to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Purchaser, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance (which effective date shall be at least five Business Days after the execution thereof), (A) the assignee thereunder shall be a party to this Agreement as a "Lender" hereunder and, to the extent provided in such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder, and (B) the assigning Lender shall, to the extent provided in such assignment and upon payment to Agent of the registration fee referred to in Section 11.10(e), be released from its obligations under this Agreement, except for the confidentiality agreements contained in Section 7.3, which shall survive any such assignment, and any such other obligations which by their nature should survive any such assignment.

       (d) By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by any Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations or any of its Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered to Lenders by each Borrower and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee represents and warrants that it is an Eligible Assignee; (vi) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender; and (viii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

       (e) Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of Lenders and the applicable Term Loan Percentages, Revolving Loan Percentages and Aggregate Loan Percentages of, and principal amount of the applicable Credit Facility owing to Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by AMRESCO and Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to Agent a registration fee in the sum of $3,500.00.

       (f) Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, Agent shall (i) record the information contained therein in the Register, and
(ii) give prompt notice thereof to AMRESCO and Lenders (other than the assigning Lender), and Schedule I shall automatically be deemed revised to reflect the name, address, Revolving Loan or Term Loan Commitment Amount and Revolving Loan or Term Loan Percentage of the new Lender and the deletion of or changed information for the assigning Lender, and Agent shall deliver to AMRESCO and Lenders, upon request by AMRESCO or any Lender, an amended Schedule I reflecting such changes. Within five (5) Business Days after receipt of such notice, Borrowers, at the applicable Lender's expense, shall execute and deliver to Agent, in exchange for each surrendered Note, a new Note payable to the order of such Eligible Assignee in an amount equal to the amount assigned to such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note payable to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to AMRESCO.

       (g) Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 1341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

       (h) Notwithstanding anything to the contrary contained herein, a Lender may not sell or participate any of its interests for a purchase price which, directly or indirectly, reflects a discount from face value (i.e., the aggregate outstanding principal portion of the applicable Credit Facility to be sold or participated plus accrued and unpaid interest thereon), without first offering such sale or participation at such discounted price to the other Lenders in such Credit Facility on a pro rata basis, in which event such other Lenders shall have thirty (30) days in which to elect whether to purchase the interest to be sold.

       (i) Any participant or new Lender hereunder shall agree in writing to keep in confidence any financial information regarding any Borrower that such Purchaser or Participant may receive as provided in Section 7.3.

       SECTION 11.11. Senior Debt; Borrower Subordination. The indebtedness of Borrowers hereunder and under the Notes and all of the Obligations is intended to be and shall be senior to any subordinated indebtedness of any Borrower or any other indebtedness of any Borrower secured by a Lien on any portion of the Collateral (the foregoing shall not in any way imply Lenders' consent to any such subordinate debt or Liens which is not otherwise permitted by this Agreement). The Notes and any other amounts advanced to or on behalf of any Borrower or any other Person pursuant to the terms of this Agreement or any other Loan Document, shall never be in a position subordinate to any Debt of Borrower owing to any other Person, except with the knowledge and written consent of Lenders. If any Borrower is now or hereafter becomes indebted to any other Borrower, (a) such indebtedness and all interest thereon shall, at all times, be subordinate in all respects to the Obligations and to all liens, security interests and rights now or hereafter existing to secure the Obligations; and (b) any Borrower holding such inter-company indebtedness shall not be entitled after the occurrence of a Default to enforce or receive payment, directly or indirectly, of any such indebtedness until the Obligations have been fully and finally paid and performed.

       SECTION 11.12. Revolving Loan. Borrowers and Lenders hereby agree that, except for Section 15.10(b) thereof, the provisions of Art. 5069-15.01 et seq. of the Revised Civil Statues of Texas, 1925, as amended (regulating certain revolving credit loans and revolving triparty accounts) shall not govern or in any manner apply to the Notes, the Letters of Credit or the Loan Documents.

       SECTION 11.13. Construction. The parties hereto acknowledge and agree that neither this Agreement nor any other Loan Document shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiations and preparation of this Agreement and the other Loan Documents.

       SECTION 11.14. APPLICABLE LAW. THIS AGREEMENT, THE NOTES AND ALL THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES, RELATED TO ANY PART OF THE COLLATERAL, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.8 OR OTHERWISE.

       SECTION 11.15.       Submission To Jurisdiction; Service of Process.

       (a) Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of Texas or of the United States of America for the Northern District of Texas, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

       (b) Each Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address provided herein.

       (c) Nothing contained in this Section 11.15 shall affect the right of Agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

       SECTION 11.16. JURY TRIAL WAIVER. BORROWERS AND LENDERS EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

       SECTION 11.17. Counterparts. This Agreement and all amendments hereto, and all the other Loan Documents may be executed in any number of original counterparts, each of which when so executed and delivered shall be an original, and all of which, collectively, shall constitute one and the same agreement, it being understood and agreed that the signature pages may be detached from one or more counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

       SECTION 11.18. Inconsistent Provisions. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall control.

       SECTION 11.19. Non-Waiver of Rights or Remedies. Except as otherwise set forth herein, this Agreement shall not be deemed (a) a waiver of, or consent by Agent or any Lender to any default or event of default which may exist or hereafter occur under the Original Loan Agreement or any of the Loan Documents, (b) a waiver by Agent or any Lender of any of Borrowers' obligations under the Original Loan Agreement or the Loan Documents, or (c) a waiver by Agent or any Lender of any rights, offsets, claims, or other causes of action that Agent or any Lender may have against any Borrower.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers effective as of the Closing Date.


                                           BORROWERS:

                                           AMRESCO, INC., a Delaware corporation


                                           By: /s/ THOMAS J. ANDRUS
                                              ----------------------------------
                                                  Thomas J. Andrus,
                                                  Treasurer

                                           AFC EQUITIES, INC.
                                           AMRESCO ATLANTA INDUSTRIAL, INC.
                                           AMRESCO BUILDERS GROUP, INC.
                                           AMRESCO CANADA, INC.
                                           AMRESCO CAPITAL CORPORATION
                                           AMRESCO CAPITAL LIMITED, INC.
                                           AMRESCO CONSOLIDATION CORP. f/k/a
                                           AMRESCO MORTGAGE CAPITAL, INC.
                                           AMRESCO EQUITIES CANADA INC.
                                           AMRESCO FINANCIAL I, INC.
                                           AMRESCO FINANCIAL I, L.P.
                                           AMRESCO FUNDING CORPORATION
                                           AMRESCO INSTITUTIONAL, INC.
                                           AMRESCO INVESTMENTS, INC.
                                           AMRESCO JERSEY VENTURES LIMITED
                                           AMRESCO MANAGEMENT, INC.
                                           AMRESCO NEW ENGLAND, L.P.
                                           AMRESCO NEW ENGLAND II, L.P.
                                           AMRESCO NEW ENGLAND, INC.
                                           AMRESCO NEW ENGLAND II, INC.
                                           AMRESCO NEW HAMPSHIRE, INC.
                                           AMRESCO NEW HAMPSHIRE, L.P.
                                           AMRESCO OVERSEAS, INC. f/k/a AMRESCO
                                                  SERVICES, INC.
                                           AMRESCO PORTFOLIO INVESTMENTS, INC.
                                           AMRESCO PRINCIPAL MANAGERS I, INC.
                                           AMRESCO PRINCIPAL MANAGERS II, INC.
                                           AMRESCO RESIDENTIAL CAPITAL MARKETS,
                                                  INC.
                                           AMRESCO RESIDENTIAL CONDUIT, INC.
                                           AMRESCO RESIDENTIAL CREDIT
                                                  CORPORATION

                                           AMRESCO RESIDENTIAL MORTGAGE
                                                 CORPORATION
                                           AMRESCO RHODE ISLAND, INC.
                                           AMRESCO SERVICES CANADA INC.
                                           AMRESCO UK HOLDINGS LIMITED
                                           AMRESCO UK LIMITED
                                           AMRESCO UK VENTURES LIMITED
                                           AMRESCO VENTURES, INC. f/k/a AMRESCO
                                           GENERAL PARTNERS, INC.
                                           AMRESCO 1994-N2, INC.
                                           ASSET MANAGEMENT RESOLUTION COMPANY
                                           BEI 1992 - N1, INC.
                                           BEI 1993 - N3, INC.
                                           BEI 1994 - N1, INC.
                                           BEI MULTI-POOL, INC.
                                           BEI PORTFOLIO INVESTMENTS, INC.
                                           BEI PORTFOLIO MANAGERS, INC.
                                           BEI REAL ESTATE SERVICES, INC.
                                           BEI SANJAC, INC.
                                           ENT MIDWEST, INC.
                                           ENT NEW JERSEY, INC.
                                           ENT SOUTHERN CALIFORNIA, INC.
                                           GRANITE EQUITIES, INC.
                                           HOLLIDAY FENOGLIO, INC.
                                           LIFETIME HOMES, INC., f/k/a LIFETIME
                                                 HOMES OF NEW JERSEY, INC.
                                           OAK CLIFF FINANCIAL, INC.
                                           OLD MIDLAND HOUSE LIMITED
                                           PRESTON HOLLOW ASSET HOLDINGS, INC.


                                           By:    AMRESCO, INC., a Delaware
                                                  corporation, as
                                                  attorney-in-fact



                                           By:   /s/ THOMAS J. ANDRUS
                                                --------------------------------
                                                Thomas J. Andrus, as
                                                Treasurer

                                           AGENT:
                                           -----

                                           NATIONSBANK OF TEXAS, N.A.,
                                           a national banking association, as
                                           Agent for Lenders


                                           By:/s/ BRIAN K. SCHNEIDER
                                              ----------------------------------
                                           Brian K. Schneider,
                                           Vice President


                                           REVOLVING LENDERS:
                                           -----------------

                                           NATIONSBANK OF TEXAS, N.A., a
                                           national banking association


                                           By:/s/ BRIAN K. SCHNEIDER
                                              ----------------------------------
                                           Brian K. Schneider,
                                           Vice President


                                           BANK ONE, TEXAS, NA,
                                           a national banking association


                                           By:/s/ KATHLEEN C. STEWART
                                              ----------------------------------
                                           Name:  Kathleen C. Stewart
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------


                                           WELLS FARGO BANK (TEXAS), N.A.,
                                           a national banking association


                                           By:/s/ CRAIG T. SCHEEF
                                              ----------------------------------
                                           Name:  Craig T. Scheef
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------

                                           COMERICA BANK - TEXAS,
                                           a state banking association


                                           By: /s/ DAVID TERRY
                                              ----------------------------------
                                           Name:  David Terry
                                                --------------------------------
                                           Title: Assistant Vice President
                                                 -------------------------------


                                           BANK UNITED,
                                           a federal savings bank


                                           By:/s/ MICHAEL D. MCAULEY
                                              ----------------------------------
                                           Name:  Michael D. McAuley
                                                --------------------------------
                                           Title: Regional Director, Mortgage
                                                 -------------------------------
                                                  Banker Financing
                                                 -------------------------------


                                           THE BANK OF NEW YORK,
                                           a national banking association


                                           By:/s/ ROBERT A. TWEED
                                              ----------------------------------
                                           Name:  Robert A. Tweed
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------


                                           THE NIPPON CREDIT BANK, LTD.,
                                           a national banking association


                                           By:/s/ NEIL J. CRAWFORD
                                              ----------------------------------
                                           Name:  Neil J. Crawford
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------

                                   SCHEDULE I

                             LENDERS AND BORROWERS

I.     LENDERS, AGENT AND ARRANGER

       A.     AGENT:

              NationsBank of Texas, N.A.
              Commercial Banking Division
              901 Main Street, 7th Floor
              Dallas, Texas  75202
              Attn:  Brian Schneider
              Fax No.:  (214) 508-0388

       B.     ARRANGER:

              NationsBanc Capital Markets, Inc.
              901 Main Street, 66th Floor
              Dallas, Texas  75202
              Attn:  Joseph Siegel, Jr.
              Fax No.:  (214) 508-2881

       C.     REVOLVING LENDERS:

              NATIONSBANK OF TEXAS, N.A.
              901 Main Street, 7th Floor
              Dallas, Texas  75202
              Attn:  Brian Schneider
              Tel:  (214) 508-0365
              Fax:  (214) 508-3138

              BANK ONE, TEXAS, NA
              1717 Main Street, 3rd Floor
              Dallas, Texas  75201
              Attn:  Kathleen Costello Stewart
              Tel:  (214) 290-2709
              Fax:  (214) 290-2275

              WELLS FARGO BANK (TEXAS), N.A.
              1445 Ross Avenue, 3rd Floor
              Dallas, Texas  75202
              Attn:  Craig T. Scheef
              Tel:  (214) 740-1548
              Fax:  (214) 740-1519

              COMERICA BANK - TEXAS
              8828 Stemmons, Suite 441
              Dallas, Texas  75247
              Attn:  David Terry
              Tel:  (972) 841-4419
              Fax:  (972) 263-9837

              BANK UNITED OF TEXAS
              101 Ygnacio Valley Road
              Walnut Creek, CA  94596
              Attn:  Michael D. McAuley
              Tel:  (510) 210-8060
              Fax:  (510) 210-8065

              THE BANK OF NEW YORK
              One Wall Street, 17th Floor
              New York, New York  10286
              Attn:  Robert A. Tweed
              Tel:  (212) 635-6465
              Fax:  (212) 635-6468

              THE NIPPON CREDIT BANK, LTD.
              NEW YORK BRANCH
              245 Park Avenue
              New York, New York 10167
              Attn:  Neil J. Crawford
              Tel:  (212) 984-1319
              Fax:  (212) 490-3895

                                             Additional
                           INITIAL         Revolving Loan      New Revolving       New Revolving
                        REVOLVING LOAN       Commitment       Loan Commitment           Loan          Participation
                          COMMITMENT           Amount              Amount           Percentage          Fee Amount
                            AMOUNT
 REVOLVING LENDERS:
 NationsBank                $50,000,000                  $0        $50,000,000       23.809523810

 Bank One                   $35,000,000         $10,000,000        $45,000,000       21.428571428          $25,000

 Wells Fargo                $25,000,000                  $0        $25,000,000       11.904761905
 Comerica                   $20,000,000                  $0        $20,000,000        9.523809523

 Bank United                $30,000,000                  $0        $30,000,000       14.285714285
 Bank of New York           $15,000,000         $15,000,000        $30,000,000       14.285714285          $22,500

 Nippon Credit Bank         $10,000,000                  $0        $10,000,000        4.761904761
                      ----------------------------------------------------------------------------------------------
   Total                   $185,000,000         $25,000,000        $210,000,00               100%          $47,500
====================================================================================================================

II.    BORROWERS

       AFC EQUITIES, INC.
       AMRESCO ATLANTA INDUSTRIAL, INC.
       AMRESCO BUILDERS GROUP, INC.
       AMRESCO CANADA, INC.
       AMRESCO CAPITAL CORPORATION
       AMRESCO CAPITAL LIMITED, INC.
       AMRESCO CONSOLIDATION CORP. f/k/a AMRESCO
              MORTGAGE CAPITAL, INC.
       AMRESCO EQUITIES CANADA INC.
       AMRESCO FINANCIAL I, INC.
       AMRESCO FINANCIAL I, L.P.
       AMRESCO FUNDING CORPORATION
       AMRESCO INSTITUTIONAL, INC.
       AMRESCO INVESTMENTS, INC.
       AMRESCO JERSEY VENTURES LIMITED
       AMRESCO MANAGEMENT, INC.
       AMRESCO NEW ENGLAND, L.P.
       AMRESCO NEW ENGLAND II, L.P.
       AMRESCO NEW ENGLAND, INC.
       AMRESCO NEW ENGLAND II, INC.
       AMRESCO NEW HAMPSHIRE, INC.
       AMRESCO NEW HAMPSHIRE, L.P.
       AMRESCO OVERSEAS, INC. f/k/a AMRESCO
              SERVICES, INC.
       AMRESCO PORTFOLIO INVESTMENTS, INC.
       AMRESCO PRINCIPAL MANAGERS I, INC.
       AMRESCO PRINCIPAL MANAGERS II, INC.
       AMRESCO RESIDENTIAL CAPITAL MARKETS, INC.
       AMRESCO RESIDENTIAL CONDUIT, INC.
       AMRESCO RESIDENTIAL CREDIT CORPORATION
       AMRESCO RESIDENTIAL MORTGAGE CORPORATION
       AMRESCO RHODE ISLAND, INC.
       AMRESCO SERVICES CANADA INC.
       AMRESCO UK HOLDINGS LIMITED
       AMRESCO UK LIMITED
       AMRESCO UK VENTURES LIMITED
       AMRESCO VENTURES, INC. f/k/a AMRESCO GENERAL
              PARTNERS, INC.
       AMRESCO 1994-N2, INC.
       ASSET MANAGEMENT RESOLUTION COMPANY
       BEI 1992 - N1, INC.
       BEI 1993 - N3, INC.
       BEI 1994 - N1, INC.
       BEI MULTI-POOL, INC.
       BEI PORTFOLIO INVESTMENTS, INC.
       BEI PORTFOLIO MANAGERS, INC.

       BEI REAL ESTATE SERVICES, INC.
       BEI SANJAC, INC.
       ENT MIDWEST, INC.
       ENT NEW JERSEY, INC.
       ENT SOUTHERN CALIFORNIA, INC.
       GRANITE EQUITIES, INC.
       HOLLIDAY FENOGLIO, INC.
       LIFETIME HOMES, INC., f/k/a LIFETIME HOMES OF
              NEW JERSEY, INC.
       OAK CLIFF FINANCIAL, INC.
       OLD MIDLAND HOUSE LIMITED
       PRESTON HOLLOW ASSET HOLDINGS, INC.


       c/o AMRESCO, INC.
       700 N. Pearl Street
       Suite 2400, LB 342
       Dallas, Texas  75201-7424
       Attn:  Treasurer
       Fax No.:  (214) 953-7757

                                  SCHEDULE II



                    COMMITMENT FEE PERCENTAGE; LIBOR MARGIN




====================================================================================================================
                                                      Qualified               Applicable               Commitment
        Senior Consolidated Funded Debt/              Investment                LIBOR                     Fee
              Consolidated EBITDA                       Rating                  Margin                Percentages
--------------------------------------------------------------------------------------------------------------------
  Greater than 2.5 to 1.0                         BB+/Ba1, or lower         (a) 175.0 b.p.             37.5 b.p.
                                                                            (b) 225.0 b.p.
--------------------------------------------------------------------------------------------------------------------
  Less than or equal to 2.5 to 1.0, but               BBB-/Baa3             (a) 150.0 b.p.             25.0 b.p.
  greater than 1.75 to 1.0                                                  (b) 200.0 b.p.
--------------------------------------------------------------------------------------------------------------------
  Less than or equal to 1.75 to 1.0, but               BBB/Baa2             (a) 125.0 b.p.             25.0 b.p.
  greater than 1.25 to 1.0                                                  (b) 175.0 b.p.
--------------------------------------------------------------------------------------------------------------------
  Less than or equal to 1.25 to 1.0                A-/A3, or better         (a) 100.0 b.p.             20.0 b.p.
                                                                            (b) 150.0 b.p.
====================================================================================================================


(a) - The Applicable LIBOR Margin for the Revolving Credit Facility.
(b) - The Applicable LIBOR Margin for the Term Facility.




       Borrowers' Senior Consolidated Funded Debt to Consolidated EBITDA ratio shall be computed on a trailing four quarter basis. The applicable LIBOR Margin or Commitment Fee Percentage shall be based on whichever of the Senior Consolidated Funded Debt to Consolidated EBITDA ratio or Qualified Investment Rating would produce the lowest LIBOR Margin or Commitment Fee Percentage. The above Qualified Investment Ratings are based on the classifications used by Duff & Phelps, Inc., such that, if another rating agency approved by the Required Lenders is used to rate the Credit Facilities, the comparable classifications used by such other rating agency shall be substituted for the above Qualified Investment Ratings.





                                                                       SOLO PAGE

                                   EXHIBIT A


                   SECOND AMENDED AND RESTATED REVOLVING NOTE


$________________                 Dallas, Texas                 February 7, 1997


       FOR VALUE RECEIVED, AMRESCO, INC., a Delaware corporation, and the other parties executing this Note or hereafter added hereto as "Maker" (collectively "Makers"), hereby, jointly and severally, promise to pay to the order of _____________________________ ("Lender") in care of Agent, at its banking house in the City of Dallas, Dallas County, Texas, or at such other address in Dallas County, Texas, given to Makers by Agent, the principal sum of ____________________________ Dollars ($______________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

       This Note has been executed and delivered pursuant to the terms of that certain Second Amended and Restated Loan Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Loan Agreement") dated the date hereof, executed by and among Makers, Agent and the Lenders (which includes the payee of this Note) and is one of the notes defined therein as a "Revolving Note", the terms and provisions of the Loan Agreement related to this Note being incorporated herein by reference for all purposes. Each capitalized term not expressly defined herein shall have the meaning given to such term under the Loan Agreement. The terms of the Loan Agreement shall govern in the case of any inconsistency between such terms and the terms hereof.

       This Note is secured by the Collateral Assignment, the Pledge Agreements, the Security Agreement, the Mortgages, the other Security Documents and all the other Loan Documents, and all liens and security interests created or evidenced thereby. Any holder shall be entitled to all benefits and remedies and security set forth in the Loan Agreement and all the other Loan Documents. This Note renews, extends and replaces that certain Promissory Note dated April 25, 1996, in the amount of $________, executed by Makers, payable to Lender, which promissory note had previously consolidated, renewed, extended and replaced the following in their entirety: (a) Promissory Note (Corporate Facility) dated November 21, 1995, in the amount of $_____, executed by Makers, payable to Lender, and (b) Promissory Note (Portfolio Facility) dated November 21, 1995, in the amount of $________, executed by Makers, payable to Lender.

       1.     Interest and Payment.

              (a) Maturity. The principal of this Note and all accrued but unpaid interest hereon shall be due and payable in full on the Revolving Facility Termination Date.

              (b) Accrual of Interest. Subject to Paragraph 1(f) below, interest on this Note shall accrue at a rate per annum equal to the lesser of
(i) at Makers' option, the Variable Rate or the Adjusted LIBOR Rate, subject, however, to the provisions of the Loan Agreement, or (ii) the Maximum Lawful Rate; provided, however, that as to any portion of the outstanding principal balance hereof that is not subject to an effective election of or conversion to the Adjusted LIBOR Rate in accordance with the terms of the Loan Agreement, interest on such portion of this Note shall accrue interest at the lesser of
(i) the Variable Rate or (ii) the Maximum Lawful Rate. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the Maximum Lawful Rate. Without notice to any Maker or any other Person, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and the Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Note and the Loan Agreement.

              (c) Agreements Concerning Pricing Election. Reference should be made to the provisions of Section 3.5 of the Loan Agreement concerning the terms, manner and agreements related to the interest rate elections available to Makers under this Note.

              (d) Principal and Interest Payments. Principal and interest hereon shall be due and payable as is provided in Article III of the Loan Agreement, which provides, in part, for quarterly payments of interest on the first (1st) day of each calendar quarter, commencing on April 1, 1997, and continuing on the first (1st) day of each January, April, July and October during the Credit Period.

              (e) Costs Due to Regulatory Changes. Makers shall indemnify Lender against and reimburse Lender for increased costs to Lender, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Advance or Alternate Currency Advance. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

              (f) Default Rate. After maturity of this Note or the occurrence of an Event of Default, the outstanding principal balance of this Note shall, at the option of the Required Lenders, bear interest at the Default Rate. Any past due principal, and to the extent permitted by law, past due interest on this Note shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations or the foreclosure of any of the Lenders' Liens, unless otherwise provided by law.

              (g) Maximum Lawful Rate Adjustments. If at any time the Applicable Rate shall be limited to the Maximum Lawful Rate, any subsequent reductions in the Applicable Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Applicable Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at the final payment of the Revolving Credit Facility, the total amount of interest paid or accrued on the Revolving Credit Facility is less than the amount of interest which would have accrued if the Applicable Rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Makers shall pay to Agent, for the ratable benefit of the Lenders, an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Applicable Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and
(b) the amount of interest actually paid on the Revolving Credit Facility.

       2. Default. The occurrence of a Default or an Event of Default, under and as defined in the Loan Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.

       3.     Remedies.

              (a) All Remedies Available. Upon the occurrence of an Event of Default, the holder hereof, acting by and through Agent in accordance with the terms of Articles IX and X of the Loan Agreement, shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any and all liens and security interests securing payment hereof, to offset against this Note any sum or sums owed by it to Maker, and to exercise any of its other rights, powers and remedies under this Note, under the Loan Agreement or any other Loan Document, or at law or in equity.

              (b) No Waiver. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

       4.     Usury Savings Provisions.

              (a) General Limitation. Notwithstanding anything herein or in any other Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate.

              (b) Intent of Parties. It is expressly stipulated and agreed to be the intent of Makers and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Makers, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Makers and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Makers), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "applicable law" as used herein shall mean the laws of the State of Texas, or DIDMCA or any other applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this paragraph shall control all agreements between Makers and Lender.

       5.     General Provisions.

              (a) Business Days. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

              (b) Manner of Payment. The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Loan Agreement, including, without limitation, Article III of the Loan Agreement.

              (c)    Prepayments.  Prepayments may be made, and as provided in
Section 3.6 of the Loan Agreement are required to be made, on this Note subject to and in accordance with Section 3.6 of the Loan Agreement.

              (d) Application of Payments. All payments made on this Note shall be applied in accordance with Sections 3.6, 3.9 and 9.10 of the Loan Agreement, as applicable. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default. Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness owing by Makers to the holder hereof in such order and manner as the Required Lenders shall deem appropriate, any instructions from Makers or anyone else to the contrary notwithstanding.

              (e) Costs of Collection. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if any Maker sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Makers agree to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

              (f) Waivers and Acknowledgments. Each Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Loan Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor;
(ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon;
(iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against any Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor;
(iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.

              (g) Amendments in Writing. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

              (h) Purpose of Proceeds. The proceeds of this Note will be used solely for business purposes and not for personal, family, household or agricultural purposes.

              (i) Notices. Any notice required or which any party desires to give under this Note shall be given and effective as provided in Section
11.2 of the Loan Agreement.

              (j) Assignments/Participations. Makers acknowledge and agree that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in the Revolving Credit Facility or transfer to any Person a participation interest in the Revolving Credit Facility, subject to and in accordance with the terms and conditions of the Loan Agreement, including Section 11.10 thereof.

              (k) Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Makers shall bind their successors and assigns and shall be for the benefit of Lender and any holder hereof, and their successors and assigns, whether so expressed or not, subject, however, to the provisions of Section 11.10 of the Loan Agreement.

              (l) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY TEXAS LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES RELATED TO ANY PART OF THE COLLATERAL, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.8 OF THE LOAN AGREEMENT OR OTHERWISE.

              (m) Time of the Essence. Time shall be of the essence in this Note with respect to all of Makers' obligations hereunder.

              (n) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.



                                                  MAKERS:
                                                  ------

                                                  AMRESCO, INC., a Delaware
                                                    corporation


                                                  By:
                                                     ---------------------------
                                                         Thomas J. Andrus,
                                                         Treasurer


                                                  (VARIOUS MAKERS)


                                                  By:
                                                       -------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                  EXHIBIT A-1


                                   TERM NOTE


$________________                 Dallas, Texas                 February 7, 1997


       FOR VALUE RECEIVED, AMRESCO, INC., a Delaware corporation, and the other parties executing this Note or hereafter added hereto as "Maker" (collectively "Makers"), hereby, jointly and severally, promise to pay to the order of _____________________________ ("Lender") in care of Agent, at its banking house in the City of Dallas, Dallas County, Texas, or at such other address in Dallas County, Texas, given to Makers by Agent, the principal sum of ____________________________ Dollars ($______________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

       This Note has been executed and delivered pursuant to the terms of that certain Second Amended and Restated Loan Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Loan Agreement") dated the date hereof, executed by and among Makers, Agent and the Lenders (which includes the payee of this Note) and is one of the notes defined therein as a "Term Note", the terms and provisions of the Loan Agreement related to this Note being incorporated herein by reference for all purposes. Each capitalized term not expressly defined herein shall have the meaning given to such term under the Loan Agreement. The terms of the Loan Agreement shall govern in the case of any inconsistency between such terms and the terms hereof.

       This Note is secured by the Collateral Assignment, the Pledge Agreements, the Security Agreement, the Mortgages, the other Security Documents and all the other Loan Documents, and all liens and security interests created or evidenced thereby. Any holder shall be entitled to all benefits and remedies and security set forth in the Loan Agreement and all the other Loan Documents.

       1.     Interest and Payment.

              (a) Maturity. The principal of this Note and all accrued but unpaid interest hereon shall be due and payable in full on the Term Facility Termination Date.

              (b) Accrual of Interest. Subject to Paragraph 1(f) below, interest on this Note shall accrue at a rate per annum equal to the lesser of
(i) at Makers' option, the Variable Rate or the Adjusted LIBOR Rate, subject, however, to the provisions of the Loan Agreement, or (ii) the Maximum Lawful Rate; provided, however, that as to any portion of the outstanding principal balance hereof that is not subject to an effective election of or conversion to the Adjusted LIBOR Rate in accordance with the terms of the Loan Agreement, interest on such portion of this Note shall accrue interest at the lesser of
(i) the Variable Rate or (ii) the Maximum Lawful Rate. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the Maximum Lawful Rate. Without notice to any Maker or any other Person, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and the Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Note and the Loan Agreement.

              (c) Agreements Concerning Pricing Election. Reference should be made to the provisions of Section 3.5 of the Loan Agreement concerning the terms, manner and agreements related to the interest rate elections available to Makers under this Note.

              (d) Principal and Interest Payments. Principal and interest hereon shall be due and payable as is provided in Article III of the Loan Agreement, which provides, in part, for quarterly payments of interest on the first (1st) day of each calendar quarter, commencing on April 1, 1997, and continuing on the first (1st) day of each January, April, July and October during the Credit Period.

              (e) Costs Due to Regulatory Changes. Makers shall indemnify Lender against and reimburse Lender for increased costs to Lender, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Portion. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

              (f) Default Rate. After maturity of this Note or the occurrence of an Event of Default, the outstanding principal balance of this Note shall, at the option of the Required Lenders, bear interest at the Default Rate. Any past due principal, and to the extent permitted by law, past due interest on this Note shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations or the foreclosure of any of the Lenders' Liens, unless otherwise provided by law.

              (g) Maximum Lawful Rate Adjustments. If at any time the Applicable Rate shall be limited to the Maximum Lawful Rate, any subsequent reductions in the Applicable Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Applicable Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at the final payment of the Term Facility, the total amount of interest paid or accrued on the Term Facility is less than the amount of interest which would have accrued if the Applicable Rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Makers shall pay to Agent, for the ratable benefit of the Lenders, an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Applicable Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid on the Term Facility.

       2. Default. The occurrence of a Default or an Event of Default, under and as defined in the Loan Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.

       3.     Remedies.

              (a) All Remedies Available. Upon the occurrence of an Event of Default, the holder hereof, acting by and through Agent in accordance with the terms of Articles IX and X of the Loan Agreement, shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any and all liens and security interests securing payment hereof, to offset against this Note any sum or sums owed by it to Maker, and to exercise any of its other rights, powers and remedies under this Note, under the Loan Agreement or any other Loan Document, or at law or in equity.

              (b) No Waiver. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

       4.     Usury Savings Provisions.

              (a) General Limitation. Notwithstanding anything herein or in any other Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate.

              (b) Intent of Parties. It is expressly stipulated and agreed to be the intent of Makers and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Makers, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Makers and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Makers), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "applicable law" as used herein shall mean the laws of the State of Texas, or DIDMCA or any other applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this paragraph shall control all agreements between Makers and Lender.

       5.     General Provisions.

              (a) Business Days. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

              (b) Manner of Payment. The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Loan Agreement, including, without limitation, Article III of the Loan Agreement.

              (c)    Prepayments.  Prepayments may be made, and as provided in
Section 3.6 of the Loan Agreement are required to be made, on this Note subject to and in accordance with Section 3.6 of the Loan Agreement.

              (d) Application of Payments. All payments made on this Note shall be applied in accordance with Sections 3.6, 3.9 and 9.10 of the Loan Agreement, as applicable. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default. Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness owing by Makers to the holder hereof in such order and manner as the Required Lenders shall deem appropriate, any instructions from Makers or anyone else to the contrary notwithstanding.

              (e) Costs of Collection. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if any Maker sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Makers agree to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

              (f) Waivers and Acknowledgments. Each Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Loan Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor;
(ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon;
(iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against any Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor;
(iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.

              (g) Amendments in Writing. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

              (h) Purpose of Proceeds. The proceeds of this Note will be used solely for business purposes and not for personal, family, household or agricultural purposes.

              (i) Notices. Any notice required or which any party desires to give under this Note shall be given and effective as provided in Section
11.2 of the Loan Agreement.

              (j) Assignments/Participations. Makers acknowledge and agree that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in the Term Facility or transfer to any Person a participation interest in the Term Facility, subject to and in accordance with the terms and conditions of the Loan Agreement, including Section 11.10 thereof.

              (k) Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Makers shall bind their successors and assigns and shall be for the benefit of Lender and any holder hereof, and their successors and assigns, whether so expressed or not, subject, however, to the provisions of Section 11.10 of the Loan Agreement.

              (l) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY TEXAS LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES RELATED TO ANY PART OF THE COLLATERAL, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.8 OF THE LOAN AGREEMENT OR OTHERWISE.

              (m) Time of the Essence. Time shall be of the essence in this Note with respect to all of Makers' obligations hereunder.

              (n) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.


                                                  MAKERS:
                                                  ------

                                                  AMRESCO, INC., a Delaware
                                                    corporation


                                                  By:
                                                     ---------------------------
                                                         Thomas J. Andrus,
                                                         Treasurer


                                                  (VARIOUS MAKERS)


                                                  By:
                                                       -------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------





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